EXHIBIT 4.3

                               SONOCO SAVINGS PLAN

















                              Amended and Restated
                            Effective January 1, 2001

                               SONOCO SAVINGS PLAN

                                  Introduction

Effective January 1, 1981, Sonoco Products Company (the "Company") adopted the Sonoco Products Company Thrift-Savings and Deferred Pay Plan (the "Thrift-Savings Plan"), a qualified profit sharing plan for its employees and for employees of its affiliated companies that adopt the Plan (the "Employers"). The Company adopted the Plan to provide for after-tax contributions by employees and for matching contributions by the Employers (35 percent of the first 6 percent of compensation deferred), in compliance with Section 401(a) of the Internal Revenue Code (the Code). The Thrift-Savings Plan was amended to permit employees to make before-tax contributions beginning January 1, 1983, in compliance with Code Sections 401(a) and (k). The Thrift-Savings Plan stopped accepting contributions as of December 31, 1989.

Effective January 1, 1983, the Company adopted the Sonoco Products Company Employee Stock Ownership Plan, a qualified profit sharing and tax credit stock ownership plan, to provide for contributions of Company Stock to employee accounts in compliance with Code Sections 401(a) and (k) and 409 (the "Paysop"). The Company stopped making contributions to the Paysop in 1986. The Paysop was amended and restated effective January 1, 1989 to reflect the transition from a tax credit employee stock ownership plan under Code Section 409 to an employee stock ownership plan under Code Section 4975(e)(7) and ERISA Section 407(d)(6) (the "ESOP") designed to invest primarily in Company Stock.

Effective January 1, 1990, the Company merged the Thrift-Savings Plan into the ESOP and amended, restated and renamed the merged Plan as the Sonoco Products Company Employees Savings and Stock Ownership Plan (the "Plan"). The accounts of employees of certain acquired companies (defined in Addendum A as Prior
Accounts) were merged into the restated Plan effective January 1, 1990. The Continental Can Company, Inc. Retirement Thrift Plan (a/k/a the "Pittsburg, California Plan") was merged into the Plan effective April 1, 1985 and its assets were transferred into the Plan in June 1991 (see Addenda E and F).

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Effective  January 1, 1994,  the Plan was  amended and  restated to  incorporate amendments made since that date, and to comply with amendments made to the Internal Revenue Code and the Employee Retirement Income Security Act by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Technical and Miscellaneous Revenue Act of 1988, the Unemployment Compensation Act of 1992, the Omnibus Budget Reconciliation Act of 1993, and Treasury Department
Regulations  issued  under  those  statutes.   Certain  amended  provisions  had
effective dates other than January 1, 1994, as stated within the various amended sections of the Plan. As of September 16, 1994, the Plan instituted daily valuations and investment elections, an interactive telephone system ("VRU"), and liberalized the loan rules.

The Crellin, Inc. Investment Plan for Salaried Employees was merged into the Plan effective December 31, 1994 (See Addendum G). Account balances of Participants employed by Moldwood Products Company were transferred from the Gulf States Paper Corporation Savings and Investment Plan into this Plan as of March 1, 1996. (See Addendum H).

Effective January 1, 1997, eligible employees of Specialty Packaging Group, Inc. became participants in the Plan. (See Addendum I). Effective October 1, 1997, the Company merged the spun-off account balances for Hamilton Hybar, Inc. employees from the Hamilton Hybar, Inc. 401(k) Profit Sharing Plan into the Plan. (See Addendum J). Also, as of October 1, 1997, eligible employees of Industrial Machine Company and Stonington Corporation became participants in the Plan. (See Addenda K and L).

As of November 1, 1997, the vesting schedule was improved, the eligibility period was shortened, the initial enrollment became automatic with a 2-percent before-tax deferral unless the employee elects a different percentage or elects not to contribute, daily enrollment and elections were permitted, investment increments were reduced to 1 percent, and unlimited ESOP diversification rights were granted at age 55.

Effective  December  31, 1997,  Sonoco  formed a joint  venture  with  Rock-Tenn
Company named RTS Packaging, LLC. As of this date, the Company agreed to transfer back to the Plan the assets and liabilities of any RTS Packaging Employee who subsequently returns to Sonoco. (See Addendum M). As of July 1, 1998, the account balances of participants employed by Injecto Mold, Inc. were transferred from the Injecto Mold, Inc. Employees Profit Sharing Plan and Trust into the Plan. (See Addendum N).

Addendum O describes the provisions that relate to Flexible Packaging, Inc. salaried and non-union hourly employees, effective as of January 1, 1999. As of this date, the Company transferred assets for these employees from the Engraph, Inc. Retirement Plus Plan into the Plan. As of April 1, 1999, eligible employees of Southern Plug and Manufacturing, Inc. became participants in the Plan. (See Addendum P.) Effective May 1, 1999, the accounts of Flexible Packaging, Inc. union hourly employees were transferred from the Engraph, Inc. Retirement Plus Plan and the Engraph Plan was merged into the Plan. (See Addendum Q.)

Account balances of certain former employees were transferred from the Crown, Cork & Seal Company, Inc. 401(k) Retirement Savings Plan and the Crown, Cork & Seal Company, Inc. Retirement Thrift Plan into the Plan as of August 19, 1999. (See Addendum R.) As of November 1, 1999, the Company merged the spun-off account balances for employees of Graphic Packaging, Inc. who were participating in the ACX Technologies, Inc. Savings and Investment Plan into the Plan. (See Addendum S.)

The Plan name was changed to the Sonoco Savings Plan, as of December 31, 1999.

Effective January 1, 2001, eligible employees of Paper Stock Dealers, Inc. became participants in the Plan and their account balances from the Paper Stock Dealers, Inc. 401(k) Profit Sharing Retirement Plan and Trust were merged into the Plan. (See Addendum T.) Effective April 30, 2001, eligible employees of Power Packaging, Inc. became participants in the Plan. (See Addendum U.)

The Plan has been operated in full compliance with all applicable laws in effect from time to time and has not relied on good-faith compliance for any period.

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The ESOP component of the Plan is designed to invest  primarily in Company Stock and thereby provide participants with beneficial ownership of Company Stock. A secondary purpose of the ESOP component of the Plan is to serve as a potential means of corporate finance. The Company has the option of using the Plan to meet its general financing requirements, including capital growth and transfers in the ownership of Company Stock. The Plan may receive loans and other extensions of credit to finance the acquisition of Company Stock.

Although the Plan has a separate Savings Plan component and has a separate ESOP component that are subject to separate nondiscrimination and coverage tests as if the two components were separate plans, the two components constitute a single plan, held under a single trust, with all assets available to pay all benefits. As used in the Plan in provisions other than the Plan name, the term Savings Plan refers to the Savings Plan component, and the term ESOP refers to the ESOP component of the single Plan.

The Plan is now amended and restated to comply with the requirements of the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998. Except as provided in specific Sections throughout this document, this restated Plan is effective January 1, 2001.

The history of revised provisions of the Plan document is set forth in Addendum A, to the extent not included in the Addenda for specific units covered under this Plan document. The procedures for qualifying and administering domestic relations orders are set forth in Addendum B. The schedule of administrative fees as in effect from time to time is set forth in Addendum C, which may be updated as necessary to reflect changes without formal amendment. The Required Beginning Date rules are set forth in Addendum D.

The provisions that apply only to employees in the Pittsburg, California location are set forth in Addenda E and F. The provisions that apply only to Participants who were employed by Crellin, Inc. are set forth in Addendum G. The provisions that apply only to Participants who were employed by Moldwood Products Company as a subsidiary of Gulf States Paper Corporation are set forth in Addendum H.

Addendum I describes the provisions that pertain only to employees of Specialty Packaging Group, Inc. The provisions that apply only to employees of Hamilton Hybar, Inc. are set forth in Addendum J. Addendum K describes the provisions that pertain only to employees of Industrial Machine Company. The provisions that apply only to employees of Stonington Corporation are set forth in Addendum
L. The provisions that apply only to certain employees of RTS Packaging, LLC who subsequently return to the Company are set forth in Addendum M.

Addendum N outlines the provisions that apply only to employees of Injecto Mold, Inc. The provisions that apply only to salaried and non-union hourly employees of Flexible Packaging, Inc. are set forth in Addendum O. The provisions that apply only to employees of Southern Plug and Manufacturing, Inc. are set forth in Addendum P. Addendum Q describes the provisions that apply only to union hourly employees of Flexible Packaging, Inc.

The provisions impacting only employees of Crown, Cork & Seal Company, Inc. are set forth in Addendum R. Addendum S describes the provisions impacting employees of Graphic Packaging, Inc. The provisions that apply only to employees of Paper Stock Dealers, Inc. are set forth in Addendum T. Addendum U describes the provisions that apply only to eligible employees of Power Packaging, Inc.

The provisions that apply only to groups of employees that enter the Plan after the adoption date of this amended and restated document will be set forth in subsequent Addenda. The sections of the Addenda are numbered to correspond to the sections as numbered in the main document, and are prefixed by the letter that identifies the Addendum, i.e., A, B, C, etc. The Addenda are attached to the main document, and are an integral part of the Plan.

The rights of all employees who terminated employment with any adopting Employer before the respective effective dates of the various provisions of the 2001

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restatement,  and their  beneficiaries,  will be governed by the  provisions  in effect on the Employee's termination date. All other employees, and their beneficiaries, will be entitled to benefits payable under the 2001 restatement.

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                               SONOCO SAVINGS PLAN

                                Table of Contents

                                                                                                               Page

ARTICLE 1       DEFINITIONS                                                                                       1
                1.1      ACP Test                                                                                 1
                1.2      ADP Test                                                                                 1
                1.3      Accounts                                                                                 1
                         (a)   Employer Contribution Accounts                                                     1
                         (b)   Employee Contribution Accounts                                                     3
                1.4      Actual Contribution Ratio (ACR)                                                          4
                1.5      Actual Deferral Ratio (ADR)                                                              4
                1.6      Addendum                                                                                 4
                1.7      Adoption Agreement                                                                       4
                1.8      After-Tax Account                                                                        4
                1.9      After-Tax Contributions                                                                  4
                1.10     Average Contribution Percentage (ACP)                                                    4
                1.11     Average Deferral Percentage (ADP)                                                        4
                1.12     Before-Tax Account                                                                       4
                1.13     Before-Tax Contributions                                                                 5
                1.14     Beneficiary                                                                              5
                1.15     Board                                                                                    5
                1.16     Break in Service                                                                         5
                1.17     Code                                                                                     5
                1.18     Committee                                                                                5
                1.19     Company                                                                                  5
                1.20     Company Matching Account                                                                 5
                1.21     Company Stock                                                                            6
                1.22     Compensation                                                                             6
                         (a)   Contributions                                                                      6
                         (b)   Nondiscrimination Testing                                                          6
(c)                      (c)   Identifying Highly Compensated Employees and Application
                               Of Top-Heavy Rules                                                                 7
                         (d)   Compensation for Determining Limit on Annual Additions                             7
                         (e)   Statutory Limit                                                                    7
                1.23     Contributions                                                                            8
                         (a)   Employer Contributions                                                             8
                         (b)   Employee Contributions                                                             9
                         (c)   Rollover Contribution                                                             10
                1.24     Controlled Group                                                                        10
                1.25     Corrective Contributions                                                                10
                1.26     Disability                                                                              10


                                      -i-
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                1.27     Discretionary Account                                                                   10
                1.28     Discretionary Contributions                                                             10
                1.29     Dollar Limit                                                                            11
                1.30     Earliest Retirement Age                                                                 11
                1.31     Effective Date                                                                          11
                1.32     Eligibility                                                                             11
                1.33     Employee                                                                                11
                1.34     Employee Contributions                                                                  12
                1.35     Employee Contributions Accounts                                                         12
                1.36     Employer                                                                                12
                1.37     Employer Contributions                                                                  12
                1.38     Employer Contribution Accounts                                                          12
                1.39     Employment                                                                              12
                1.40     Employment Date                                                                         12
                1.41     ERISA                                                                                   13
                1.42     ESOP                                                                                    13
                1.43     ESOP Matching Account                                                                   13
                1.44     ESOP Effective Date                                                                     13
                1.45     Excess ACP Contributions                                                                13
                1.46     Excess ADP Contributions                                                                14
                1.47     Excess Deferrals                                                                        14
                1.48     Fair Market Value                                                                       14
                1.49     Five-Year Break in Service                                                              14
                1.50     HCE Group                                                                               14
                1.51     Highly Compensated Employee (HCE)                                                       14
                1.52     Investment Funds                                                                        15
                1.53     Matching Accounts                                                                       15
                1.54     Matching Contributions                                                                  15
                1.55     NHCE Group                                                                              15
                1.56     Non-highly Compensated Employee (NHCE)                                                  15
                1.57     Normal Retirement Age                                                                   15
                1.58     One-Year Break in Service                                                               16
                1.59     Participant                                                                             16
                1.60     Paysop Account                                                                          16
                1.61     Personal Identification Number (PIN)                                                    16
                1.62     Plan                                                                                    16
                1.63     Plan Administrator                                                                      16
                1.64     Plan Year                                                                               16
                1.65     Pre-1990 Matching Accounts                                                              16
                1.66     QNECs and QMACs                                                                         17
                1.67     Recordkeeper                                                                            17
                1.68     Rollover Contribution                                                                   17
                1.69     Savings Plan                                                                            17
                1.70     Spouse                                                                                  17
                1.71     Termination Date                                                                        17
                1.72     Trust (or Trust Fund)                                                                   18


                                      -ii-
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                1.73     Trustee                                                                                 18
                1.74     Valuation Date                                                                          18
                1.75     Vested Percentage                                                                       19
                1.76     Vesting Service                                                                         19
                1.77     Voice Response Unit (VRU)                                                               19
                1.78     Website                                                                                 19
                1.79     Years of Vesting Service (or Vesting Service)                                           19
                         (a)   Computation                                                                       20
                         (b)   Leaves of Absence                                                                 20
                         (c)   Employment With A Controlled Group Member                                         21
                         (d)   Employment Before a Five-Year Break in Service                                    21
                         (e)   Service Spanning                                                                  21

ARTICLE 2       ELIGIBILITY                                                                                      22
                2.1      Eligibility                                                                             22
                2.2      Participation Upon Reemployment                                                         22
                2.3      Leased Employees and Independent Contractors                                            22
                2.4      Transfer to a Controlled Group Member or Collective Bargaining Unit                     23
                2.5      Adoption of the Plan By a Controlled Group Member                                       23

ARTICLE 3       CONTRIBUTIONS                                                                                    24
                3.1      Employee Contributions                                                                  24
                         (a)   Before-Tax and/or After-Tax                                                       24
                         (b)   Make-Up Contributions After Military Leave                                        26
                         (c)   Vesting                                                                           28
                         (d)   Election to Contribute                                                            28
                3.2      Employer Contributions                                                                  29
                         (a)   Company Matching Contribution                                                     29
                         (b)   Corrective Contribution                                                           29
                         (c)   Make-Up Contributions After Military Leave                                        31
                         (d)   Discretionary Contributions                                                       31
                         (e)   Vesting                                                                           31
                         (f)   Vested Balance of Rehired Participants                                            31
                         (g)   Forfeiture                                                                        32
                         (h)   Reinstatement of Forfeitures                                                      32
                         (i)   Exclusive Benefit of Participants                                                 34
                         (j)   Contributions Limited to Tax Deductible Amounts                                   34
                         (k)   Payment to the Trustee                                                            34
                         (l)   Return of Employer Contributions                                                  34
                3.3      Rollover Contributions                                                                  35
                         (a)   Eligible Rollover Distribution                                                    35
                         (b)   Required Information                                                              35
                         (c)   Refund of Prohibited Rollovers                                                    35
                         (d)   Reliance on Participant's Representations                                         35
                3.4      Purchase and Sale of Company Stock                                                      36



                                      -iii-
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ARTICLE 4       ALLOCATIONS                                                                                      36
                4.1      Adjustments to Account Balances                                                         36
                         (a)   Regular Valuation Dates                                                           36
                         (b)   Recordkeeping Fees                                                                36
                         (c)   Dividends                                                                         36
                         (d)   Valuations Binding                                                                37
                         (e)   Statement of Account Balances                                                     37
                         (f)   Correction of Mistakes                                                            37
                4.2      Investment Elections                                                                    38
                         (a)   Investment Funds                                                                  38
                         (b)   Liquidity                                                                         39
                         (c)   Participant Elections                                                             39
                         (d)   Diversification Elections                                                         41
                         (e)   Reinvestment of Earnings                                                          41
                         (f)   Investment Expenses                                                               41
                         (g)   Special Election Rules                                                            41
                4.3      Voting Rights                                                                           41
                4.4      Tender Offers                                                                           42

ARTICLE 5       IN-SERVICE WITHDRAWALS                                                                           43
                5.1      General Rules                                                                           43
                         (a)   Restrictions on Withdrawals from
                               Employer Contribution Accounts                                                    43
                         (b)   Available Amount                                                                  43
                         (c)   Order of Withdrawal from Accounts                                                 43
                         (d)   Pro Rata Withdrawals from Investment Funds                                        43
                         (e)   Frequency of Withdrawal                                                           44
                         (f)   Withdrawal Fee                                                                    44
                5.2      In-service Withdrawal from After-Tax Account                                            44
                5.3      In-service Withdrawal After Age 59 1/2                                                  44
                5.4      Required In-service Withdrawal After Age 70 1/2                                         45
                5.5      Hardship Withdrawals                                                                    45
                         (a)   Available Amount                                                                  45
                         (b)   Order of Withdrawal                                                               45
                         (c)   Immediate and Heavy Financial Need                                                45
                         (d)   Withdrawal Necessary to Meet Need                                                 46
                         (e)   Nondiscrimination                                                                 47
                         (f)   Reliance on Participant's Representations                                         47
                5.6      Loans                                                                                   47
                         (a)   Application and Eligibility                                                       48
                         (b)   Loan Origination Fee and Annual Fee                                               48
                         (c)   Frequency of Loans                                                                48
                         (d)   Available Amount                                                                  48
                         (e)   Order of Withdrawal from Accounts                                                 48



                                      -iv-
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                         (f)   Interest                                                                          49
                         (g)   Investment of Account Balances                                                    49
                         (h)   Security                                                                          49
                         (i)   Term                                                                              49
                         (j)   Repayment                                                                         50
                         (k)   Nonpayment                                                                        50
                         (l)   Suspension of Repayments During Military Leave                                    51

ARTICLE 6       POST-EMPLOYMENT DISTRIBUTIONS                                                                    51
                6.1      Payment Events                                                                          51
                         (a)   Participant's Termination of Employment                                           51
                         (b)   Participant's Death                                                               51
                6.2      Amount, Form and Timing of Payment                                                      51
                         (a)   Application for Payment                                                           52
                         (b)   Time of Payment                                                                   52
                         (c)   Amount and Forms of Payment                                                       52
                         (d)   Automatic Cash-Out                                                                53
                         (e)   Constructive Cash-Out                                                             53
                         (f)   Medium of Payment                                                                 53
                         (g)   Distribution Fee                                                                  54
                         (h)   Order of Payment from Accounts                                                    54
                         (i)   Investment Elections During Installment Period                                    54
                6.3      Required Distribution Rules                                                             54
                         (a)   General Rule                                                                      54
                         (b)   Participant's Required Beginning Date                                             55
                         (c)   Participant's Death Before Required Beginning Date                                55
                         (d)   Participant's Death After Required Beginning Date                                 55
                         (e)   Compliance with Code Section 401(a)(9)                                            56
                6.4      Designation of and Payment to Beneficiaries                                             56
                         (a)   Procedure                                                                         56
                         (b)   Waiver of Spouse's Rights                                                         57
                         (c)   Payment to Minor or Incompetent Beneficiaries                                     57
                         (d)   Judicial Determination                                                            57
                6.5      Payment to the Participant's Representative                                             58
                6.6      Unclaimed Benefits                                                                      58




                                      -v-
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ARTICLE 7       LIMITATIONS ON CONTRIBUTIONS                                                                     58
                7.1      Excess Deferrals                                                                        58
                         (a)   Time of Distribution                                                              59
                         (b)   Reporting Form                                                                    59
                         (c)   Order of Distributions                                                            59
                         (d)   Inclusion in ADP Test                                                             59
                         (e)   Inclusion in Annual Addition                                                      60
                         (f)   Determination of Earnings                                                         60
                7.2      Nondiscrimination Tests                                                                 60
                         (a)   ADP Test                                                                          61
                         (b)   ACP Test                                                                          62
                         (c)   Multiple Use Prohibited                                                           64
                         (d)   Multiple-Use Test                                                                 64
                         (e)   Correction of Excess ADP Contributions
                               and Excess ACP Contributions                                                      64
                         (f)   Excess Annual Addition                                                            66
                7.3      Code Section 415 Limitation                                                             66
                         (a)   Applicable Definitions                                                            66
                         (b)   Excess Annual Additions                                                           68
                         (c)   Combining of Plans                                                                68
                         (d)   Compliance With Code Section 415                                                  69
                7.4      Top-Heavy Rules                                                                         69

ARTICLE 8       AMENDMENT, TERMINATION AND MERGER                                                                70
                8.1      Amendment                                                                               70
                         (a)   Procedure                                                                         70
                         (b)   Prohibited Amendments                                                             70
                         (c)   Limited to Active Participants                                                    71
                         (d)   Administrative Changes Without Plan Amendments                                    71
                8.2      Termination of the Plan                                                                 71
                         (a)   Right to Terminate                                                                71
                         (b)   Full Vesting                                                                      71
                         (c)   Provision for Benefits Upon Plan Termination                                      72
                8.3      Plan Merger, Transfer of Plan Assets and Liabilities, Acceptance
                         Of Transfers                                                                            73
                8.4      Distribution on Termination and Partial Termination                                     73
                8.5      Notice of Amendment, Termination or Partial Termination                                 74

ARTICLE 9       ADMINISTRATION                                                                                   74
                9.1      Delegation of Authority                                                                 74
                9.2      Allocation of Fiduciary Responsibilities                                                74
                         (a)   The Board                                                                         74
                         (b)   The Company and the Employers                                                     75
                         (c)   The Committee                                                                     75
                         (d)   The Investment Council                                                            78


                                      -vi-
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                         (e)   The Trustee(s)                                                                    81
                9.3      Expenses                                                                                82
                9.4      Indemnification                                                                         82
                9.5      Claims Procedure                                                                        82
                         (a)   Application for Benefits                                                          82
                         (b)   Decision on Claim                                                                 82
                         (c)   Appeal                                                                            83

ARTICLE 10      MISCELLANEOUS                                                                                    83
                10.1     Headings                                                                                83
                10.2     Construction                                                                            84
                10.3     Qualification for Continued Tax-Exempt Status                                           84
                10.4     Non-alienation                                                                          84
                10.5     No Employment Rights                                                                    84
                10.6     No Enlargement of Rights                                                                85
                10.7     Direct Rollover                                                                         85
                         (a) General Rule                                                                        85
                         (b) Definitions                                                                         85
                10.8     Withholding for Taxes                                                                   87
                10.9     Notices                                                                                 87
                10.10    Evidence                                                                                87
                10.11    Action by Employers                                                                     87
                10.12    Plan Not Contract of Employment                                                         87
                10.13    Absence of Guaranty                                                                     88
                10.14    Company's Decision Final                                                                88

ADDENDUM A      History of Revised Plan Provisions

ADDENDUM B      Qualified Domestic Relations Orders

ADDENDUM C      Schedule of Administrative Fees

ADDENDUM D      Required Beginning Date Rules

ADDENDUM E      Sonoco  Fibre  Drum,  Pittsburg,  California,  Freight  Checkers
                Union, Clerical Employees and Helpers Union

ADDENDUM F      Sonoco   Fibre  Drum,   Pittsburg,   California,   International
                Association of Machinists, AFL-CIO

ADDENDUM G      Crellin, Inc.

ADDENDUM H      Moldwood Products Company

ADDENDUM I      Specialty Packaging Group, Inc.



                                      -vii-
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ADDENDUM J      Hamilton Hybar, Inc.

ADDENDUM K      Industrial Machine Company

ADDENDUM L      Stonington Corporation

ADDENDUM M      RTS Packaging, LLC

ADDENDUM N      Injecto Mold, Inc.

ADDENDUM O      Flexible Packaging, Inc. Salaried and Non-Union Hourly Employees

ADDENDUM P      Southern Plug and Manufacturing, Inc.

ADDENDUM Q      Flexible Packaging, Inc. Union Hourly Employees

ADDENDUM R      Crown, Cork & Seal Company, Inc.

ADDENDUM S      Graphic Packaging, Inc.

ADDENDUM T      Paper Stock Dealers, Inc.

ADDENDUM U      Power Packaging, Inc.

                                    ARTICLE 1
                                   Definitions

As used in the Plan, the following words and phrases and any derivatives thereof will have the meanings set forth below unless the context clearly indicates otherwise. Definitions of other words and phrases are set forth throughout the Plan. Section references indicate sections of the Plan unless otherwise stated. The masculine pronoun includes the feminine, and the singular number includes the plural and the plural the singular, whenever applicable.

1.1  ACP Test. See Subsection 7.2(b).

1.2  ADP Test. See Subsection 7.2(a).

1.3  Accounts   means  the  records  the  Committee   maintains  to  record  the
     Contributions and attributable gains/losses/expenses allocated to each Participant.

     (a) Employer Contribution Accounts means one or more of the following five Employer Contribution Accounts, which will be funded from the Employers' general treasuries. Effective as of January 1, 2001, each Participant may elect to diversify all or a portion of the investment of his Employer Contribution Accounts that were previously made in Company Stock into other investment funds, under Subsection 4.2(d). Prior to January 1, 2001, a Participant had to wait until he reached age 55 before he could elect to diversify his Employer Contribution Account balances.

          (1) ESOP Matching Account meant the Account to record Matching Contributions for each pay period, beginning January 1, 1990, which (A) were made in Company Stock under the ESOP before 2001,
               (B) were subject to the vesting schedule set forth in Subsection 3.2(e), and (C) cannot be withdrawn or borrowed before the Termination Date. As of the date of this restatement, this Account is converted to the Company Matching Account described in
               Section 1.3(a)(5). Effective
               as of January 1, 2001, Matching Contributions will no longer by made in Company Stock but will instead follow the investment direction of Participant elections.

          (2) Discretionary Account means the Account to record the Employer's Discretionary Contributions, which either (A) will be made in cash or in Company Stock for any Plan Year as the Committee determines to be necessary to avoid violating the ADP Test and/or the ACP Test for the ESOP and/or Savings Plan portion of the Plan (QNECs and/or QMACs), and which will be fully vested when made, or (B) will be made in amounts and for Plan Years authorized by the Board and allocated among the Discretionary Accounts of all Participants who are in Employment as of the last day of the Plan Year, as a percentage of their Compensation for the Plan Year, regardless of whether they made Employee Contributions for the Plan Year. Discretionary Contributions will be fully vested when made, and cannot be withdrawn or borrowed before the Termination Date.

          (3) PAYSOP Account means the Account to record Employer Contributions that were made in Company Stock to the tax credit ESOP portion of the Plan before 1989, which are fully vested, and which may be withdrawn during Employment only for a hardship under Section 5.5.

          (4) Pre-1990 Matching Account means the Account to record Employer Matching Contributions made in cash to the Savings Plan portion of the Plan before 1990 (35 percent of the first 6 percent of Compensation deferred), which were subject to the Plan's vesting schedule, and which cannot be withdrawn before the Termination Date, but may be borrowed during Employment under Section 5.6.

          (5) Company Matching Account means the Account to record Matching Contributions for each pay period, beginning January 1, 2001, which (A) will be made in cash, (B) will be subject to the vesting schedule set forth in Subsection 3.2(e), (C) will follow the investment direction for Participant elections, and (D) cannot be withdrawn or borrowed before the Termination Date.

     (b) Employee Contribution Accounts means any of the following three Employee Contribution Accounts, which will be funded by the Participant's own Contributions that he elects to make each year as After-Tax, Before-Tax, or Rollover. Amounts contributed by the Participant on a Before-Tax or After-Tax basis are subject to a combined contribution limit of 16 percent of Compensation for each Plan Year (or 20 percent of Compensation for Plan Years beginning after December 31, 2001. Amounts allocated to the Employee Contributions Accounts shall be fully vested when made, and can be withdrawn or borrowed during Employment under Article 5, except as provided below.

          (1) After-Tax Account means an Account to record (A) the amounts that the Participant contributes to the Plan as his After-Tax Contributions under Section 3.1, between 1 percent and 16 percent (or, for Plan Years beginning after December 31, 2001, between 1 and 20 percent) of his Compensation (reduced by the percentage of Compensation contributed as Before-Tax Contributions); and (B) Prior Plan Accounts as described in Addendum A (which are treated as after-tax or before-tax as applicable even though they are in the After-Tax Account).

          (2) Before-Tax Account means an Account to record the amounts a Participant contributes to the Plan as Before-Tax Contributions under Section 3.1, between 1 percent and 16 percent (or, for Plan Years beginning after December 31, 2001, between 1 percent and 20 percent) of his Compensation (reduced by the percentage of Compensation contributed as After-Tax Contributions). Earnings allocated to the Before-Tax Account after 1988 cannot be withdrawn for hardship.

          (3) Rollover Contribution Account means an Account to record the amounts a Participant transfers to this Plan from another qualified retirement plan or individual retirement account or plan, under Section 3.3.

1.4  Actual Contribution Ratio (ACR). See Subsection 7.2(b)(1).

1.5  Actual Deferral Ratio (ADR). See Subsection 7.2(a)(1).

1.6 Addendum. The provisions of the Plan as applied to any Employer or any group of Employees of any Employer may be modified or supplemented from time to time by the Company by the adoption of one or more Addenda. Each Addendum will form a part of the Plan as of the Addendum's effective date. In the event of any inconsistency between an Addendum and the Plan document, the terms of the Addendum will govern.

1.7 Adoption Agreement means the document by which an Employer adopts the Plan and which specifies any provisions that apply only to its Employees.

1.8  After-Tax Account. See Subsection 1.3(b)(1).

1.9  After-Tax Contributions. See Subsection 1.23(b)(1).

1.10 Average Contribution Percentage (ACP). See Subsection 7.2(b)(2).

1.11 Average Deferral Percentage (ADP). See Subsection 7.2(a)(2).

1.12 Before-Tax Account. See Subsection 1.3(b)(2).

1.13 Before-Tax Contributions. See Subsection 1.23(b)(2).

1.14 Beneficiary means the person(s) or entity(s) named by the Participant under
     Section 6.4 to receive any Account balances remaining in the Plan after his death. The surviving Spouse will be the primary Beneficiary unless the Spouse has waived that right under Subsection 6.4(b). The Beneficiary will have the right to make investment elections under Section 4.2, to make loans under Section 5.6, and to elect timing and form of payment under
     Section 6.2. Each alternate payee named in a qualified domestic relations order is a Beneficiary for purposes of the awarded amount.

1.15 Board means the Board of Directors of the Company.

1.16 Break in Service. See Section 1.49. One-Year Break in Service. See Section 1.58.

1.17 Code means the Internal Revenue Code of 1986 as amended from time to time, and regulations and rulings issued under the Code.

1.18 Committee means the Benefits Committee, which will serve as the Plan Administrator (as that term is defined in Section 3(16)(A) of ERISA), and will have primary responsibility for administering the Plan under Article 9.

1.19 Company means Sonoco Products Company, a corporation organized and existing under the laws of the State of South Carolina, or its successor or assign that adopts the Plan. The authority to control and manage the non-investment operations of the Plan is vested in the Company, to the extent the Company has not delegated all or any part of its responsibilities and powers to the Committee. Any such allocation or delegation may be revoked at any time.

1.20 Company Matching Account. See Subsection 1.3(a)(5).

1.21 Company Stock means common stock of the Company that is readily tradable on an established securities market. Company Stock may include treasury shares and noncallable preferred stock that is convertible into common stock at any time and at a reasonable price. Preferred stock will be treated as noncallable if there is a reasonable opportunity for conversion after a call. All shares of preferred stock will have voting rights equal to the stock into which they can be converted.

1.22 Compensation. Compensation will have the following meanings for the following purposes, and is intended to be a safe-harbor definition under Code Section 414(s).

     (a) Contributions. For purposes of determining the percentages that each Participant can contribute, Compensation is the taxable earnings paid by the Employer to the Participant and reported on his Form W2 for the calendar year, plus amounts deferred under Code Sections 401(k) and 125 pursuant to the Participant's salary reduction agreement, and excluding (1) bonuses, vacation pay and other payments made after the calendar year in which the Termination Date occurs, (2) severance pay,
          (3) reimbursement for moving expenses, (4) reimbursement for educational expenses, (5) automobile allowance, (6) tax counsel allowance, (7) compensation related to the exercise of stock option grants or to any other stock related compensation program, (8)
          expatriate-related expenses, (9) any form of imputed income, (10) Employer Contributions to this Plan and to any other benefit plan, and
          (11) in-service payments and all other benefits provided under this Plan or under any deferred compensation plan or other benefit plan. Compensation for the Participant who enters the Plan after the beginning of a Plan Year will include only amounts earned after he enters the Plan.

     (b) Nondiscrimination Testing. For purposes of (1) the ADP Test and the ACP Test, Compensation for any Plan Year means a Member's compensation in any manner that satisfies the requirements of Code Section 414(s).

     (c) Identifying Highly Compensated Employees and Application of Top-Heavy Rules. For purposes of identifying Highly Compensated Employees under
          Section 1.51, and for purposes of applying the top-heavy requirements described in Section 7.4, for Plan Years beginning before January 1, 1998, Compensation means "compensation" as defined under Code Section 415(c)(3), increased by amounts contributed on the Employee's behalf by the Company or any Controlled Group member under Code Section 125 or 401(k). For purposes of identifying Highly Compensated Employees under Section 1.51 for Plan Years beginning on and after January 1, 1998, Compensation means "compensation" as defined under Code Section 415(c)(3).

     (d) Compensation for Determining Limit on Annual Additions. For purposes of calculating limits on annual additions under Section 7.3, Compensation means a Participant's wages, tips, and other compensation which are required to be reported on a Federal Wage and Tax Statement (Form W2). However, effective for Plan Years beginning on and after January 1, 1998, Compensation under this subsection (d) shall also include a Participant's salary reduction contributions made during the Plan Year under any plan or program maintained by the Company or a Controlled Group member under Code Section 125, 132(f)(4), or 401(k).

     (e) Statutory Limit. The Compensation of each Participant taken into account under the Plan for any Plan Year beginning before January 1, 2002 shall not exceed $150,000 (or such higher amount determined by the Secretary of the Treasury under Code Section 401(a)(17)). The Compensation of each Participant taken into account under the Plan for any Plan Year beginning after December 31, 2001 shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).

1.23 Contributions.  The Trustee will accept the following  Contributions to the
     Plan:

     (a) Employer Contributions means the total of each Participant's allocations of the following Contributions for the Plan Year. The Employers contribute cash to fund the Matching Contribution, and may contribute cash, shares of Company Stock, or cash to purchase Company Stock to fund any Discretionary and Corrective Contributions.

          (1) Matching Contributions made through December 31, 2001 means cash contributed by the Employer for each payroll period, equal in value to 50 percent of the first 6 percent of Employee Contributions made by each Participant for each payroll period, as Before-Tax Contributions and/or as After-Tax Contributions. Effective January 1, 2002, Matching Contributions will be made in cash in accordance with the safe harbor provisions under Code Sections 401(k)(12)(B) and 401(m)(11) that provide for a 100% match on the first 3% of Compensation contributed by the Participant as Before-Tax Contributions for each payroll period, plus a 50% match on the next 2% of Compensation contributed by the Participant as Before-Tax Contributions for each payroll period. No Matching Contributions will be made on After-Tax Contributions for any Plan Year after December 31, 2001.

          (2) Discretionary Contributions means cash and/or Company Stock contributed for any Plan Year for which the Board authorizes such Contributions, which are allocated among the Discretionary Accounts of all Participants who are in Employment as of the last day of the Plan Year, as a percentage of their Compensation for the Plan Year, regardless of whether they made Employee Contributions for the Plan Year.

          (3)  Corrective   Contributions   means  cash  and/or   Company  Stock
               contributed for any Plan Year in the amount that the

               Committee determines to be necessary to avoid violating the ADP Test and/or the ACP Test for the ESOP and/or the Savings Plan portions of the Plan, which will be allocated among Discretionary Accounts of selected Participants, as determined by the Committee under Subsection 3.2(b) (QNECs and/or QMACs).

     (b) Employee Contributions means the amounts that each Participant elects to contribute on an After-Tax and/or Before-Tax basis under Section 3.1, subject to the aggregate limit of 16 percent (or 20 percent for Plan Years beginning after December 31, 2000) of Compensation for each Plan Year. The Participant in the HCE Group who has his Contributions limited under Article 7 may have a resulting fractional percentage.

          (1) After-Tax Contributions means an amount equal to a whole percentage not less than 1 percent nor greater than 16 percent (or, for Plan Years beginning after December 31, 2001, not less than 1 percent nor greater than 20 percent) of the Participant's Compensation for the Plan Year, reduced by the percentage of Compensation contributed by the Participant for the Plan Year as Before-Tax Contributions, which he elects to contribute on an after-tax basis.

          (2) Before-Tax Contributions means an amount equal to a whole percentage not less than 1 percent nor greater than 16 percent (or, for Plan Years beginning after December 31, 2001, not less than 1 percent nor greater than 20 percent) of the Participant's Compensation for the Plan Year, reduced by the percentage of Compensation contributed by the Participant for the Plan Year as After-Tax Contributions, which he elects to contribute on a before-tax basis.

     (c) Rollover Contribution means an amount transferred to this Plan from another qualified retirement plan or individual retirement account or plan, under Section 3.3.

1.24 Control Group means the Company and

     (a) any corporation while it is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as the Company;

     (b) any other trade or business (whether or not incorporated) while it is under common control with the Company within the meaning of Code
          Section 414(c);

     (c) any organization while it (along with the Company) is a member of an affiliated service group (within the meaning of Code Section 414(m); and

     (d) any other entity while it is required to be aggregated with the Company under Code Section 414(o).

1.25 Corrective Contributions. See Subsection 1.23(a)(3).

1.26 Disability means a physical or mental impairment incurred while the Participant is in active Employment, which permanently disables him from engaging in substantial gainful employment, and which qualifies him to receive either (a) benefits under Sonoco's Long-Term Disability Plan, (b) Social Security disability benefits, or (c) Workers' Compensation disability benefits due to an occupational illness or injury. The impairment must not have occurred because of the Participant's involvement in military service, war or similar hostilities, insurrection, rebellion, revolution, felony, or employment with another employer. The term Disabled Participant refers to the Participant who has incurred a Disability.

1.27 Discretionary Account. See Subsection 1.3(a)(2).

1.28 Discretionary Contributions. See Subsection 1.23(a)(2).

1.29 Dollar Limit means the annual limitation on Before-Tax Contributions determined for each Plan Year under Code Section 402(g).

1.30 Earliest Retirement Age means, for a Participant who is not credited with an Hour of Service after December 31, 2001, the Participant's 55th birthday, when he becomes fully vested in his Company Matching Contributions even if he has not completed 2 Years of Service.

1.31 Effective Date means January 1, 1981 as the original Effective Date of the Savings Plan; January 1, 1983 as the Effective Date of the ESOP; and January 1, 1990 as the Effective Date of the merger of the Savings Plan and the ESOP into this Plan, which was commonly called a KSOP, until the ESOP was converted to part of the Savings Plan on January 1, 2001. The Effective Date of this amendment and restatement is January 1, 2001, except that certain amendments are effective as of other dates stated within the affected sections.

1.32 Eligibility. Effective on and after November 1, 1997, Eligibility means the first day of the month following, or coincident with, the date when the Employee has completed 30 days of Employment, provided he works for a Controlled Group member that has adopted the Plan as of that date. The Eligibility rules prior to November 1, 1997 are described in Addendum A.

1.33 Employee means an individual (a) who is regularly employed by an Employer, and (b) who has FICA taxes withheld by an Employer. The group of eligible Employees includes those who are on approved leaves of absence included in Service under Section 1.79. The group of eligible Employees excludes (a) those individuals who are members of a bargaining unit for which coverage under this Plan is not expressly provided by a bargaining agreement between an Employer and a bargaining representative, (b) independent contractors,
     (c) leased employees within the meaning of Code Section 414(n), (d) non-U.S. citizens employed outside the United States, (e) non-resident aliens with no

     U.S. source income, and (f) individuals who are classified as temporary or seasonal employees. For purposes of identifying Highly Compensated Employees under Section 1.51, Employees will include all individuals who are regularly employed by all Controlled Group members.

     Notwithstanding any provision in this Plan to the contrary, if an individual is classified by the Company or any other entity within the Controlled Group as an independent contractor, and is later determined by a court or federal, state, or local regulatory or administrative authority to have provided services as a common law Employee, such determination shall not alter such person's exclusion from the group of Employees who are eligible to participate under this Plan.

1.34 Employee Contributions. See Subsection 1.23(b).

1.35 Employee Contributions Accounts. See Subsection 1.3(b).

1.36 Employer means the Company at each of its locations covered under this Plan, and each Controlled Group member that adopts the Plan, and each Employer's successor or assign that adopts the Plan.

1.37 Employer Contributions. See Subsection 1.23(a).

1.38 Employer Contributions Accounts. See Subsection 1.3(a).

1.39 Employment means the period during which an Employee is regularly employed by an Employer, including periods of Disability and approved leaves of absence for which Vesting Service is granted under Section 1.79.

1.40 Employment Date means the date on which an individual completes his first Hour of Service as an eligible Employee. However, for an Employee who is reemployed after incurring a One-Year Break in service or longer period of absence, Employment Date means the date on which such individual completes his first Hour of Service as an eligible Employee following such reemployment date.

1.41 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations and rulings under ERISA.

1.42 ESOP means the component of the Plan which is intended to be a stock bonus plan that qualifies as an employee stock ownership plan under Code Section 4975(e)(7). For Plan Years beginning before 2001, the ESOP shall be that portion of the Plan under which the Employers contributed Company Stock as Matching Contributions (prior to January 1, 2001) and/or Discretionary Contributions (QNECs and QMACs). For the 2001 Plan Year, the ESOP shall be comprised of all amounts attributable to Participants' Employer Contributions Accounts that are invested in the Sonoco Stock Fund. For Plan Years beginning on and after January 1, 2002, the ESOP component of this Plan shall be the portion of the Plan that is in the Sonoco Stock Fund (but not amounts that are transferred from the Sonoco Stock Fund into other Investment Funds). This ESOP component is intended to be a stock bonus plan that qualified as an employee stock ownership plan under Code Section 4975(e)(7).

1.43 ESOP Matching Account. See Subsection 1.3(a)(1).

1.44 ESOP Effective Date means January 1, 1983 for the Paysop, and January 1, 1989 for the ESOP.

1.45 Excess ACP Contributions means, for Plan Years beginning before January 1, 2002. Matching Contributions that have caused the ESOP component of the Plan to fail the ACP Test for the Plan Year, and/or After-Tax Contributions that have caused the Savings Plan component of the Plan to fail the ACP Test for the Plan Year. For Plan Years beginning after December 31, 2002, Excess ACP Contributions means After-Tax

     Contributions that cause either the ESOP component or the Savings Plan component of this Plan to fail the ACP Test for the Plan Year.

1.46 Excess ADP Contributions means Before-Tax Contributions that have caused the Savings Plan component of the Plan to fail the ADP Test for the Plan Year.

1.47 Excess Deferrals means the amount by which the total annual amount of Before-Tax Contributions that any Participant makes under this Plan, plus other "elective deferrals" (as defined under Code Section 402(g)(3)) made by the Participant for the same Plan Year, exceeds the Dollar Limit for the Plan Year. .

1.48 Fair Market Value means the closing price for shares of Company Stock traded on the New York Stock Exchange as of the date of determination. The Fair Market Value of other Plan assets is the cash value established by an independent appraiser as of the date of determination, using a reasonable method of valuation.

1.49 Five-Year  Break in  Service  means  five  consecutive  One-Year  Breaks in
     Service.

1.50 HCE Group. The entire group of Employees who are Highly Compensated Employees (HCEs) for the Plan Year.

1.51 Highly Compensated Employee (HCE) means, effective January 1, 1997, any individual who:

     (a) is a 5-percent owner (as defined in Code Section 416(i))of the Company or any Controlled Group member at any time during the current or immediately preceding Plan Year; or

     (b) had Compensation from the Company and its Controlled Group members during the 12month period immediately preceding the Plan Year in excess of $80,000 (as indexed from time to time under Code Section 414(q)(1)).

          (Notwithstanding the above, the Company may elect to treat an individual as a Highly Compensated Employee under Subsection (b) only if the Employee is also among the top-paid 20 percent of all Employees for such prior Plan Year when ranked in order of Compensation.)

          A former Employee shall be treated as a former Highly Compensated Employee if such Employee was a Highly Compensated Employee when he or she incurred a Termination of Service, or was a Highly Compensated Employee any time after reaching age 55.

1.52 Investment Funds means the various funds that are available for the investment of Accounts. The Investment Council has the discretion to add or delete any Investment Fund and to change the investment strategy or categories of permitted investments of any Investment Fund without prior notice to Employees. One of the Investment Funds, the Sonoco Stock Fund, will be invested in Company Stock and cash or cash equivalents held for liquidity purposes.

1.53 Matching Accounts means the Company Matching Account, ESOP Matching Account, and the Pre-1990 Matching Account.

1.54 Matching Contributions. See Subsection 1.23(a)(1).

1.55 NHCE Group means the entire group of Employees who are Non-Highly Compensated Employees (NHCEs) for the Plan Year.

1.56 Non-Highly Compensated Employee (NHCE) means an Employee who is not within the HCE Group for the Plan Year.

1.57 Normal Retirement Age means the Participant's 65th birthday.

1.58 One-Year Break in Service means a twelve-consecutive-month period beginning on the Employee's Termination Date and ending on each anniversary of that date, provided the Employee does not perform an Hour of Service for the Company or an Affiliate during any such twelve-month period.

1.59 Participant means an Employee participating in the Plan under Section 2.1. The term vested Participant is sometimes used to refer to the Participant whose Vested Percentage is greater than 0 percent. The term non-vested Participant is sometimes used to refer to the Participant whose Vested Percentage is 0 percent. For purposes of the ADP Test and ACP Test under
     Section 7.2, the term Participant includes eligible Employees who did not receive any allocation of Contributions for the Plan Year, including those who terminated during the Plan Year being tested.

1.60 Paysop Account. See Subsection 1.3(a)(3).

1.61 Personal Identification Number ("PIN") means the individual and unique number that is provided to each Participant for purposes of executing transactions through the VRU and Website. Any entry by a Participant of his PIN, together with his Social Security Number, will constitute his valid signature for purposes of any transaction executed through the VRU or the Website.

1.62 Plan means the Sonoco Savings Plan as amended from time to time.

1.63 Plan Administrator means the Committee.

1.64 Plan Year means the twelve--consecutive-month period beginning January 1 and ending December 31 of each year.

1.65 Pre-1990 Matching Accounts. See Subsection 1.3(a)(4).

1.66 QNECs and QMACs means Discretionary Contributions (See Subsection 1.23(a)(2)), including Qualified Nonelective Contributions (QNECs) and Qualified Matching Contributions (QMACs) made under Section 3.2(b) as necessary to prevent failing the ADP and/or ACP test for the ESOP and/or Savings Plan portion of the Plan for any Plan Year.

1.67 Recordkeeper means the entity retained from time to time to provide administrative services for the Plan, including (to the extent delegated by the Committee) but not limited to, (a) allocating Contributions, investment gains and losses, expenses and fees to Accounts, (b) processing deferral and investment elections and modifications, (c) processing in-service withdrawals and loans, (d) processing lump sum and installment payments,
     (e) performing nondiscrimination testing, and (f) maintaining the Plan's compliance with all relevant qualification requirements.

1.68 Rollover Contribution. See Subsection 1.23(c).

1.69 Savings Plan means the component of the Plan that is not the ESOP.

1.70 Spouse means the person to whom the Participant is legally married. The surviving Spouse is the person to whom the Participant is legally married on his date of death. In the event of a dispute, such status will be determined in accordance with the applicable laws of descent and distribution of the Participant's state of domicile. The surviving Spouse is sometimes referred to as a Beneficiary.

1.71 Termination Date means the earlier of (a) the date the Employee resigns, retires, is discharged or dies; or (b) the first anniversary of the beginning date of a paid or unpaid absence for any reason other than resignation, retirement, discharge, death; provided that a Termination Date will not occur prior to the end of an authorized leave of absence that is included in Vesting Service under Subsection 1.79(b). The Termination Date of the Employee who resigns, retires, is discharged or dies before the first anniversary of his absence (or the second anniversary for a parental leave) will be the date such event occurs. Vesting Service will cease on the Termination Date except as otherwise provided under Section 1.79.

1.72 Trust (or Trust Fund) means the fund or funds maintained under the trust agreement executed between the Company and the Trustee to receive and invest the amounts contributed on behalf of Participants, and from which distributions will be made.

1.73 Trustee means the individual(s) or corporation(s) appointed by the Company, pursuant to a trust agreement, to hold and manage the Trust Fund.

1.74 Valuation Date means each business day on which the New York Stock Exchange is open during each Plan Year, as of which date the Trustee will determine the Fair Market Value of the Trust Fund and of each Account, and will make allocations to Accounts as provided in Section 4.1. The Plan will use a daily valuation system, which generally will mean that Accounts will be updated each business day to reflect activity for that day, such as new contributions received by the Trustee, changes in Participants' investment elections, and changes in the unit value of the Investment Funds under the Plan. Such daily valuation is dependent upon the Plan's Recordkeeper receiving complete and accurate information from a variety of sources on a timely basis. Since events may occur that cause an interruption in this process, affecting a single Participant or a group of Participants, there will be no guarantee by the Plan that any given transaction will be processed on the anticipated day. In the event of any such interruption, any affected transaction will be processed as soon as administratively feasible and no attempt will be made to reconstruct events as they would have occurred absent the interruption, regardless of the cause, unless the Company in its sole discretion directs the Plan's Recordkeeper to do so.

1.75 Vested Percentage means the percentage of the Participant's Company Matching Account that is vested under the rules set forth in Subsection 3.2(e).

1.76 Vesting Service. See Section 1.79.

1.77 Voice Response Unit (VRU) means the interactive telephone system that the Recordkeeper will make available for Participants and Beneficiaries to use to make their deferral and investment elections and modifications, to request in-service withdrawals and loans, and to request post-Employment lump sum and installment payments. To the extent that for any reason the VRU is not available from time to time for any such use, the Recordkeeper or the Employer will provide the affected Participant or Beneficiary a written form (that has been approved by the Committee) to use to execute the desired transaction, as soon as practicable after it receives the request for such written form. As used in this Plan document, the term VRU includes such written forms to the extent applicable.

1.78 Website means the Internet Website that the Recordkeeper will make available for Participants and Beneficiaries to use to make their deferral and investment elections and modifications to those elections. To the extent that for any reason the Website is not available from time to time for any such use, the Recordkeeper or the Employer will provide the affected Participant or Beneficiary a written form (that has been approved by the Committee) to use to execute the desired transaction, as soon as practicable after it receives the request for such written form. As used in this Plan document, the term Website includes such written forms to the extent applicable.

1.79 Years of Service (or Vesting Service) means the period beginning on the Participant's Employment Date and ending on his Termination Date. Vesting Service will be determined subject to the following rules:

     (a) Computation. The Committee will compute Vesting Service in whole and partial years, by measuring months from the Employment Date, counting each month as 1/12 year, aggregating non-continuous partial months into whole 30day months, and ignoring any remaining days.

     (b) Leaves of Absence. Except as provided in this Subsection, each Participant will be credited with Vesting Service as if his status as an Employee had continued during the period of his approved leave of absence granted under his Employer's standard, uniformly-applied human resources policies, but only if he resumes active Employment promptly upon the expiration of his approved leave.

          (1) Military Leave. Each Participant will receive credit for eligibility and Vesting Service as if his active full-time Employment had continued during the period of his military duty covered under the Uniformed Services Employment and Reemployment Rights Act of 1994, if he retains statutory reemployment rights and resumes Employment within the period prescribed under Section 414(u) of the Code.

          (2) Parental Leave. Each Participant will receive credit for Vesting Service for the period of a parental leave, for a maximum of 12 months. If the Participant does not resume active Employment, the first anniversary of the date the leave began will be the Termination Date for purposes of crediting Vesting Service, but the second anniversary will be the Termination Date for purposes of determining when a Break in Service begins. The Plan will credit Vesting Service for the period between the first anniversary of the leave date and the date when the Participant resumes active Employment only if that date occurs before the second anniversary. The Termination Date of the Participant who resigns, retires, is discharged or dies before the second anniversary of the leave date will be the date such event occurs. A parental leave is an absence from active Employment by reason of pregnancy, childbirth, child adoption, and/or childcare immediately following birth or adoption. The leave will be treated as any other absence unless the Employee timely provides to the Committee all information reasonably required to establish that the absence constitutes a parental leave.

          (c) Employment With a Controlled Group Member. Each individual who transfers into covered Employee status will receive credit for Vesting Service for the period of his service with any Controlled Group member, whether or not it has adopted the Plan, beginning on the date the member becomes part of the Controlled Group, under the rules that apply to Employment under this Plan. Each individual who transfers from covered Employee status to non-covered service with a Controlled Group member will continue to receive credit for Vesting Service, under the rules that apply to Employment under this Plan. An individual who transfers into covered Employee status, after being excluded under Section 1.33 as a non-U.S. citizen employed outside the United States, or a non-resident alien with no U.S. source income, will receive credit for Vesting Service beginning on the later of his first day of service with his foreign employer, or the date when his foreign employer becomes part of the Controlled Group.

          (d) Reemployment Following a Break in Service. If a nonvested Participant is reemployed as an Employee following an earlier Termination Date, his prior Vesting Service shall be reinstated upon such reemployment date only if he returns to Employment before incurring a Five-Year Break in Service. If a vested Participant is reemployed as an Employee following an earlier Termination Date, his prior Vesting Service shall be restored without regard to the number of his One-Year Breaks in Service.

          (e) Service Spanning. If an Employee terminates Employment for any reason and resumes Employment within twelve months, the Plan will include his period of termination in his Vesting Service.

                                    ARTICLE 2
                                   Eligibility

2.1 Eligibility. Effective on and after November 1, 1997, each Employee will begin participating in the Plan as of the first day of the month following, or coincident with, the date when he has completed 30 days of Employment. See Addendum A for the rules in effect before that date.

2.2 Participation Upon Reemployment. If a former Participant is reemployed as an eligible Employee, he shall be eligible to again become a Participant as soon as practicable after the date he resumes Employment.

     If a former Employee who did not participate previously in this Plan is reemployed as an eligible Employee, he shall be eligible to become a Participant as soon as practicable after the date he resumes Employment if he (a) previously satisfied the Eligibility period described in Section 2.1 and (b) resumes Employment before incurring a Five-Year Break in Service. If a former Employee who did not participate previously in this Plan, and who is not described in the preceding sentence, is reemployed as an eligible Employee, he shall be treated as new Employee under Section 2.1.

2.3 Leased Employees and Independent Contractors. A leased employee is an individual who has performed services for an Employer on a substantially full-time basis for at least one year, under the primary direction and control of the Employer, and pursuant to an agreement between the Employer and a leasing organization. Leased employees will be treated as Employees to the extent required under Code Section 414(n) but will not be eligible to participate in this Plan. If a leased employee becomes an eligible Employee, the Plan will give him credit for vesting and eligibility for the period when he worked as a leased employee, under Sections 1.79 and 2.1 as if he had been an Employee during that period, unless (a) the leased employee was covered by a money purchase plan sponsored by the leasing organization, with 10 percent contributions and immediate participation and vesting, and (b) leased employees constitute no more than 20 percent of the Controlled Group's Non-Highly Compensated Employees. If an individual who has worked for an Employer as an independent contractor becomes a common-law employee, or if a court or administrative agency determines that an individual whom an Employer has designated as an independent contractor is in fact a common-law employee, he will not receive credit for any purpose under the Plan until the date when an Employer designates him as an eligible Employee under this Plan.

2.4 Transfer to a Controlled Group Member that is not an Employer or to a Collective Bargaining Unit. No Contributions will be made by or for the Participant who has transferred from Employment to (a) employment with a Controlled Group member that is not an Employer, (b) a position covered by a collective bargaining agreement that does not expressly provide for participation in this Plan, or (c) a position in which he is not an eligible Employee. The Participant will continue to earn Vesting Service for employment with the Controlled Group member under the rules described in Section 1.79. If the Controlled Group member maintains a similar qualified retirement plan under Code Section 401(k) and/or 4975(e)(7) that will accept a transfer of the Participant's Account balances from this Plan, the Committee may in its sole discretion direct the Trustee to transfer the Participant's Account balances to the other plan. The Trustee will execute the transfer as soon as practicable after receiving appropriate directions from the Committee.

2.5 Adoption of the Plan By a Controlled Group Member. A Controlled Group member may adopt this Plan document for one or more of its locations, by appropriate action of its board of directors or authorized officer(s) or representative(s), subject to the Committee's approval. The adopting resolution must delegate authority to the Committee and the Investment
     Council to administer the Plan and Trust, to enter into investment and funding arrangements selected by the Investment Council, to amend the Plan, and to take such other actions as they consider appropriate.

                                    ARTICLE 3
                                  Contributions

3.1  Employee Contributions.

     (a) Before-Tax and/or After-Tax. For each Plan Year, each Participant may elect the percentage of his Compensation that he wishes to defer as Before-Tax Contributions, and/or the percentage that he wishes to contribute as After-Tax Contributions, within the aggregate limitation described below in Subsection (a)(3).

          (1)  Amount.  Subject  to the  limitations  set  forth  in  Subsection
               3.1(a)(3) below and in Article 7, each Participant may make Before-Tax Contributions and/or After-Tax Contributions in an aggregate amount equal to a whole percentage not less than 1 percent nor greater than 16 percent (or, for Plan Years beginning after December 31, 2001, not less than 1 percent nor greater than 20 percent) of his Compensation for each Plan Year.

          (2) Amount Matched. Prior to January 1, 2002, the Employer shall provide Matching Contributions equal to 50 percent of the first 6 percent of each Participant's Compensation contributed for each payroll period, whether Before-Tax or After-Tax or both, unless an Addendum provides otherwise. Any Employee Contributions above 6 percent of Compensation for a payroll period will not receive Matching Contributions.

               Effective January 1, 2002, the Employer shall provide Matching Contributions for each payroll period equal to the sum of (i) 100 percent of the first 3 percent of Compensation contributed during the payroll period as a Before-Tax Contribution and (ii) 50 percent of the next 2 percent of Compensation contributed during the payroll period as Before-Tax Contributions. Any Before-Tax

               Contributions above 5 percent and any After-Tax Contributions will not receive Matching Contributions.

               Additionally, effective January 1, 2002, and subject to the limitations stated above, the Company shall provide an additional "true up" Matching Contribution for the Plan Year equal to the difference (if any) between (i) the sum of 100 percent of the first 3 percent, and 50 percent of the next 2 percent, of
               Compensation contributed on behalf of the Participant as Before-Tax Contributions for the entire Plan Year and (ii) the amount of Matching Contributions made throughout such Plan Year on a pay period by pay period basis. This "true up" Matching Contribution shall made as soon as administratively feasible following the end of each Plan Year (to be allocated to such Participant's Account as of the last day of such prior Plan
               Year). "True-up" Company Matching Contributions will be invested in the Investment Elections that are current at the time the "true-up" Company Matching Contributions are made. In no event will adjustments to the "true-up" Company Matching Contributions be made to reflect any changes in investment performance that occur prior to the date such "true-up" Company Matching Contribution is actually made.

          (3) Limitations on Amount. The amount of the Participant's Contributions may be limited for any Plan Year to avoid exceeding the Dollar Limit described in Section 7.1, the ADP Test and/or the ACP Test described in Section 7.2, and/or the annual addition limitations described in Section 7.3. The Participant in the HCE Group who has his Contributions limited under Article 7 may have a fractional percentage of his Compensation deducted for the Plan Year, instead of the whole percentages described in Subsections
               (a)(1) and (2).

          (4) Special Pay. To the extent that the payroll system fails to identify as eligible Compensation items of special pay such as those relating to changes in status (terminations, transfers, etc.) and payroll corrections, elections will not apply to such pay.

     (b)  Make up Contributions After Military Leave.

          (1) Employee Contributions. If an eligible Employee who is reemployed by his Employer following a period of "qualified military service" (as defined in Code Section 414(u)(5)), but before such Employee's reemployment rights expire under applicable federal law pertaining to veteran's reemployment rights, such Employee may elect (in a manner prescribed by the Committee) to have the Employer make Before-Tax Contributions and/or After-Tax Contributions on the Employee's behalf for the period of qualified military service. These contributions shall not exceed the maximum amount of Before-Tax and/or After-Tax Contributions that such Employer would have been permitted to make on behalf of such Employee under Code Sections 402(g), 404(a), and 415 during such Employee's period of qualified military service assuming the
               Employee:

               (A) had continued to be employed by such Employer during the period of qualified military service; and

               (B)  received Compensation from such Employer equal to:

                    (i) the Compensation the Employee would have received during this period if the Employee were not in qualified military service, based on the rate of pay the Employee would have received from the Employer but for the absence; or

                    (ii) if the  Compensation  the Employee  would have received during the period is not reasonably certain, the Employee's average Compensation from the Employer during the 12 month period immediately preceding the period of qualified military service (or, the period of employment immediately preceding the period of qualified military service, if shorter).

               Contributions made on behalf of an Employee under this Subsection
               (b) shall be made during the period, which begins on the date of reemployment. This period shall last for (i) a period that is three times the period of qualified military service or (ii) five years, whichever is shorter.

               The amount of contributions that may be made on an Employee's behalf under this Subsection (b)(1) shall be adjusted to reflect any contributions actually made by such Employee under the Plan during the period of qualified military service.

          (2) Matching Contributions. An Employer shall make Matching Contributions on the additional contributions made under Subsection (b)(1) which would have been required had such contributions actually been made during the period of qualified military service. These Matching Contributions shall not exceed the maximum amount of Matching Contributions that would have been permitted under the limitations of Code Sections 404(a) and 415 during the Employee's period of qualified military service.

          (3) Limits on Contributions. Contributions under Subsections (b)(1) and (b)(2) above shall not be subject to any otherwise applicable limitation contained in Code Section 402(g), 404(a), or 415, and shall not be taken into account in applying such limitations to other contributions or benefits under the Plan or any other plan maintained by the Company or a Controlled Group member for the Plan Year in which such contributions are made. Any such contributions shall not be taken into account, either for the Plan Year in which they are made or for the Plan Year to which they relate, for purposes of Code Sections 401(a)(4), 401(a)(26), 401(k)(3), 401(k)(11), 401(k)(12), 401(m), 410(b), and 416.

          (4) Earnings and Forfeitures. This Subsection (b) shall not be construed to require the crediting of earnings to a Participant's

               Account for any contribution before such contribution is actually made or the allocation of any forfeiture before required with respect to a Participant's period of qualified military service.

     (c) Vesting. All Employee Contributions and all earnings allocated to Employee Contribution Accounts will be fully vested at all times.

     (d) Election to Contribute. The Recordkeeper will make available an interactive telephone system for Participants to make their Contribution elections, called the Voice Response Unit (VRU), and, if available, an Internet Website. The Committee and/or Recordkeeper will confirm the elections by a Participant Identification Number (PIN). Effective November 1, 1997, Participants can make Contribution elections on any Valuation Date. The Recordkeeper will effect all elections to contribute, modify or revoke an election, as soon as administratively possible.

          (1) Initial Automatic Election. Effective November 1,1997, beginning on the date each new Participant enters the Plan under Section 2.1, the Employer will automatically deduct 2 percent of his Compensation as a Before-Tax Contribution, unless he has timely submitted an election to contribute a greater or lesser percent, or not to contribute. The Employee who does not begin contributing as of the date when he is first eligible, may elect to begin contributing as of any Valuation Date. Each election, including an initial automatic election, will remain effective until the Participant modifies or revokes his election, or ceases to be an Employee. The elected percentage will apply to increased or decreased Compensation.

          (2) Modification. The Participant who has elected to contribute a percentage of his Compensation may modify his election as of any Valuation Date by submitting a new election to have a higher or lower percentage deducted from his Compensation.

          (3) Revocation. The Participant may revoke his election to contribute as of any Valuation Date.

          (4) New Election. The Participant who has modified or revoked his election may make a new election as of any Valuation Date. Each modification or revocation will remain effective until a new election is properly made.

          (5) Committee Regulations. The Committee may from time to time establish and uniformly apply rules governing elections, including rules regarding the frequency with which elections may be modified or revoked.

3.2      Employer Contributions.

     (a) Company Matching Contribution. Except in Plan Years when the Board designates a different percentage, each Employer will make a Matching Contribution in accordance with Section 3.1(a)(2) for each payroll period during the Plan Year. Such Matching Contribution will be invested in the same Accounts and in the same percentages as elected by each Participant. In the event the Board designates a Matching Contribution other than the amounts described in Section 3.1(a)(2), the Committee will communicate the designated percentage to Employees early enough to permit them to modify their elections before the beginning of the Plan Year in which the lesser percentage takes effect. No Participant will receive a Matching Contribution for any pay period that exceeds the amounts described in Section 3.1(a)(2).

     (b) Corrective Contribution. In each Plan Year in which the Plan has Excess ADP Contributions and/or Excess ACP Contributions, the
          Committee may, in its discretion and in lieu of the refunds/distributions/forfeitures described in Subsection 7.2(e), require the affected Employer(s) to make a Corrective Contribution in the amount necessary to satisfy the ADP Test and/or ACP Test. The


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          Committee will cause each  Corrective  Contribution to be allocated by one of the following methods, and may select the group(s) of NHCEs to whom the Contributions will be allocated and the percentages allocated to each group (for example, the entire Contribution may be allocated to the lowest-paid 10 percent of NHCEs):

          (1) Qualified Matching Contributions (QMACs). The Committee may direct each affected Employer to make a Corrective Contribution to match a percentage of the Before-Tax Contributions made by certain NHCE Participants for the Plan Year, in addition to the Matching Contribution described above in Subsection (a), in the amount necessary to meet the ADP Test and/or ACP Test for the Plan Year. The Committee may direct uniform or non-uniform percentages for each selected NHCE Participant, at its discretion.

          (2) Qualified Non-elective Contributions (QNECs). The Committee may direct each affected Employer to make a Corrective Contribution in an amount equal to a percentage of the Compensation earned by selected NHCE Participants for the Plan Year, in addition to the Matching Contribution described above in Subsection (a), in the amount necessary to meet the ADP Test and/or ACP Test for the Plan Year. The Committee may direct uniform or non-uniform percentages for each selected NHCE Participant, at its discretion.

          (3) Fixed-Dollar Method. The Committee may determine the amount of the Corrective Contribution needed to satisfy the ADP Test and/or ACP Test for the Plan Year, and may allocate those dollars among selected NHCE Participants on the basis of performance or by any method selected by the Committee, in its discretion.

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     (c)  Make-Up  Contributions  After Military Leave.  Each Employer will make special Matching Contributions for each of its Participants who returns to Employment from unpaid military leave to the extent required under Subsection 3.1(b).

     (d)  Discretionary  Contributions.  The  Employers  may  make  cash  and/or
          Company Stock Contributions for any Plan Year, which are neither Matching Contributions nor QNECS nor QMACs. The Recordkeeper will allocate the Discretionary Contribution as of the last day of the Plan Year for which it is made, to each Employee who is in Employment as of that date, in proportion to the ratio that his Compensation bears to the aggregate Compensation of all Participants for the Plan Year. Each Participant will receive an allocation whether or not he has made any Employee Contributions to the Savings Plan for that Plan Year.

     (e) Vesting. For a Participant who is credited with at least one Hour of Service on or after November 1, 1997, but who does not earn any Hours of Service after December 31, 2001, the Vested Percentage in his Matching Contributions Account shall be 50 percent after the Participant completes one Year of Service and 100 percent after the Participant completes two Years of Service. However, notwithstanding the above, any such Participant's Vested Percentage shall be 100 percent if his Termination Date occurs (i) after he attains age 55; or
          (ii) on account of death or Disability. The Vested Percentage for a Participant who is credited with an Hour of Service on or after January 1, 2002 shall be 100 percent. The Participant will be fully vested in his Paysop and Discretionary Account balances at all times.

     (f) Vested Balance of Rehired Participant. If a Participant who is partially vested in his pre-2002 Company Matching Contributions terminates Employment and receives a cashout of his vested Company Matching Account balance, then resumes Employment before he has a Five-Year Break in Service and receives additional allocations, the

          Committee thereafter will determine the amount of his vested Company Matching Account balance by the following steps: (1) add the amount of the cash-out to his reinstated balance, plus any allocations after he resumed Employment; (2) apply his vested percentage (taking into account pre-Break in Service Employment) to the aggregated balance; then (3) subtract the cash-out amount. The Committee will use this method to prevent the rehired Participant from having a larger vested balance than he would have had if he had not received the cash-out. These steps will not be necessary for the Participant who has repaid his cashout.

     (g) Forfeiture. If a Participant's Vested Percentage is less than 100 percent upon his or her Termination Date, the nonvested portion of the Participant's Account shall be forfeited by the Participant as of:

          (1) the Participant's Termination Date, if the Participant's Vested Percentage is 0 percent; or

          (2) the earlier of the date on which the Participant (i) receives a complete distribution of the entire vested balance in his Accounts or (ii) incurs a Five-Year Break in Service.

               Any forfeitures under this Subsection 3,2(g) shall be used to defray reasonable administrative costs, to restore previous forfeitures to the Accounts of reemployed Participants under Subsection 3.2(h) below, and/or to reduce future contributions required by the Employer under this Section 3.2, as determined by the Committee in its sole and absolute discretion.

     (h) Reinstatement of Forfeitures. This Subsection 3.2(h) applies only to a Participant who experienced a forfeiture under Subsection 3.2(g).

          (1) Received Distribution. If a terminated Participant who receives a distribution after his Termination Date incurs a forfeiture under

               Subsection 3.2(g), and is reemployed by the Company or a Controlled Group member before incurring a Five-Year Break in Service, the portion of the Account forfeited under Subsection 3.2(g) shall be restored to the Participant's Account only if he repays to the Plan the full amount of the previous distribution. This repayment must be made within five years after the date on which the Participant resumes Employment. (Forfeitures restored under this Subsection 3.2(h)(1) shall be adjusted for gains and losses in accordance with the investment election the Participant had in effect when the forfeiture occurred, provided such Participant (i) had a Vested Percentage greater than 0 percent and (ii) received a distribution that was less than his entire vested balance. Otherwise, the forfeitures shall be restored without adjustment for earnings.)

          (2) No Distribution. If a terminated Participant who does not receive a distribution after his Termination Date incurs a forfeiture under Subsection 3.2(g), and is reemployed by the Company or a Controlled Group member before incurring a Five-Year Break in Service, the portion of the Account forfeited under Subsection 3.2(g) shall be restored when the Participant resumes Employment. (Forfeitures restored under this Subsection 3.2(h)(1) shall be adjusted for gains and losses in accordance with the investment election the Participant had in effect when the forfeiture occurred, provided such Participant (i) had a Vested Percentage greater than 0 percent and (ii) received a distribution that was less than his entire vested balance. Otherwise, the forfeitures shall be restored without adjustment for earnings.)

          (3) Five-Year Break. If a terminated Participant is not reemployed by the Company or a Controlled Group member before incurring a Five-Year Break in Service, amounts forfeited under Subsection 3.2(g) shall not be restored to the Participant's Account under any circumstances.

     (i) Exclusive Benefit of Participants. All Employer Contributions will be irrevocable when made and will not revert to the Employers, except as provided in Subsection (l) below. All Employer Contributions and attributable earnings will be used for the exclusive benefit of Participants and their Beneficiaries and for paying the reasonable expenses of administering the Plan.

     (j) Contributions Limited to Tax Deductible Amounts. Notwithstanding any provision in this Plan to the contrary, in no event shall an Employer make Before-Tax Contributions or Employer Contributions in any Plan Year that are greater than the maximum amount that is currently deductible under Code Section 404 for such Plan Year. Contributions in excess of this limit shall be returned to the Employers in accordance with Subsection 3.2(l) below.

     (k) Payment to the Trustee. Each Employer will transfer to the Trustee, within 15 business days after the end of each month, the Employee Contributions withheld for all of its Participants during the payroll periods ending in that month. Each Employer will transfer its Employer Contributions to the Trustee as soon as practicable after they are made, but no later than the extended due date of the Employer's federal income tax return for the fiscal year that ends in the Plan Year for which the Contribution is made.

     (l)  Return  of  Employer  Contributions.  Employer  Contributions  will be
          returned   to   the   affected   Employer(s)   under   the   following
          circumstances:

          (1) Mistake of Fact. Employer Contributions made by a mistake of fact will be returned to the affected Employer(s), reduced by the amount of any losses thereon, within one year after the date of payment.

          (2) Nondeductible. All Employer Contributions are conditioned upon their deductibility under Code Section 404 and will be returned to the affected Employer(s), to the extent disallowed and reduced by the amount of any losses thereon, within one year after any such disallowance.

3.3  Rollover Contributions.

     (a)  Eligible  Rollover  Distribution.  An Employee  may  contribute  under
          Section 3.3 (or elect the direct transfer of) cash amounts attributable to an eligible rollover distribution under Code Section 402(c), 403(a)(4), or 408(d)(3). These amounts, which may be contributed before the Employee satisfies the Eligibility period under
          Section 2.1, shall be allocated to the Employee's Rollover Contributions Account. Effective January 1, 2002, the reference to Code Section 402(c) shall be treated as referring to Code Section 402(c) as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001 (including, but not limited to, the provisions that permit the rollover or direct transfer of after-tax contributions).

     (b) Required Information. The Committee will adopt such procedures, and may require such information from the Employee who desires to make a Rollover Contribution, as it considers necessary to determine whether the proposed rollover or direct plan transfer will meet the requirements of this Section. Upon approval by the Committee, the Rollover Contributions will be deposited in the Trust Fund and will be credited to the Employee's Rollover Contribution Account.

     (c) Refund of Prohibited Rollovers. In the event the Committee discovers that a Participant has made a Rollover Contribution to the Plan that fails to comply with this Section, the Committee will refund the Contribution and all earnings attributable to it as soon as practicable.

     (d) Reliance on Participant's Representations. The Committee will rely in good faith on the representations made by the eligible Employee in his application to make a Rollover Contribution and will not be held accountable for any misrepresentation of which it did not have actual knowledge.

3.4 Purchase and Sale of Company Stock. Pursuant to directions from the Committee, the Trustee may purchase Company Stock from any source, but may not pay more than Fair Market Value for any share. The Trustee may purchase outstanding shares, newly issued shares, or treasury shares. To the extent that the Trustee needs to obtain cash for distributions under Article 5, the Trustee may sell Company Stock on the New York Stock Exchange or to any Employer.

                                    ARTICLE 4
                                   Allocations

4.1      Adjustments to Account Balances.

     (a) Regular Valuation Dates. As of each Valuation Date, the Trustee will determine the Fair Market Value of the Trust Fund and the value of each Participant Account. As soon as practicable after the Recordkeeper receives the Employer's payroll data and other relevant records, the Trustee will adjust each Participant's Account balances to reflect his allocations of Contributions, payments from his Accounts, investment gains or losses, and expenses.

     (b) Recordkeeping Fee. The Recordkeeper will deduct a recordkeeping fee in the amount set forth in the Schedule of Administrative Fees under Addendum C as in effect from time to time, pro rata from each of the Participant's Accounts and from the investment funds in which his Accounts are invested.

     (c) Dividends. If the Company Stock has been allocated to Participant Accounts, the Committee will allocate cash and/or whole and fractional shares of Company Stock to such Accounts having a Fair Market Value equal to the dividends issued on that Company Stock.

          Effective January 1, 2002, the Committee may establish procedures that will permit the Participant (or Beneficiary) to elect, with respect to dividends paid after January 1, 2001 on shares of Company Stock held in the ESOP and that are allocated to the Participant's Account, to have such dividends (a) either (i) paid directly to the Participant (or Beneficiary) in cash or (ii) paid to the Plan and then distributed to the Participant (or Beneficiary) in cash not later than 90 days after the close of the Plan Year in which such dividends were paid to the Plan, or (b) paid to Participant's Account and reinvested in Company Stock.

     (d) Valuations Binding. In determining the value of the Trust Fund and each individual Account, the Trustee and the Committee will exercise their best judgment and all determinations of value will be binding upon all Participants and their Beneficiaries.

     (e) Statement of Account Balances. As soon as practicable after the end of each calendar quarter, the Committee will provide to each Participant and Beneficiary for whom an Account is maintained a statement showing all allocations to, and distributions and withdrawals from, each of his Accounts, and the current value of each of his Accounts. For any Plan Year, the Committee may provide statements more frequently than quarterly.

     (f) Correction of Mistakes. In the event the Committee discovers that a mistake has been made in an allocation to or distribution from any Participant's Account balance, or any other mistake that affects an Account balance, it will correct the mistake as soon as practicable. If an overpayment has been made, the Committee will seek cash reimbursement. If an underpayment has been made, the Committee will pay the amount of the underpayment in a single sum. The Committee will treat any other addition to the Account as an expense of the Plan, and will treat any other subtraction from the Account as a forfeiture and will use it to reduce the affected Employer's Matching Contributions for the same or the next Plan Year. To the extent necessary to correct errors in allocations that result from Contributions, including Contributions that would have been made except for the error, the Committee will permit or require adjustments to the Contributions otherwise described in the Plan, including make-up Contributions, accelerated Contributions, suspensions of Contributions, and similar adjustments. If a Participant timely makes an election for Employee Contributions under Section 3.1 to be effective in a stated payroll period, but the Committee is unable to effect the election until the following payroll period, the Committee will treat the Contribution as if it had been made in the stated payroll period, but will allocate earnings to the Contribution only from the date when it is actually made. The Committee will correct all other administrative errors in the manner that it considers appropriate under the circumstances. However, if the Committee determines that the burden or expense of seeking recovery of any overpayment or correcting any other mistake (except corrections that are necessary to make a Participant or Beneficiary whole) would be greater than is warranted under the circumstances, it may in its discretion forego recovery or other correction efforts. If a mistake in any communication creates a risk of loss to any Participant or Beneficiary, the Committee will take reasonable steps to mitigate such risk, such as making de minimus variances from Plan provisions (including but not limited to medium and timing of payment), to the extent any such variance would comply with applicable qualification requirements if it were set forth in a written provision of the Plan.

4.2  Investment Elections.

     (a) Investment Funds. From time to time, the Committee will direct the Trustee to maintain one or more Investment Funds for the investment of Accounts, as elected by each Participant. The Committee in its discretion may add additional Investment Funds, may delete any Investment Fund or may change the investment strategy or categories of permitted investments of any Investment Fund without prior notice to Participants. One of the Investment Funds, the Sonoco Stock Fund, will be invested in Common Stock of the Company and cash or cash equivalents held for liquidity purposes. The Committee will timely describe the Investment Funds that are available from time to time, in written notices to Participants. Effective January 1, 2001, each Participant has the right to diversify the value of the balances in his Employer Contribution Accounts into one or more of the other available Investment Funds.

     (b) Liquidity. Each fund may hold cash and other liquid investments in such amounts as the Committee and/or the Trustee consider necessary to meet the Plan's liquidity requirements and to pay administrative expenses. The percentage of assets held in each Investment Fund in cash or cash equivalents may differ from Fund to Fund and from time to time, as considered appropriate by the Investment Council. The rate of return of each Investment Fund will be a combination of the short term earnings (or losses) on the cash portion of the Fund and the earnings (or losses) of the securities or other investments in which such Fund is primarily invested, determined in accordance with uniform rules established by the Investment Council.

     (c) Participant Elections. The Committee will make the VRU and the Website available for Participants to make their investment elections. The Committee will confirm the elections by Participant PIN numbers.

          (1) Initial Election. As of the date he enters the Plan, the Participant may elect to have the aggregate balances in his Accounts invested among the Investment Funds in whole, 1percent increments. Notwithstanding the above, Matching Contributions and Discretionary Contributions made before January 1, 2001 are invested automatically in the Sonoco Stock Fund and may be transferred from such fund into other Investments Funds only as permitted under Subsection 4.2(d).

          (2) Failure to Elect. The Account balances of any Participant who fails to timely complete his election will be invested in the Investment Fund that has the lowest risk of loss.

          (3) Change in Investment Election. As of any Valuation Date, the Participant may elect to change his investment election for the aggregate balances in his existing Accounts and/or for future allocations to his Accounts, in 1percent increments. Reinvestment elections for existing balances will become effective as of the Valuation Date when made if the Participant completes his investment election no later than the daily time deadline; otherwise the election will become effective as of the next following Valuation Date. The investment elections for future allocations that are made during each payroll period will become effective as of the first Valuation Date in the following payroll period or as soon thereafter as practicable. The Recordkeeper or the Committee will establish and publish to Participants from time to time the daily time deadlines by which elections must be completed. The Plan is intended to satisfy the requirements of
               Section 404(c) of ERISA with respect to Participants' investment elections. To the extent permitted by law, neither the Company, the Investment Council, the Trustee nor any other fiduciary of the Plan will be liable for any loss resulting from a Participant's exercise of his right to direct the investment of his Accounts.

          (4) Insider Trading Rules. The Committee will assist Participants who are insiders under Rule 16b-3 of Section 16 of the Securities Exchange Act of 1934, to avoid discretionary transactions that would trigger the short-swing profit recovery rules.

          (5) Transaction Fee. The Committee reserves the right to direct the Trustee and/or Recordkeeper to deduct from affected Accounts a transaction fee, in an amount set forth in the Schedule of Administrative Fees in Addendum C, for processing each investment election.

     (d) Diversification Elections. Before January 1, 2001, a Participant may transfer all or a portion of Employer Contributions that have been invested automatically in the Sonoco Stock Fund under Subsection 4.2(c)(1) at any time after reaching age 55. Effective as of January 1, 2001, each Participant may diversify the existing balances in his Company Matching Account and Discretionary Account by making investment elections in one percent increments among the available investment funds as of any Valuation Date.

     (e) Reinvestment of Earnings. Except as otherwise provided in Subsection 4.1(c) above, all dividends, capital gains distributions and other earnings attributable to the Account balances invested in each Investment Fund will be reinvested in that Investment Fund.

     (f) Investment Expenses. All expenses of each Investment Fund will be paid from that fund, to the extent not paid directly by the Employers.

     (g) Special Election Rules. The Committee may permit (1) investments in increments greater than or less than 1 percent, (2) other Investment Funds, (3) other election filing dates, and/or (4) any other variance from these rules as it considers proper, under regulations adopted by the Committee, published to Employees, and uniformly applied.

4.3 Voting Rights. Each Participant will have the right to direct the Trustee as to the manner in which the shares of Company Stock held in his Accounts, if any, will be voted. The Trustee will vote combined fractional shares held by all Participants in the manner that most closely reflects their direction. The Trustee will vote unallocated shares in the Suspense Account(s), and shares for which it does not receive voting directions, proportionately in accordance with the directions of those Participants who submit timely directions for the voting of their allocated shares. Instructions by Participants to the Trustee shall be made at a time and in a manner prescribed by the Committee. Any such instructions shall remain in the strict confidence of the Trustee. For voting purposes, each Participant will be a named fiduciary with respect to shares held in his own account. The Committee will provide to Participants and to the Trustee proxy materials and other information that is identical to that provided to other stockholders.

4.4 Tender Offers. In the event the Trustee receives any information or material that reasonably indicates that a tender offer is being made to holders of Company Stock, the Trustee will furnish such information or material to all Participants whose Accounts hold shares of Company Stock, together with a form on which the Participant can confidentially direct the Trustee whether to tender his shares or to take any other solicited action with respect to his shares. Each Participant will be permitted to direct the Trustee with respect to all, and not less than all, his whole and fractional shares. Any instructions given by the Participant regarding the tender of shares of Company Stock allocated to the Participant's Accounts shall remain in the strict confidence of the Trustee. With respect to shares for which Participants fail to give directions, the Trustee will act in accordance with the directions given by Participants who hold the majority of such shares. Each Participant who sells the shares held by his Accounts will be permitted to direct the Trustee with respect to the reinvestment of his proceeds, in accordance with Section 4.2. For purposes of any tender offer, each Participant will be a named fiduciary with respect to the shares held in his own Accounts.

                                    ARTICLE 5
                             In-service Withdrawals

5.1  General Rules.

     (a) Restrictions on Withdrawals from Employer Contribution Accounts. No Participant may withdraw any amount from his Company Matching Account, Discretionary Account, or Pre-1990 Matching Account while he is in Employment.

     (b) Available Amount. The amount available to the Participant who makes an in-service withdrawal will be based on his available Account balances (minus any outstanding loan balance and restricted Employer
          Contribution Account balances) determined as of the last Valuation Date preceding the withdrawal date.

     (c) Order of Withdrawal from Accounts. Except for hardship withdrawals under Section 5.5 and loans under Section 5.6, each in-service withdrawal will be made from the Participant's Accounts in the following order:

          (1)  After-Tax Contributions made before 1987, without any earnings;

          (2) After-Tax Contributions made after 1986 and a pro rata share of earnings credited to his After-Tax Account both before and after 1986; and

          (3)  Rollover Contributions with earnings.

     (d) Pro Rata Withdrawals from Investment Funds. The Committee will subtract each in-service withdrawal, including hardship withdrawals under Section 5.5 and loans under Section 5.6, pro rata from the investment funds in which the Account balances available for the withdrawal or loan are invested. The Committee will determine the amount to be subtracted from each Investment Fund by multiplying the


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          amount of the  withdrawal by the ratio of the amount  invested in each investment fund to the total aggregate available Account balances.

     (e) Frequency of Withdrawal. Each active Participant will be eligible to make only one in-service withdrawal during each calendar quarter under Sections 5.2, 5.3 or 5.4, plus any hardship withdrawal he may make under Section 5.5, and any loan he may make under Section 5.6.

     (f) Withdrawal Fee. The Recordkeeper will deduct from the amount of each withdrawal under Section 5.2 (after-tax), 5.3 (age 59 1/2), 5.4 (age 70 1/2) and 5.5 (hardship), a processing fee in the amount set forth in the Schedule of Administrative Fees under Addendum C as in effect from time to time, pro rata from each of the Participant's Accounts from which the withdrawal is made and from the Investment Funds in which his Accounts are invested. The Recordkeeper will reflect the deduction on the statement that it issues with the payment.

5.2 In-service Withdrawal from After-Tax Account and Rollover Contribution Account. As of any date, but not more frequently than once in each calendar quarter, each Participant may withdraw all or part of his After-Tax Account and Rollover Contribution Account, in the order set forth in Subsection 5.1(c). The Participant must make his request using the VRU or the Website, specifying the amount to be withdrawn. The Committee will pay the withdrawal to the Participant in a single payment as promptly as practicable after it approves his request. The minimum amount that may be withdrawn will be the lesser of $500 or the entire balance in the Participant's After-Tax Account.

5.3 In-service Withdrawal After Age 59 1/2. At any time after the Participant reaches age 59 1/2, but no more frequently than once in any calendar quarter, he may make a request using the VRU to withdraw a specific dollar amount from his Before-Tax Account. The minimum amount that the Participant may withdraw is the lesser of $500 or his available Before-Tax Account balance.

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5.4  Required  In-service  Withdrawal After Age 70 1/2. For each Participant who is a 5 percent owner, the Plan will begin in-service payments no later than April 1 after the year in which he reaches age 70 1/2 , and will make required annual payments.

5.5 Hardship Withdrawals. The active Participant who wishes to make a hardship withdrawal during his Employment must submit a written request to the Committee, specifying the amount to be withdrawn, a full statement of the reasons for the withdrawal, and such other information as the Committee may request. The amount withdrawn will be paid to the Participant as promptly as practicable after the Committee approves his request. Each Participant may make a hardship withdrawal only once in each calendar quarter.

     (a) Available Amount. The amount withdrawn may not exceed the actual expenses incurred or to be incurred by the Participant because of his hardship, plus (simultaneously with the withdrawal) the reasonably estimated amount of taxes and penalties he must pay on the withdrawal.

     (b) Order of Withdrawal. The Participant may withdraw his Account balances in the following order: (1) After-Tax Contributions made before January 1, 1987, without any earnings; (2) After-Tax Contributions made after December 31, 1986 and a pro rata share of earnings credited to his After-Tax Account both before and after 1986; and (3) Before-Tax Account (excluding earnings allocated to his Before-Tax Account after 1988).

     (c) Immediate and Heavy Financial Need. The Participant may make a hardship withdrawal only if he incurs a hardship that creates an immediate and heavy financial need and that he cannot meet without the withdrawal. A hardship withdrawal must be necessitated by either:

          (1) Medical expenses described in Section 213(d) of the Code incurred by either the Participant, his Spouse or dependents (as defined in Section 152 of the Code), or medical care needed in the future for any such person.

          (2) Costs directly related to the purchase of the Participant's principal residence (including land purchase and all construction costs and excluding mortgage payments).

          (3) Tuition payments, related educational fees, and expenses for room and board, for the next 12 months of post-secondary education (including trade and correspondence school) for the Participant, his Spouse or dependents.

          (4) Threatened imminent eviction from, or foreclosure of the mortgage on, the Participant's principal residence.

          (5) Other events that Treasury permits for hardship withdrawals under the safe-harbor rules.

     (d) Withdrawal Necessary to Meet Need. The Committee will treat a withdrawal as necessary to meet the immediate and heavy financial need if the following requirements are met:

          (1) Amount Needed. The amount withdrawn does not exceed the amount of the need.

          (2) Loans. The Participant has obtained all other available withdrawals, distributions and nontaxable loans under all qualified and nonqualified plans maintained by his Employer, if any. The Participant will not be required to obtain commercial loans.

          (3) Suspension. After the Participant receives his hardship withdrawal, the Committee will suspend his Before-Tax Contributions to this Plan and his contributions to or deferrals under any other qualified or nonqualified, cash or stock plan maintained by any Employer, for a period of 12 months (or six months with respect to a hardship withdrawal that is distributed after December 31, 2001).

          (4) Dollar Limit. The Participant's annual Dollar Limit on his Before-Tax Contributions described in Section 7.1 for the calendar year following the calendar year in which he receives his hardship withdrawal, will be reduced by the amount of the Before-Tax Contributions he made during the calendar year in which he receives his hardship withdrawal, with the effect that the Dollar Limit in effect for the second calendar year will apply to the two calendar years as if they were a single year. (However, this Subsection 5.5(d)(4) shall not apply to a hardship withdrawal made to a Participant after December 31, 2000.)

          (d) Nondiscrimination. The Committee will make the determination of the existence of the Participant's immediate and heavy financial need and the necessity of the withdrawal to meet the need, in a uniform and nondiscriminatory manner.

          (f) Reliance on Participant's Representations. The Committee will in good faith rely on the representations made by the Participant in his application for the hardship withdrawal and will not be held accountable for any misrepresentation of which it did not have actual knowledge.

5.6 Loans. The Committee will grant loans in a uniform and nondiscriminatory manner, subject to the following rules. Since Beneficiaries and retired Participants who maintain Account balances under the Plan are permitted to make loans, the term Participant as used in this Section includes Beneficiaries and retired Participants.

     (a) Application and Eligibility. Each Participant who wishes to make a loan may request the loan through the VRU.

     (b) Loan Origination Fee and Annual Fee. The Recordkeeper will deduct an origination fee from the proceeds of each loan, in the amount set forth in the Schedule of Administrative Fees under Addendum C as in effect from time to time, and will reflect the deduction on the statement that it issues with the proceeds. The Recordkeeper will also charge an annual fee for each outstanding loan in the amount set forth from time to time in the Schedule of Administrative Fees. Upon origination of the loan, the Recordkeeper will add the annual fees to the repayment schedule, based upon the term of the loan.

     (c) Frequency of Loans. Each Participant will be eligible to have three outstanding nonresidential loans and one outstanding residential loan at any one time.

     (d) Available Amount. The Participant may request a loan from the aggregate balances in only those Accounts listed in Subsection 5.6(e). The total principal amount of the Participant's outstanding loans may not exceed the lesser of (1) 50 percent of his aggregate Account balances as of the date the loan is approved, or (2) $50,000. If the Participant has had an outstanding loan balance during the twelve months immediately preceding the date of his current loan, the $50,000 cap will be reduced by an amount equal to his highest outstanding balance minus his current outstanding balance (i.e., his total principal repayments during the past twelve months). The minimum amount of each loan will be $1,000.

     (e) Order of Withdrawal from Accounts. The Committee will take the loan proceeds from the Participant's Accounts in the following order: (1) Before-Tax Account, (2) Pre1990 Matching Account, (3) After-Tax Account, and (4) Rollover Contribution Account. He may not borrow from any other Account.

     (f) Interest. Each loan will bear interest at a reasonable rate established by the Committee in a uniform and nondiscriminatory manner on the basis of rates currently charged by commercial lenders for loans made in similar circumstances.

     (g) Investment of Account Balances. The Committee will treat each loan as an investment of the Participant's Account balances and will credit his principal and interest payments to the Accounts from which his loan proceeds were taken. Principal and interest payments will be invested according to the Participant's current investment election.

     (h) Security. The Committee will treat each loan as an investment of the Participant's borrowed Account balances. Each loan will be evidenced by the Participant's signature on the check issued for the loan proceeds, which will constitute his promissory note to repay the loan under the rules set forth in the Summary Plan Description and in written information provided by the Recordkeeper. By such signature, the Participant will pledge the balances in his Accounts from which his loan is made, as security for the loan. Residential loans will be evidenced by a written note.

     (i) Term. Each nonresidential loan will be for a term not exceeding 5 years. However, the term may extend up to 20 years if the loan proceeds are used to purchase the Participant's principal residence, including land purchase and construction costs (residential loans).

     (j)  Repayment.

          (1) Payroll Deduction for Active Participant. So long as the Participant earns Compensation, he must make his loan repayments by payroll deductions in equal amounts throughout the term of the loan.

          (2) Inactive Participant. The Participant who has an outstanding loan balance when he terminates, retires, or begins an unpaid leave or layoff, either may repay his outstanding balance in full, or may continue to make his scheduled loan repayments, by personal check or money order. The Beneficiary or retired Participant must make his scheduled loan repayments by personal check or money order. Each check or money order must include the fee in the amount set forth in the Schedule of Administrative Fees under Addendum C, which the Recordkeeper will charge for processing each manual repayment. The Participant either may make his repayments according to the schedule that was in effect before his Termination Date, or may aggregate his regularly scheduled repayments into quarterly payments by making one payment for each calendar quarter during the remainder of his original loan term. If he makes quarterly payments, the amount of each payment must equal the total he would have repaid during each quarter if he had continued repayment through payroll deductions. The retired Participant or Beneficiary may make his repayments monthly or quarterly.

     (k) Nonpayment. If the Participant or Beneficiary fails to timely repay his loan, within 90 days after the end of the month in which such failure occurs, the Committee will declare a default of the entire outstanding balance, but will not deduct any portion of the defaulted balance from his Before-Tax Account unless he has terminated Employment. The Committee will hold the cancelled note in the Participant's Before-Tax Account from which the loan proceeds were paid as a non-income-producing investment until his Termination Date, and will then reduce his Before-Tax Account balance by the amount of the defaulted loan balance attributable to that Account, as of the last day of the month in which his Termination Date occurs.

          (l) Suspension of Repayments During Military Leave. Each Participant may elect to suspend his loan repayments while he is on unpaid military leave covered under the Uniformed Services Employment and Reemployment Rights Act of 1994. The five-year maximum repayment period will be extended by the length of the suspension. The Plan will not charge interest during the period of leave.

                                    ARTICLE 6
                          Post-Employment Distributions

6.1 Payment Events. The Participant or Beneficiary who has a payment event described in this Section may elect to receive or begin receiving payment of his Account balances in a form and amount described in Section 6.2 as of any date on or after the Termination Date, but not later than the Required Beginning Date under Section 6.3.

     (a) Participant's Termination of Employment. Upon a Participant's termination of Employment for any reason (including Disability) other than death, such Participant shall be entitled to elect to receive a distribution of the vested balance of his Accounts at a time, and in a form, specified in Section 6.2 below.

     (b) Participant's Death. If the Participant dies before the complete distribution of the vested balance of his Accounts, the Beneficiary designated by the Participant shall be entitled to receive the remaining portion of the vested balance of the Participant's Accounts at a time, and in a form, specified in Section 6.2.

6.2 Amount, Form and Timing of Payment. Each payment of a Participant's Account balances will be subject to the following rules and any other rules adopted by the Committee from time to time and uniformly applied:

     (a) Application for Payment. The Participant or Beneficiary must apply for a payment via the VRU or via the Website and must elect either income tax withholding or a direct rollover. The Committee will direct the Trustee or other payor to issue the payment as soon as practicable after the election is made

     (b) Time of Payment. Except as otherwise provided in Subsection 6.2(d), distribution to a Participant may commence as of the earliest practicable Valuation Date following the Participant's Termination Date, or any later Valuation Date, as elected by the Participant. In no event, however, may a Participant delay distribution beyond his Required Beginning Date, as determined under Section 6.3.

          In addition, except as otherwise provided in Subsection 6.2(d), distribution to a Beneficiary may commence as of the earliest practicable Valuation Date following the Participant's death, or any later Valuation Date, as elected by the Beneficiary. In no event, however, may a Beneficiary delay payment beyond the Beneficiary's Required Beginning Date, as determined under Subsection 6.3(c) or 6.3(d).

     (c) Amount and Forms of Payment. Except as otherwise provided in Subsection 6.2(d) below, a Participant or Beneficiary who is entitled to a distribution under this Article 6 may elect to receive payment in one of the following forms:

          (1) Lump sum payment in the amount of his aggregate vested Account balances as of the date on which the payment is made;

          (2) Up to five substantially equal annual installments, each to be in an amount equal to the aggregate vested Account balances as of the payment date, divided by the remaining number of payments; or

          (3) Installments to be elected on an as-needed basis, not more frequently than quarterly, in amounts of at least $1,000. Elections are not required for each quarter. The final installment may be less than $1,000 but not less than the aggregate Account balances.

          The Participant or Beneficiary who initially elects installment payments may elect to receive a lump sum payment of the remaining Account balances at any time. In addition, if the Participant was receiving installment payments, but then died before receiving a complete distribution of his vested Accounts, the Beneficiary may either continue those installment payments or elect any other form of payment available under this Subsection 6.2(c).

     (d) Automatic Cash-Out. Effective January 1, 1998, and notwithstanding any other provision in this Article 6, if the vested balance of the Participant's Accounts does not exceed $5,000 as of the Valuation Date coinciding with or next following a Participant's Termination Date or death (as applicable), the Committee will automatically make a cash, lump sum payment to such Participant (or Beneficiary) as soon as practicable following such Termination Date or date of death.

     (e) Constructive Cash-Out. Regardless of the amount of his Account balances, each non-vested Participant will be considered to have received a constructive cashout of his Company Matching Account and Pre-1990 Matching Account balances as of his Termination Date. In the event such Participant resumes Employment before he incurs a Five-Year Break in Service, he will be considered to have repaid his constructive cash-out as of the date he resumes Employment, and his Account balances will be reinstated in accordance with Section 3.2(h)(1).

     (f) Medium of Payment. The Participant or Beneficiary may elect to receive his Account balances either entirely in cash, or cash for amounts invested in funds other than Company Stock. Distributions from the Sonoco Stock Fund may be made in cash or stock or a combination of cash and stock. To the extent the distribution of stock results in fractional shares, any such shares will be paid in cash.

     (g) Distribution Fee. The Recordkeeper will deduct from the amount of each lump sum payment, or from the first installment payment if that option is elected, a processing fee in the amount set forth in the Schedule of Administrative Fees under Addendum C as in effect from time to time. The Recordkeeper will reflect the deduction on the statement that it issues with the payment.

     (h) Order of Payment from Accounts. The Participant may elect to have each payment made from his Accounts and/or from the Investment Funds in which his Accounts are invested, in an order that he specifies. If he does not specify otherwise, the Recordkeeper will deduct installment payments pro rata from his Accounts and from the Investment Funds in which his Accounts are invested. Unless he specifies otherwise, the Recordkeeper will deduct withdrawals from his After-Tax Account in the order described in Subsection 5.1(c).

     (i) Investment Elections During Installment Period. The Participant or Beneficiary will be permitted to make investment elections during the installment period on the same basis as active Participants.

6.3  Required Distribution Rules.

     (a) General Rule. Unless the Participant or Beneficiary elects later payment, the Committee will distribute each Participant's aggregate Account balances no later than the 60th day after the end of the Plan Year in which the latest of the following events occurs: (1) the Participant reaches Normal Retirement Age; (2) the tenth anniversary of the date the Participant began participating in the Plan; or (3) the Participant's Termination Date. The failure of a Participant to consent to a distribution is deemed to be an election to defer commencement of payment for purposes of the preceding sentence.

     (b) Participant's Required Beginning Date. Any other provision of the Plan notwithstanding, the Committee will distribute the aggregate vested Account balances of each inactive Participant no later than the last day of the calendar year in which he reaches age 70 1/2. The Committee will make payment in the amount of the aggregate vested Account balances determined as of the Valuation Date on or preceding the payment date.

     (c) Participant's Death Before Required Beginning Date. If the Participant dies with an Account balance and before his Required Beginning Date under Subsection (c), the Committee will ignore any payment made before the Required Beginning Date for purposes of the Beneficiary's Required Beginning Date, (i.e., the Committee will treat the Beneficiary as if the Participant had died before payments began, even if the Participant had received his first required minimum distribution before his death). If the Beneficiary is the surviving Spouse, the Committee will begin payments to the Spouse no later than the last day of the calendar year in which the deceased Participant would have reached age 70 1/2, and will calculate each required minimum distribution on the basis of the Spouse's life expectancy as recalculated each year.

          If the Beneficiary is not the Spouse, the Committee will begin payments no later than the last day of the calendar year following the year in which the Participant died and will calculate each required minimum distribution on the basis of the Beneficiary's life expectancy as recalculated each year. If the Committee does not begin payments by such date, the Committee will pay the entire balance no later than the end of the calendar year that coincides with the fifth anniversary of the Participant's death.

     (d) Participant's Death After Required Beginning Date. If the Participant dies after his Required Beginning Date, the Committee will pay out his remaining Account balances in an annual amount at least as great as the Participant received each year between his Required Beginning Date and his date of death, regardless of the identity of his Beneficiary(s).

     (e) Compliance with Code Section 401(a)(9). The intent of this Section is that the distribution date for each Participant and Beneficiary will be within the limitations permitted under Code Sections 401(a)(9) and 401(a)(14) and applicable regulations thereunder, including the minimum distribution incidental benefit requirement of Treas. Reg. ss. 1.401(a)(9)-2. If there is any discrepancy between this Section and the Code Sections, the Code Sections will prevail. The Plan's detailed compliance with Code Section 401(a)(9) is set forth in Addendum D.

          However, notwithstanding any provision of this Plan to the contrary, and with respect to distributions under the Plan in calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) that were proposed on January 17, 2001. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

6.4  Designation of and Payment to Beneficiaries.

     (a) Procedure. Each Participant, with the written consent of his Spouse (if any), may designate one or more Beneficiary(s) to receive any balance in his Accounts that may be payable upon his death. The Participant may change his designation from time to time by filing the proper form with the Committee, and each change will revoke all his prior designations. To be effective, each designation or revocation must be made in writing on a form provided by the Committee and must be signed and filed with the Committee before the Participant's death. The Participant may name one or more primary Beneficiaries and one or more contingent Beneficiaries. If he names more than one Beneficiary, he must designate the percentage payable to each. If, upon the Participant's death, his Spouse has not consented to his Beneficiary designation or if no designated Beneficiary survives him, the
          Committee will direct the payment of his benefits to his surviving Spouse, if any, or if none then to the Participant's estate.

     (b) Waiver of Spouse's Rights. Each married Participant may elect to have all or any part of his Account balances that would otherwise be payable to his surviving Spouse in the event of his death, payable instead to one or more Beneficiary(s) designated under Subsection (a). Each election must be in writing and (1) must be signed by the Participant and his Spouse; (2) the Spouse's consent must acknowledge the effect of the election and that he/she cannot later revoke the waiver; (3) the Spouse's consent must either specifically approve each named Beneficiary and the elected form of payment, or must permit the Participant to name any Beneficiary and elect any form of payment; and
          (4) the Spouse's consent must be witnessed by a notary public. Spousal consent will not be required if the Participant provides the Committee with a decree of abandonment or legal separation, or with satisfactory evidence that he cannot obtain consent because he has been unable to locate his Spouse after reasonable effort. If the Spouse is legally incompetent, the Spouse's court-appointed guardian may give consent, even if the guardian is the Participant.

     (c) Payment to Minor or Incompetent Beneficiaries. In the event the deceased Participant's Beneficiary is a minor, is legally incompetent, or cannot be located after reasonable effort, the Committee will make payment to the court-appointed guardian or representative of such Beneficiary, or to a trust established for the benefit of such Beneficiary, as applicable.

     (d) Judicial Determination. In the event the Committee for any reason considers it improper to direct any payment as specified in this Section, it may have a court of applicable jurisdiction determine to whom payments should be made.

6.5  Payment  to  the  Participant's  Representative.   If  the  Participant  is
     incompetent to handle his affairs at any time while he is eligible to receive a payment from the Plan, or cannot be located after reasonable effort, the Committee will make payment to his court-appointed personal representative, or if none is appointed the Committee may in its discretion make payment to his next-of-kin for the benefit of the Participant. The Committee may request a court of competent jurisdiction to determine the payee.

6.6 Unclaimed Benefits. In the event the Committee cannot locate, with reasonable effort and after a period of five years, any person entitled to receive the Participant's Account balances, his balances will be forfeited but will be reinstated, as required under Treasury Regulations Section 1.401(a)-14(d) or any other applicable law, in the event a valid claim for benefits is subsequently made. Each Participant and each designated Beneficiary must file with the Recordkeeper from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or designated Beneficiary at his last post office address filed with the Recordkeeper, or, in the case of a Participant, if no address is filed with the Recordkeeper, then at his last post office address as shown on the Company's records, will be binding on the Participant and his designated Beneficiary for all purposes of the Plan. None of the Company, the Committee, or the Trustee will be required to search for or locate a Participant or designated Beneficiary.

                                    ARTICLE 7
                          Limitations on Contributions

7.1 Excess Deferrals. Each Participant's Before-Tax Contributions for each calendar year, when aggregated with any other deferrals by the Participant to any other qualified cash or deferred arrangement maintained by the Company or a Controlled Group member, may not exceed the Dollar Limit. In the event any Participant makes Excess Deferrals for any calendar year, the excess amount will be distributed under the following rules.

     (a) Time of Distribution. In the event a Participant made an Excess Deferral under this Plan, the Committee will distribute the excess amount and attributable earnings as soon as practicable after it discovers the excess. If the Committee is aware of the Excess Deferral, it will distribute it by no later than April 15 following the calendar year in which the excess was contributed. The Committee may distribute Excess Deferrals or attributable income later than April 15 following the calendar year in which the excess was contributed, to the extent permitted by the Internal Revenue Service (the IRS) under a self-correction program or otherwise. In the event any Excess Deferral is not refunded by April 15 of the calendar year following the calendar year in which it was contributed, the Excess Deferral will remain in the Participant's Before-Tax Account until a distribution event occurs under Articles 5 or 6, unless the IRS permits earlier distribution.

     (b) Reporting Form. When the Committee refunds the Excess Deferral, it will designate the refund as an Excess Deferral on the appropriate form published by the Internal Revenue Service so that the Participant can designate the refund as an Excess Deferral on his income tax return.

     (c) Order of Distributions. The Plan will refund Excess Deferrals before it refunds any Before-Tax Contributions under Section 7.2 to avoid failing the ADP Test.

     (d) Inclusion in ADP Test. Excess Deferrals made by HCEs will be included in the ADP Test under Section 7.2 for the Plan Year in which they were made, whether or not they are refunded in the same or next following Plan Year. Excess Deferrals refunded to NHCEs by the following April 15 will not be included in the ADP Test. However, Excess Deferrals that are also Excess Annual Additions and that are refunded under Subsection 7.3(b)(1) as such, will not be included in the ADP Test.

     (e) Inclusion in Annual Addition. Excess Deferrals made by HCEs and by NHCEs that are refunded in the same Plan Year or by April 15 of the next following Plan Year will not be included in their Annual Additions under Section 7.3. Excess Deferrals that are also Excess Annual Additions and that are refunded under Subsection 7.3(b) as such will not be included in the Participant's Annual Additions.

     (f) Determination of Earnings. The Committee will use the Plan's normal method of calculating earnings to determine the amount of earnings attributable to each Participant's Excess Deferrals.

7.2 Nondiscrimination Tests. The Committee will (a) limit or refund Before-Tax Contributions for HCEs in any Plan Year to the extent necessary to meet the ADP Test, (b) limit After-Tax Contributions and/or Matching Contributions to the Savings Plan for HCEs in any Plan Year to the extent necessary to meet the ACP Test, and (c) limit Company Matching Contributions for HCEs in any Plan Year to the extent necessary to meet the ACP Test. Alternatively, the Committee may direct the Employers to make the Corrective Contributions described in Subsection 3.2(c). Beginning in 1999, the Committee may exclude from the ADP and ACP Tests any NHCE who is younger than age 21 and/or has less than one Year of Service.

     However, notwithstanding the above, effective for Plan Years beginning on and after January 1, 2002, (i) the Before-Tax Contributions made on behalf of Participants under Section 3.1(a) are intended to qualify for the ADP Test exemption under the "safe harbor" procedure described in Code Section 401(k)(12) and (ii) the Matching Contributions made by the Employers under
     Section 3.2(a) are intended to qualify for the ACP Test exemption under the "safe harbor" procedure described in Code Section 401(m)(11). Accordingly, the only testing performed under this Section 7.2 for Plan Years beginning on and after January 1, 2002 shall be the ACP Test on After-Tax Contributions.

     (a) ADP Test. The Committee will conduct the ADP Test for each Plan Year to determine whether the Actual Deferral Percentage (ADP) for the HCE Group and the ADP for the NHCE Group for each Plan Year are within the maximum disparity described in Subsection (a)(3). The Committee will conduct the ADP Test by the following steps:

          (1)  Actual  Deferral  Ratio (ADR).  The Committee  will determine the
               Actual Deferral Ratio (ADR) for each eligible Employee. An eligible Employee's ADR for the Plan Year equals (A) the Before-Tax Contributions made on the Employee's behalf for the Plan Year, divided by (B) the Employee's Compensation for the Plan Year (or, in the discretion of the Committee, for the portion of the Plan Year during which the Employee satisfied the participation requirements under Article 2, provided that this alternative is applied uniformly to all eligible Employees for the Plan Year, and on a reasonably consistent basis from Plan Year to Plan Year)..

          (2) Average Deferral Percentage (ADP). The ADP for the HCE Group is the average of their individual ADRs, calculated separately for each Participant in the HCE Group. The ADP for the NHCE Group is the average of their individual ADR's, calculated separately for each Participant in the NHCE Group.

               However, notwithstanding the above, for Plan Years beginning after December 31, 2000, the Committee may use the ADRs for the prior Plan Year (instead of the current Plan Year) when calculating the ADP for the NHCE Group for the current Plan Year by making an election at a time, and in a manner, prescribed by the Secretary of the Treasury. Such an election may be revoked by the Committee only in accordance with rules prescribed by the Secretary of the Treasury.

          (3) Maximum Disparity. In no Plan Year will the Average Deferral Percentage of the HCE Group exceed the greater of:

               (A)  the ADP of the NHCE Group multiplied by 1.25; or

               (B) the lesser of the ADP of the NHCE Group plus 2 percentage points, or the ADP of the NHCE Group multiplied by 2.

     (b) ACP Test. The Committee will conduct the ACP Test to determine whether the Actual Contribution Percentage (ACP) for the HCE Group and the ACP for the NHCE Group for each Plan Year are within the maximum disparity permitted under Subsection (b)(3). The Committee will conduct the ACP Test separately for the Savings Plan and the ESOP as if the two components were separate plans. The Committee will conduct the ACP Test on each component by the following steps:

          (1) Actual Contribution Ratio (ACR). For both the ESOP and Savings Plan components of this Plan, the Committee will determine the Actual Contribution Ratio (ACR) for each eligible Employee. An eligible Employee's ACR for the Plan Year equals (A) the sum of the After-Tax Contributions and/or Matching Contributions made on the Employee's behalf for the Plan Year, divided by (B) the Employee's Compensation for the Plan Year (or, in the discretion of the Committee, for the portion of the Plan Year during which the Employee satisfied the participation requirements under
               Article 2, provided that this alternative is applied uniformly to all eligible Employees for the Plan Year, and on a reasonably consistent basis from Plan Year to Plan Year).

               Prior to 2001, all Matching Contributions (including any QNECs and QMACs used to satisfy the ACP Test) are tested under the ACP Test for the ESOP portion of this Plan and all After-Tax Contributions are tested under the ACP Test for the Savings Plan portion of this Plan.

               For 2001, Matching Contributions that are invested initially in Investment Funds other than the Sonoco Stock Fund, and all After-Tax Contributions, shall be tested under the ACP Test for the Savings Plan portion of this Plan. In addition, for 2001, Matching Contributions that are invested initially in the Sonoco Stock Fund shall be tested under the ACP Test for the ESOP portion of this Plan.

               Starting in 2002, only After-Tax Contributions that are invested initially in the Sonoco Stock Fund shall be tested under the ACP Test for the ESOP portion of this Plan and After-Tax Contributions invested initially in something other than the Sonoco Stock Fund shall be tested under the ACP Test for the Savings Plan portion of this Plan.

          (2) Average Contribution Percentage (ACP). The ACP for the HCE Group will be the average of their individual ACRs, calculated separately for each Participant in the HCE Group. The ACP for the NHCE Group is the average of their individual ACRs, calculated separately for each Participant in the NHCE Group.

               However, notwithstanding the above, for Plan Years beginning after December 31, 2000, the Committee may use the ACRs for the prior Plan Year (instead of the current Plan Year) when calculating the ACP for the NHCE Group for the current Plan Year by making an election at a time, and in a manner, prescribed by the Secretary of the Treasury. Such an election may be revoked by the Committee only in accordance with rules prescribed by the Secretary of the Treasury.

          (3) Maximum Disparity. In no Plan Year will the Average Contribution Percentage of the HCE Group in either the Savings Plan or the ESOP exceed the greater of:

               (A)  the ACP of the NHCE Group multiplied by 1.25; or

               (B) the lesser of the ACP of the NHCE Group plus 2 percentage points, or the ACP of the NHCE Group multiplied by 2.

     (c) Multiple Use Prohibited. For Plan Years beginning before January 1, 2002, if the Plan satisfies both the ADP Test and ACP Test using the alternative limit described in Subsections 7.2(a)(3)(B) and
          7.2(b)(3)(B) above, the Plan shall also be subject to the aggregate limit test described in Treasury Regulation Section 1.401(m)-2(b). If the Plan fails this aggregate limit test, the Plan Administrator shall reduce contributions made on behalf of the HCE Group in any manner that is permitted under Treasury Regulation Section 1.401(m)-2(c).

     (d) Correction of Excess ADP Contributions and Excess ACP Contributions. The Committee will correct any Excess ADP Contribution and Excess ACP Contribution, under the following rules.

          (1) Correction before Excess Contributions are Made. In the event the Committee determines, before Excess ADP Contributions and/or Excess ACP Contributions are made, that the Plan will fail to meet either the ADP Test or the ACP Test or both tests for that Plan Year, then it will either make the Corrective Contribution described in Subsection 3.2(c) or limit the Before-Tax Contributions and/or the Matching Contributions for the HCE Group by such amount and beginning as of such pay period as it considers necessary to prevent failing the ADP Test and/or ACP Test.

          (2) Correction after Excess Contributions are Made. In the event the Committee determines, after the Plan has already received Excess ADP Contributions and/or Excess ACP Contributions, that the Plan will fail to meet either the ADP Test or the ACP Test or both Tests for that Plan Year, it will select one or more of the following methods to cure the failure: (A) make the Corrective Contribution described in Subsection 3.2(c), (B) recharacterize the amount of the excess from Before-Tax Contributions to After-Tax Contributions, or (C) refund, distribute and/or forfeit the excess amounts and attributable earnings for affected HCEs. The Committee will effect the curative method no later than the end of the Plan Year following the Plan Year for which the excess amount was contributed, and if practicable by March 15 of that Plan Year.

               (A)  Excess ADP Contributions.

                    (i) Recharacterization. Effective January 1, 1997, if the Committee elects to correct Excess ADP Contributions by recharacterizing Before-Tax Contributions as After-Tax Contributions, it will recharacterize the Before-Tax Contributions of HCEs in the order of the dollar amount contributed, beginning with the HCE with the highest dollar amount and continuing the recharacterizations, if necessary, until all HCEs have the same dollar amount, and then reducing those dollar amounts equally.

                    (ii) Refund.  Effective  January 1, 1997,  if the  Committee
                         elects to correct the excess by making refunds, it will determine the dollar amount of the excess to be refunded by using procedures required under Code
                         Section 401(k), and will then refund Excess ADP Contributions to HCEs in the order of the dollar amount contributed, beginning with the HCE with the highest dollar amount and continuing the refunds, if necessary, until all HCEs have the same dollar amount, and then reducing those dollar amounts equally. The Committee will first refund unmatched Employee Contributions to each affected HCE, and will then refund matched Employee Contributions.

               (B) Excess ACP Contributions. For any Plan Year, the Committee will forfeit non-vested Matching Contributions attributable to refunded Employee Contributions. To the extent that forfeitures (if any) are not sufficient to cure failure of the ACP Test, the Committee will refund and/or distribute Excess ACP Contributions to HCEs. Effective January 1, 1997, the Committee will determine the dollar amount of the excess After-Tax Contributions to be refunded and/or Matching Contributions to be distributed, by using procedures required under Code Section 401(m), and will then refund and/or distribute the excess amount in the order of the dollar amount contributed, beginning with the HCE with the highest dollar amount and continuing the refunds and/or distributions, if necessary, until all HCEs have the same dollar amount, and then reducing those dollar amounts equally.

          (3) Determination of Earnings Attributable to the Excess. The Committee will use the Plan's normal method of calculating earnings to determine the amount of earnings attributable to each Participant's allocation of Excess ADP Contributions and/or Excess ACP Contributions.

     (e) Excess Annual Addition. Any Before-Tax Contribution or Employer Contribution that is an Excess Annual Addition and that is distributed under Subsection 7.3(b)(1) will not be included in the ADP Test or ACP Test, as applicable.

7.3 Code Section 415 Limitation. In no event will the Maximum Annual Addition for any Participant exceed the Code Section 415 Limit described in this Section.

     (a) Applicable Definitions. For purposes of this Section, the following terms will have the meanings set forth below.

          (1) Annual Addition means the sum of Before-Tax Contributions and Employer Contributions allocable to each Participant for the Limitation Year. The Annual Addition includes any Excess ADP Contributions and Excess ACP Contributions whether or not corrected under Section 7.2, and excludes (A) Excess Deferrals timely refunded under Section 7.1, and (B) any Contributions distributed as Excess Annual Additions under Subsection 7.3(b). For purposes of determining the Annual Addition, the Committee will use Fair Market Value for shares of Company Stock.

          (2) Compensation means the amount paid by the Employer to the Participant and reported as taxable income on his Form W2 for the Limitation Year, plus (beginning in 1998) his Before-Tax Contributions to this Plan and salary reduction amounts contributed to any other plan maintained by an Employer under Code Sections 125, 132(f) or 401(k).

          (3) Controlled Group means, for purposes of this Section, all controlled group members that have at least 50 percent common ownership, within the meaning of Code Sections 414(b) and 415(h), which will be considered to be a single employer.

          (4) Excess Annual Addition means any allocation of Contributions that exceeds the Participant's Maximum Annual Addition for the Plan Year.

          (5)  Limitation Year means the Plan Year.

          (6) Maximum Annual Addition means, for each Participant during each Limitation Year prior to January 1, 2002, an amount that does not exceed the lesser of (A) $30,000 as indexed under Code Section 415, or (B) 25 percent of his Compensation for the Limitation Year. For Limitation Years commencing January 1, 2002, Maximum Annual Addition means an amount that does not exceed the lesser of (A) $40,000 as indexed under Code Section 415, or (B) 100% of his Compensation for the Limitation Year.

     (b) Excess Annual Additions. The Committee will remove from each Participant's Accounts any allocations that would cause his Annual Additions for any Plan Year to exceed his Maximum Annual Additions, if the excess results from a reasonable error in estimating his annual Compensation, or in determining the amount of Before-Tax Contributions that he can make under the Dollar Limit described in Section 7.1, or under other circumstances that the Internal Revenue Service permits. The Committee will first refund unmatched Employee Contributions, and will then refund matched Employee Contributions, with attributable earnings. The Committee will remove the Matching Contribution attributable to the refund to a suspense account. The Committee will reallocate the amount in the suspense account to all Participants as part of their Matching Contribution for the next Plan Year. In the event the Plan terminates before the suspense account balance is reduced to zero, the Committee will allocate the remaining balance as a Discretionary Contribution under Subsection 1.23(a)(2).

     (d) Combining of Plans. For purposes of applying the limitations described in this Section, all defined contribution plans maintained by Controlled Group members will be treated as a single defined contribution plan.

     (d) Combined Plan Limit. If a Participant participates in both a defined contribution plan and a qualified defined benefit plan of an Employer or a Controlled Group member, the sum of the defined benefit fraction (as defined in Code Section 415(e)(2)) and the defined contribution fraction (as defined in Code Section 415(e)(3)) shall not exceed 1.0. In calculating the defined contribution fraction, the Committee may, in its discretion, make the election provided under Code Section 415(e)(6). Before any contributions are reduced under this Plan, the benefit under any defined benefit plan shall be reduced to the extent necessary to ensure that the sum of the defined benefit fraction and defined contribution fraction does not exceed 1.0. This Subsection (d) shall not apply to any Participant whose Termination Date is after December 31, 1999.

     (e) Compliance With Code Section 415. The intent of this Section is that the maximum benefit payable to each Participant, including those in pay status, will be exactly equal to the maximum amount permitted under Code Section 415 for each Plan Year. If there is any discrepancy between this Section and Code Section 415, then Code Section 415 will prevail.

7.4 Top-Heavy Rules. The Plan will be top-heavy for any Plan Year if, as of the last day of the preceding Plan Year under the rules set forth under Code
     Section 416, (a) the sum of the cumulative Account balances of Participants who are key employees exceeds 60 percent of the sum of the cumulative Account balances of all Participants; or (b) the Plan is part of a required aggregation group in which more than 60 percent of the sum of aggregated cumulative Account balances, plus the present values of accrued benefits under defined benefit plans, have been accumulated in favor of key employees. Each Participant who is a non-key employee in a top-heavy Plan Year and who also participates in a defined benefit plan maintained by a Controlled Group employer, will receive the minimum benefit under the defined benefit plan required under Code Section 416(c)(1). Each non-key employee Participant who does not participate in a defined benefit plan, and who has not terminated Employment as of the last day of the Plan Year, will receive an allocation of Employer Contributions in an amount not less than the lesser of 3 percent of his Compensation (whether or not he has made any Employee Contributions for the Plan Year, and regardless of his level of Compensation for the Plan Year), or the percentage contributed for the HCE who receives the greatest percentage for the Plan Year. The Plan's normal vesting schedule is at all times more generous than the Code Section 416 schedule.

     For Plan Years beginning on and after January 1, 2002, this Section 7.3 shall be applied by following the provisions of Code Section 416 as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001.

                                    ARTICLE 8
                        Amendment, Termination and Merger

8.1  Amendment.

     (a) Procedure. The Company will have the right to amend the Plan from time to time by action of the Committee or the Board, as provided under this Subsection 8.1(a). The Committee will determine that an amendment is appropriate, and will determine whether the amendment may significantly alter the Plan's contribution requirements or expense provisions. The Committee or its agent will draft the amendment. Each amendment must be approved and executed by a majority of the Committee members then in office. If the amendment may significantly alter the Plan's contribution requirements or expense provisions, the Board must approve it by resolution and a duly authorized officer of the Company must execute it. Within 30 days after the adoption of each amendment, the Committee will provide a copy to each Employer.

     (b) Prohibited Amendments. The Company will not adopt any amendment that would have the effect of any of the following:

          (1) Exclusive Benefit. No amendment will permit any part of the Trust Fund to be used for purposes other than the exclusive benefit of Participants and Beneficiaries, and to defray the reasonable expenses of Plan administration.

          (2) Nonreversion. No amendment will revert to any Employer any portion of the Trust Fund.

          (3)  No  Cutback.   No   amendment   will   eliminate  or  reduce  any
               Participant's vested Account balance accrued before the amendment, and no amendment will eliminate an optional form of benefit with respect to a participant who has already made his election, except as otherwise permitted by law.

     (c) Limited to Active Participants. Except as specifically stated in the amendment, no amendment will apply to any Employee whose Termination Date occurred before the effective date of the amendment.

     (d) Administrative Changes Without Plan Amendment. The Committee reserves authority to make administrative changes to this Plan document that do not alter the minimum qualification requirements, without formal amendment to the Plan. The Committee may effect such changes by substituting pages in the Plan document with corrected pages. Administrative changes include, but are not limited to, (1) changes in the Recordkeeping fees for maintaining Accounts, originating and servicing loans, processing in-service withdrawals under Article 5, and processing distributions under Article 6; (2) corrections of typographical errors and similar errors, (3) conforming provisions for administrative procedures to actual practice and changes in practice, and (4) deleting or correcting language that fails to accurately reflect the intended provision of the Plan. The Committee will timely notify affected Participants of such changes.

8.2  Termination of the Plan.

     (a) Right to Terminate. The Company expects this Plan to be continued indefinitely but necessarily reserves the right to terminate the Plan and all contributions at any time, and to terminate the participation of any Employer at any time, subject to approval by the Board. Each Employer reserves the right to terminate its participation in the Plan at any time by appropriate action of its board of directors.

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          Participants will cease active  participation in the Plan on the first to occur of the following:

          (1) the date on which that Employer ceases to be an Employer by appropriate action taken by the Company or by such Employer; or

          (2) the dissolution, merger, consolidation, reorganization or sale of that Employer, or the sale of all or substantially all of the assets of an Employer, except that, subject to the provisions of Subsection 8.3, with the consent of the Company, in any such event arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer's assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

     (b) Full Vesting. In the event of termination, partial termination or a complete discontinuance of contributions that is determined to be a termination, of the Plan, the non-vested balance in each affected Participant's affected Accounts, to the extent funded, will become fully vested as of the date of termination or partial termination. For purposes of accelerated vesting, affected Participants will include only those who are in active Employment as of the Plan termination date. All non-vested Participants who terminated Employment before the Plan termination date will be considered to have received constructive cash-outs of their entire Account balances under Subsection 6.2(e).

     (c) Provision for Benefits Upon Plan Termination. In the event of termination, the Company may either:

          (1) continue the Trust for so long as it considers advisable and so long as permitted by law, either through the existing trust agreement(s), or through successor funding media; or

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          (2)  terminate the Trust, pay all expenses,  and direct the payment of the benefits, either in the form of lump-sum distributions, installment payments, transfer to another qualified plan, or any
               other  form  selected  by  the  Committee,   to  the  extent  not
               prohibited by law.

8.3 Plan Merger, Transfer of Plan Assets and Liabilities, Acceptance of Transfers. The Company in its discretion may direct the Trustee to transfer all or a portion of the assets of this Plan to another defined contribution plan of the Employers that is qualified under Section 401(a) of the Code or, in the event of the sale of stock of an Employer or all or a portion of the assets of an Employer, to a qualified plan of an employer that is not an Employer. The Committee by written resolution may permit the Plan to accept a transfer of assets and liabilities to this Plan from another defined contribution plan that is qualified under Section 401(a) of the Code, may direct the Trustee accordingly, and may adopt such amendment or Addendum to the Plan as the Committee considers necessary to reflect the terms of such transfer, including provision for any protected rights that may not be eliminated by reason of such transfer under Section 411(d)(6) of the Code. In the case of any merger or consolidation with, or transfer of assets and liabilities to or from any other plan, provisions will be made so that each affected Participant in the Plan on the date thereof would receive a benefit immediately after the merger, consolidation or transfer, if the Plan then terminated, which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

8.4 Distribution on Termination and Partial Termination. Upon termination or partial termination of the Plan, all benefits under the Plan will continue to be paid in accordance with Sections 5 and 6, as those sections may be
     amended  from  time  to  time,  and  in  accordance   with  applicable  IRS
     regulations.

8.5  Notice  of  Amendment,   Termination  or  Partial   Termination.   Affected
     Participants will be notified of an amendment, termination or partial termination of the Plan as required by law.

                                    ARTICLE 9
                                 Administration

9.1 Delegation of Authority. The Company is the Plan's Sponsor and the Agent for Service of Legal Process. In exercising its authority to control and manage the operation and administration of the Plan, the Company may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked at any time. The Company has delegated its administrative authority to the Committee.

9.2 Allocation of Fiduciary Responsibilities. The Plan fiduciaries will have the powers and duties described below, and may delegate their duties to the extent permitted under ERISA Section 402. Notwithstanding any other provision of the Plan, the Plan's fiduciaries will discharge their duties hereunder for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits under the Plan; and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     (a) The Board. The Board members' status as Plan fiduciaries, and their fiduciary duties, will be limited to (1) the adoption of a resolution that Employees holding certain job titles will serve as Committee members, (2) the adoption of a resolution that Employees holding certain job titles will serve as Investment Council members, (3) approval of any amendment that substantially alters the Plan's contribution requirements or expense provisions, and (4) termination of the Plan. To the extent provided in the Board resolution, an

          Employee can serve both as a member of the Committee and as a member of the Investment Council.

     (b) The Company and the Employers. The Company's and each Employer's status as a Plan fiduciary, and its fiduciary duties, will be limited to (1) making contributions to the Plan in the amounts determined by the Committee based on the recommendations of the enrolled actuary, and (2) executing documents by which the Plan is governed. The Company reserves the right to terminate the Plan, subject to Board approval. Officers of the Company will act on its behalf as specified in the Company's by-laws, and officers of each Employer will act on its behalf as specified in the Employer's by-laws.

     (c) The Committee. The Committee will serve as Plan Administrator, as that term is defined in Section 414(g) of the Code.

          (1) Appointment and Termination of Office. The Committee will consist of not less than 3 nor more than 7 individuals who, by authority of the Board resolution described in Subsection (a), will serve as such by virtue of their job titles. A Committee member will lose his status as such when he ceases to hold a job title by virtue of which he is a Committee member. A member may resign at any time by written resignation from his job title, submitted to the Company and to the Committee. The successor to such job title will also be the successor Committee member.

          (2) Organization of Committee. The Committee will elect a Chairman from among its members, and will appoint a Secretary who may or may not be a Committee member. The Committee may appoint agents who may or may not be Committee members, as it considers necessary for the effective performance of its duties, and may delegate to the agents nondiscriminatory powers and duties as it considers expedient or appropriate. The Committee will fix the compensation of the agents. Employee Committee members will serve as such without additional compensation.

          (3) Committee Meetings. The Committee will hold meetings at least annually. A majority of the members then in office will constitute a quorum. Each action of the Committee will be taken by a majority vote of all members then in office. The Committee will establish procedures for taking written votes without a meeting.

          (4) Powers and Duties. The Committee will have primary responsibility for administering the Plan, except for the investment-related duties reserved by the Investment Council under Subsection (d). The Committee and the Company Employees and other agents to whom it delegates non-discretionary duties will have all powers necessary to enable it to properly perform its duties, including, but not limited to, the following powers and duties:

               (A) Plan Amendments and Rules. The Committee will be responsible for amending the Plan (subject to the Board's approval to the extent specified in Subsection (a) above), and for adopting rules of procedure and regulations necessary for the performance of its duties under the Plan.

               (B) Construction. The Committee will have the power to construe the Plan, to enforce the Plan in accordance with its terms and with such applicable rules and regulations it may adopt, and to decide all questions arising under the Plan.

               (C) Individual Accounts. The Committee or its agent will maintain individual Accounts for each Participant, and will allocate Contributions, expenses and investment earnings/losses to the proper Accounts.

               (D) Rights to Benefits. The Committee will have discretionary authority to (1) determine the eligibility of any individual to participate in the Plan, (2) determine the eligibility of any Participant or Beneficiary to receive benefits under the Plan, (3) determine the amount of benefits to which any Participant or Beneficiary may be entitled under the Plan, and (4) enforce the claims procedure described in Section
                    9.5. Benefits under the Plan will be paid only if the Committee, in its discretion, decides that the Participant or Beneficiary is entitled to them.

               (E) Employee Data. The Committee will request from the Company and the Employers complete information regarding the Compensation and Employment of each Participant and other facts as it considers necessary from time to time, and will treat Company and Employer records as conclusive with respect to such information. The Committee will maintain records showing the fiscal operations of the Plan.

               (F) Payments. The Committee will direct the payment of Account balances from the Trust, (or may appoint a disbursing agent), and will specify the payee, the amount and the conditions of each payment.

               (G) Disclosure. The Committee will prepare and distribute to the Employees plan summaries, notices and other information about the Plan in such manner as it deems proper and in compliance with applicable laws.

               (H)  Application   Forms.   To  the  extent  that  elections  and
                    applications are not executed via the VRU or the Website, the Recordkeeper or the Committee will provide forms for use by Participants in making contribution and investment elections, in-service withdrawals, and applying for benefits.

               (I) Nondiscrimination Tests. The Committee will monitor the ADP Test and the ACP Test throughout the Plan Year and will take any action necessary to ensure that the tests are satisfied for each Plan Year.

               (J) Agents. The Committee may delegate any of its administrative duties to Company employees and other agents, and may retain legal counsel, accountants, actuaries, consultants and such other agents as it considers necessary to properly administer the Plan.

               (K) Financial Statements. The Committee will periodically prepare reports of the Plan's operation, showing its assets and liabilities in reasonable detail, and will submit a copy of each report to the Board and cause a copy to be maintained in the office of the secretary of the Committee.

               (L) Reporting. The Committee will cause to be filed all reports required under ERISA and the Code.

     (d) The Investment Council. The Investment Council will have primary responsibility for the investment of Plan assets.

          (1) Appointment and Termination of Office. The Investment Council will consist of not less than 3 nor more than 7 individuals, none of whom will be a Trustee and who, by authority of the Board resolution described in Subsection (a), will serve as such by virtue of their job titles. An Investment Council member will lose his status as such when he ceases to hold a job title by virtue of which he is an Investment Council member. A member may resign at any time by written resignation from his job title, submitted to the Company and to the Investment Council. The successor to such job title will also be the successor Investment Council member.

          (2) Organization of Investment Council. The Investment Council will elect a Chairman from among its members, and will appoint a Secretary who may or may not be an Investment Council member. The Investment Council may appoint agents who may or may not be Investment Council members, as it considers necessary for the effective performance of its duties, and may delegate to the agents nondiscriminatory powers and duties as it considers expedient or appropriate. The Investment Council will fix the compensation of the agents. Employee Investment Council members will serve as such without additional compensation.

          (3) Investment Council Meetings. The Investment Council will hold meetings at least annually. A majority of the members then in office will constitute a quorum. Each action of the Investment Council will be taken by a majority vote of all members then in office. The Investment Council may establish procedures for taking written votes without a meeting.

          (4) Powers and Duties. The Investment Council will have primary responsibility for investment of Plan assets, and all powers necessary to enable it to properly perform its duties, including but not limited to the following powers and duties:

               (A) Appointment of Trustee. The Investment Council will select and appoint the Trustee, and may remove and replace the Trustee from time to time as it considers appropriate. The Investment Council will determine the portion of Plan assets to be invested by the Trustee instead of the investment manager(s).

               (B) Appointment of Investment Managers. The Investment Council may select and appoint one or more investment managers, as defined in Section 3(38) of ERISA, from time to time, and may remove any investment manager at any time. The Investment Council will determine the portion of Plan assets to be invested by each investment manager. To the extent it considers appropriate, the Investment Council will direct the investment manager(s) regarding the allocation of assets among investment categories and the maintenance of asset balancing.

               (C) Investment Policy. The Investment Council will maintain and execute written investment objectives and guidelines.

               (D) Investment Funds. To the extent it does not delegate such authority to the Trustee and/or the investment manger(s), the Investment Council will determine the Investment Funds that will be available for the investment of Account balances. The Investment Council may direct transfers of Plan assets between the Trustee and/or the investment managers accordingly.

               (E) Investment Performance. The Investment Council will establish written procedures for reviewing and evaluating investment performance of the various Investment Funds, and will regularly review and evaluate the performance of the investment manager(s) and the Investment Funds.

               (F) Records. The Investment Council will maintain records of investments and will keep in convenient form the investment data required for communicating with Participants and for government reports.

               (G) Agents. The Investment Council may delegate any of its non-discretionary duties to Company employees and other agents, and may retain legal counsel, accountants, actuaries, consultants and such other agents as it considers necessary to properly administer the Plan.

     (e)  The Trustee(s).

          (1) Appointment and Termination. The Investment Council will appoint one or more Trustees who will have the duties and responsibilities described in the trust agreement executed by the Company and each Trustee. The trust agreement will be an integral part of this Plan.

          (2) Powers and Duties. Each Trustee will have all powers necessary to enable it to properly perform its duties, including but not limited to the following powers and duties:

               (A)  The Trustee(s) will hold legal title to Plan assets.

               (B) The Trustee(s) will pay expenses and benefits as directed by the Committee, and will pay investment expenses as directed by the Investment Council.

               (C)  The  Trustee(s)   will  perform  any  investment   functions
                    directed by the Investment Council and/or the investment manager(s).

               (D) Each Trustee will exercise any discretionary investment authority expressly delegated to it by the Investment Council.

               (E)  The  Trustee(s)  will perform all other  duties  inherent in
                    administering   the  trust,   as   described  in  the  trust
                    agreement.

9.3 Expenses. The Committee will determine, in its sole discretion, whether the expenses incurred in administering the Plan and Trust will be paid by the Company or by the Trustee from the Trust Fund. Plan expenses include, but are not limited to, fees and charges for attorneys, accountants, consultants, investment managers, and the Trustee, and the salary and related costs of any person who provides administrative services to the Plan. The Trustee will pay from the Trust Fund the expenses incurred in connection with the investment of Plan assets and/or administration of the Plan. The Committee may direct the Trustee to reimburse the Employers for expenses they have paid directly on behalf of the Plan. No Employee will receive any additional Compensation for services performed in connection with the Plan.

9.4 Indemnification. The Company will indemnify and hold harmless the Committee and the Investment Council and each member and each Employee to whom the Committee and the Investment Council has delegated responsibility under this Article, from all joint and several liability for their acts and omissions and for the acts and omissions of their duly appointed agents in the administration of the Plan, except for their own breach of fiduciary duty and willful misconduct.

9.5 Claims Procedure. The individual(s), committee, corporation or other entity that the Committee designates from time as being responsible for claims administration will be identified in the Summary Plan Description by entity, address and telephone number.

     (a) Application for Benefits. Each Participant, or Beneficiary, must submit a written application for payment, with such documentation as the claims administrator considers necessary to process the claim.

     (b) Decision on Claim. Within 90 days after receipt of a claim and all necessary information, the claims administrator will issue a written decision. If the claim is denied in whole or in part, the notice will set forth (1) specific reasons for the denial and references to Plan provisions upon which the denial is based; (2) a description of any additional information necessary to process the claim; and (3) an explanation of the Plan's claim review procedure. If special circumstances require an extension of time, the claims administrator will furnish the claimant written notice of the extension, and an explanation why it is necessary, before the end of the initial 90 day period and the claims administrator shall be given an additional 90 days to provide written notice of its decision.

     (c) Appeal. The claimant may appeal an adverse decision by requesting in writing, within 60 days after he receives the decision, that the claims administrator review the decision. Or, if the claims administrator fails to issue a decision, the claimant must submit his appeal within 150 days after he filed his claim. He may submit a statement of issues and supporting arguments. He may inspect all documents that are reasonably pertinent to his case, upon reasonable notice to the claims administrator, but may not inspect confidential information concerning any other person. The claims administrator may set the matter for oral hearing and give the claimant reasonable notice of the time and place. The claims administrator will proceed promptly to resolve all issues and issue a written decision, with a statement of reasons and references to supporting provisions of the Plan, within 60 days. If special circumstances require an extension of time, the claims administrator will render a decision as soon as possible, but not later than 120 days after receipt of the appeal. If an extension is required, the claims administrator will issue written notice with an explanation of the circumstances requiring the extension, before the extension period begins.

                                   ARTICLE 10
                                  Miscellaneous

10.1 Headings. The headings and subheadings in this Plan have been inserted for convenient reference, and to the extent any heading or subheading conflicts with the text, the text will govern.

10.2 Construction. The Plan will be construed in accordance with the laws of the State of South Carolina, except to the extent such laws are preempted by ERISA and the Code.

10.3 Qualification for Continued Tax-Exempt Status. Notwithstanding any other provision of the Plan, the amendment and restatement of the Plan is adopted on the condition that it will be approved by the Internal Revenue Service as meeting the requirements of the Code and ERISA for tax-exempt status, and in the event continued qualification is denied and cannot be obtained by revisions satisfactory to the Committee, this amendment and restatement will be null and void.

10.4 Non-alienation. No benefits payable under the Plan will be subject to the claim or legal process of any creditor of any Participant or Beneficiary, and no Participant or Beneficiary will alienate, transfer, anticipate or assign any benefits under the Plan, except that distributions will be made pursuant to (a) qualified domestic relations orders issued in accordance with Code Section 414(p), (b) judgments and levies resulting from federal tax assessments, and (c) agreements between a Participant or Beneficiary and an Employer under Treasury Regulations 1.401(a)(13)(e) for the use of all or part of his benefits under the Plan to repay his indebtedness to the Employer, which amount of benefits will be paid in a lump sum as soon as practicable after the agreement is executed and will be subject to the withholding requirements set forth in Section 10.8; and (d) as otherwise required by law. Effective August 5, 1997, the Committee will offset the Account balances of any Participant or Beneficiary if required under a judgment of conviction for a crime involving the Plan, or under a civil judgment or a consent order, or settlement agreement with a governmental agency, in an action brought in connection with a violation of fiduciary duty under the Plan.

10.5 No Employment Rights. Participation in the Plan will not give any Employee the right to be retained in the employ of any Employer, or upon termination any right or interest in the Plan except as provided in the Plan.

10.6 No Enlargement of Rights. No person will have any right to or interest in any portion of the Plan except as specifically provided in the Plan.

10.7 Direct Rollover.

     (a) General Rule. Notwithstanding any provision of the Plan to the contrary, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (b)  Definitions.

          (1) "Eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include--

               (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more;

               (B) any distribution to the extent such distribution is required under Code Section 401(a)(9);

               (C) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

               (D) effective January 1, 2000, any withdrawal of Before-Tax Contributions on account of financial hardship under Section 5.5; and

               (E) effective January 1, 2002, any amount (including amounts from the After-Tax Account) that is distributed on account of financial hardship under Section 5.5(c).

               Notwithstanding the above, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of the Participant's After-Tax Account. However, the Participant's After-Tax Account may be transferred only to an individual retirement account or annuity described in Code
               Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of the distribution which is not includible in gross income.

          (2) "Eligible retirement plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. Effective January 1, 2002, "eligible retirement plan" shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

               Notwithstanding the above, in the case of an eligible rollover distribution to the surviving Spouse before January 1, 2002, an eligible retirement plan is an individual retirement account or individual retirement annuity only.

          (3) "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the Spouse or former Spouse.

          (4) "Direct rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.


10.8 Withholding for Taxes. Payments under the Plan will be subject to withholding for payroll taxes as required by law. Beginning in 1993, each Employer will withhold 20 percent federal income tax from each "eligible rollover distribution" (as defined in Subsection 10.7(b)(1)) over $200 that is not rolled over directly into another qualified retirement plan or individual retirement account under Section 10.7.

10.9 Notices. Any notice or document required to be filed with the Company under the Plan will be properly filed if delivered or mailed, postage prepaid, to the Company (or its delegate), at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

10.10 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

10.11 Action by Employers. Any action required or permitted to be taken by the Company will be by resolution of its Board of Directors or a duly authorized committee thereof, or by a duly authorized officer or designated representative of the Company.

10.12 Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Employee or Participant the right to be retained in the employ of the Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

10.13 Absence of Guaranty. Neither the Company nor the Trustee in any way guarantees the assets of the Plan from loss or depreciation, or guarantees any payment to any person. The liability of the Trustee to make any payment is limited to the available assets of the Plan held under the Trust.

10.14 Company's Decision Final. Any interpretation of the Plan and any decision on any matter within the discretion of the Company made by the Company (or its delegate) will be binding on all persons. A misstatement or other mistake of fact will be corrected when it becomes known, and the Company will make such adjustment on account thereof as it considers equitable and practicable.

         IN WITNESS WHEREOF, Sonoco Products Company has caused this amendment and restatement of the Sonoco Savings Plan to be executed by its duly authorized officer this _____ day of , 2002, to be effective as of January 1, 2001, except that certain provisions are effective as of other dates stated within each such provision.

                              [SIGNATURES OMITTED]

                               SONOCO SAVINGS PLAN

                                   ADDENDUM A

                       HISTORY OF REVISED PLAN PROVISIONS


The following provisions have the same Section headings and numbers as the corollary Sections in the main text of the Plan, with the prefix "A" to correspond to this Addendum A. The provisions set forth in this Addendum A were in effect during the stated periods of the Plan's existence, but have been revised as set forth in the corollary Sections of the main text of the Plan. Although revised, these historical provisions may continue to affect the amount of and/or entitlement to benefits of a Participant or beneficiary whose benefits are determined after the dates when these provisions were changed, particularly those Participants who terminated before the effective date of one or more revisions.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM A
                       HISTORY OF REVISED PLAN PROVISIONS

                                Table of Contents

                                                                            Page
ARTICLE A-1     DEFINITIONS                                                  A-1
                A-1.3    Accounts                                            A-1
                         (a)  Employer Contribution Accounts                 A-1
                         (b)  Employee Contribution Accounts                 A-1
                A-1.42   ESOP                                                A-1
                A-1.43   ESOP Matching Account                               A-1
                A-1.54   ESOP Matching Contributions
                         (or Matching Contributions)                         A-1
                A-1.44   ESOP Effective Date                                 A-1


ARTICLE A-2     ELIGIBILITY                                                  A-2
                A-2.1    Eligibility                                         A-2

ARTICLE A-3     CONTRIBUTIONS                                                A-2
                A-3.1    Employee Contributions                              A-2
                         (d)  Election to Contribute                         A-2
                A-3.2    Employer Contributions                              A-2
                         (e)  Vesting                                        A-2

                                   ARTICLE A-1

                                   Definitions


A-1.1    Accounts.

Employer Contribution Accounts. From January 1, 1990 to December 31, 2000, the ESOP Matching Account meant the Account to record Matching Contributions that were made in Company Stock under the ESOP.

Employee Contribution Accounts. The following Prior Plan Accounts are maintained under the affected Participant's After-Tax Account and are used to record Contributions made before the dates stated below, and to record gains/losses/expenses which continue to be allocated to the Accounts. The Prior Plan Accounts are treated as after-tax or before-tax, as applicable:

          Baker Manufacturing Company, Inc. Profit Sharing Plan. Each affected Participant's balance under such Plan as of December 31, 1980 was transferred to this Plan as of January 1, 1981.

          Container Corporation of America Employees Savings Plan. Each affected Participant's balance under such Plan as of December 31, 1982 was transferred to this Plan as of January 1, 1983.

          Continental Group Inc. Savings Plan. Each affected Participant's balance under such Plan as of March 31, 1985 was transferred to this Plan as of April 1, 1985.

          Boise Cascade Corporation Savings and Supplemental Retirement Plan. Each affected Participant's balance under such Plan as of March 31, 1987 was transferred to this Plan as of April 1, 1987.

                                   ARTICLE A-2

                                   Eligibility


A-2.1 Eligibility. Before November 1, 1997 eligible Employees could begin participating in the Plan as of the first day of the calendar quarter on or next following the date when they had completed one Year of Service.

                                   ARTICLE A-3

                                  Contributions

A-3.1    Employee Contributions.

Election to Contribute. Before November 1, 1997, Participants could make Contribution elections as of the first day of any calendar quarter.

Initial Automatic Election. Before November 1,1997, when the Employers began to automatically deduct 2 percent of each new Employee's Compensation as a Before-Tax Contribution, Participants were required to submit an affirmative election to contribute, beginning as of the first day of any calendar quarter after they met the eligibility requirements.

Employer Contributions.

     (g) Vesting. Before November 1, 1997, the Plan used a 2-to-6 years graded vesting schedule.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM B
                  QUALIFIED DOMESTIC RELATIONS ORDER PROCEDURES

                                Table of Contents

                                                                            Page

1.     Determination Whether a Domestic Relations Order is Qualified         B-1

2.     The Award                                                             B-1

3.     Identification                                                        B-1

4.     Awarded Amount                                                        B-2

5.     Form of Payment and Payment Date                                      B-2
       (a)    Separate Interest Award                                        B-2
       (b)    Shared Payment Award                                           B-3

6.     Rights of Alternate Payee                                             B-3

7.     Investment Elections                                                  B-3

8.     Alternate Payee's Death                                               B-3

9.     Holding Account Balances                                              B-4

10.    Notification of Parties                                               B-4

11.    Separate Account Until Determination is Made                          B-4

12.    Separate Account After Committee Approves QDRO                        B-5

13.    Notice of Favorable Tax Treatment                                     B-5

14.    Fiduciary ResponsibilityB-5

15.    Internal Revenue Service Approval of QDRO Procedures                  B-6

                               SONOCO SAVINGS PLAN

                                   ADDENDUM B
                 QUALIFIED DOMESTIC RELATIONS ORDERS PROCEDURES

The Sonoco Savings Plan (the Plan) is required by federal law to pay benefits earned by a Participant under the Plan to his or her Spouse, former Spouse, child(ren) or other dependents, to the extent awarded under a Qualified Domestic Relations Order (a "QDRO"). This law is set forth in Section 414(p) of the Internal Revenue Code (the "Code"). Each Spouse or dependent who is entitled to benefits under a QDRO is called an Alternate Payee. The Code requires the Plan to provide the following procedures to assist eligible individuals to obtain a QDRO from a state court under the state's domestic relations laws:

1. Determination Whether a Domestic Relations Order is Qualified. The Plan's Benefits Committee will determine whether a domestic relations order is qualified under Code Section 414(p), i.e., whether it is a QDRO. The Code prohibits the Plan from making any payment under any order until the Committee has determined that it is a QDRO.

2. The Award. A QDRO must award to the Alternate Payee(s) the right to receive all or part of the benefits that would otherwise be payable to a Participant under the Plan. The only persons who can be Alternate Payees or contingent Alternate Payees are the current or former Spouse, child(ren) or other dependents of the Participant. Under no circumstance can a QDRO result in the Plan paying a greater amount than it would have paid to or on behalf of the Participant if the QDRO had not been issued.

3.     Identification. The QDRO must clearly state (a) the name of the Plan, and
       (b) the name and last known mailing address of the Participant and each Alternate Payee, unless the Committee has records of the address(es).

4. Awarded Amount. The QDRO must state the amount or percentage of the Participant's Account balances to be paid to each Alternate Payee, or a method to calculate the awarded amount, and the date as of which the Plan must make the calculation.

5. Form of Payment and Payment Date. The QDRO can award either a separate interest or a shared interest in the Participant's Account balances. The forms of payment from the Plan are (a) single lump sum, (b) five substantially equal annual installments, and (c) installments elected on an as-needed basis. The awarded amount can be paid in cash and/or in shares of Sonoco Products Company, Inc. common stock (Company stock) to the extent that the Alternate Payee's Accounts are invested in Company stock (see Section 7).

       (a) Separate-Interest Award. If the QDRO awards the Alternate Payee a separate interest in the Participant's Account balances, the Plan will pay the award in the form specified in the QDRO, or if the QDRO so provides, in the form elected by the Alternate Payee within the 90-day election period before the payment date. After the awarded amount is paid in full, the Alternate Payee will have no further interest in the Plan. To the extent that the Plan cannot pay a stock award in whole shares, it will pay the award in cash.

              (1) Current Interest. If the separate interest relates only to the Participant's Account balances already earned, the Plan will pay the entire amount awarded in a single lump sum as soon as practicable after the Committee determines that the order is a QDRO and calculates the amount of the awarded benefit, unless the QDRO specifies another form and time for payment permitted under the Plan.

              (2) Future Interest. If the QDRO award includes a portion of the Participant's Account balances to be earned in the future, the Plan will not calculate the awarded amount until the earlier of the calculation date specified in the QDRO, or the Participant's distribution date, after which date no additional amount can accrue in favor of the Alternate Payee.

       (b) Shared Payment Award. A QDRO can grant a shared payment award to a Spousal or non-Spousal Alternate Payee, in which event payment will be made on the date(s) elected by the Participant. The Plan will pay to the Alternate Payee the amount or percentage of each payment actually made to the Participant, as specified in the QDRO.

6. Rights of Alternate Payee. The Alternate Payee has the legal status of a beneficiary under the Plan. The QDRO cannot give the Alternate Payee certain rights that the Participant has. A QDRO cannot give the Alternate Payee the right to make a hardship withdrawal, or to name a beneficiary other than an individual who is the current or former Spouse of the Participant, or child or other dependent of the Participant.

7. Investment Elections. Unless a QDRO states otherwise, the Committee will permit the Alternate Payee to direct the investment of the amount awarded under a separate interest QDRO while it is retained under the Plan. The Alternate Payee under a shared interest QDRO will have no right to make investment elections.

8. Alternate Payee's Death. Federal law does not permit any individual to be awarded the status of an Alternate Payee or contingent Alternate Payee unless that individual is a Spouse, former Spouse, child or other dependent of the Participant. Therefore, the QDRO may neither name the Alternate Payee's beneficiary to receive the awarded benefit in the event of his/her death before the payment date nor permit the Alternate Payee to name his or her own beneficiary, unless such contingent Alternate Payee is also a Spouse, former Spouse, child or other dependent of the Participant. In the event an Alternate Payee dies before the payment date and there is no surviving contingent Alternate Payee, the amount awarded to the Alternate Payee will revert to the Participant.

9. Holding Account Balances. After the Committee has received written notice that all or part of a Participant's Account balances are or will become subject to a QDRO, it will not pay to or on behalf of the Participant any part of the Account balances to which the notice applies. For example, if a written notice states that a Spouse or former Spouse has obtained or will seek to obtain a QDRO for half the Participant's Account balances as of a stated date, the Committee will not pay that portion of the Account balance to anyone other than such Alternate Payee unless and until it has determined that the domestic relations court with jurisdiction over the matter has not and will not issue a QDRO directing payment to such Alternate Payee. Between the date when the Committee receives written notice of a pending QDRO and the date when it approves the QDRO, the Committee will permit the Participant to continue making investment elections for all his Account balances, unless the putative Alternate Payee provides the Committee a written direction concerning investment of the amount sought to be awarded by the QDRO.

10. Notification of Parties. The Committee will promptly notify the affected Participant and each Alternate Payee when it receives a domestic relations order, and will provide a copy of these Procedures to assist them in obtaining a QDRO. Within a reasonable period after receiving the order, but no later than 18 months after the payment date specified in the order, the Committee will determine whether the order is qualified and will notify the Participant and each Alternate Payee of the determination. The parties may designate representatives to receive the notices.

11. Separate Account Until Determination is Made. During any period in which the issue of the qualified status of a domestic relations order is being determined, the Committee will separately account for the amounts that would have been payable to the Alternate Payee (if any) if the order had already been determined to be qualified. If within 18 months the Committee determines the order to be qualified, it will transfer any required amounts to each Alternate Payee's separate Account under Section 12 below. If the Committee determines that the order is not qualified, it will merge the separate accountings and will pay benefits to the persons who would have received them if the order had not been issued. If within 18 months the Committee has not been able to determine whether the order is qualified, after reasonable effort and due to circumstances beyond its control, it will merge the separate accountings and will pay benefits to the persons who would have received them if the order had not been issued. If after the expiration of 18 months the Committee determines that the order is qualified, it will apply the determination prospectively only, and the Plan will not have any liability for failing to make payment to the Alternate Payee for the period before it determined that the order is qualified.

12. Separate Account After Committee Approves QDRO. After the Committee approves a QDRO, it will pay the awarded amount to the Alternate Payee if the payment date has occurred under Section 5. If the QDRO awards a separate interest and the payment date has not yet occurred, the Committee will establish a separate Account for the Alternate Payee and will transfer the awarded amount into the separate Account as of the date required under the QDRO. The Committee will allocate all subsequent investment gains/losses to that Account, using the same method as for Participants. The Committee will maintain the separate Account until the payment date.

13. Notice of Favorable Tax Treatment. When the Committee makes a lump sum payment of the awarded amount to a Spousal Alternate Payee, it will notify the Alternate Payee that the payment can be rolled over to an individual retirement account or to another employer's qualified plan.

14. Fiduciary Responsibility. All plan representatives will have an equal fiduciary responsibility to the Participant and to the Alternate Payee, who has the legal status of a beneficiary under the Plan.

15. Internal Revenue Service Approval of QDRO Procedures. The Procedures stated in this Addendum B to the Plan for payments of Account balances under QDROs, and restrictions on payments, are conditioned upon approval by the Internal Revenue Service, and will be revised from time to time to the extent necessary to maintain such approval.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM C
                         SCHEDULE OF ADMINISTRATIVE FEES


Plan Section          Amount of Fee               Administrative Service

4.1(b)                $ 4.50 qtr./$18 yr.        Recordkeeping for allocations to and deductions from Accounts, to be deducted pro rata from the Participant's Accounts and from the investment funds in which his Accounts are invested.

4.1(b)                $60.00 yr.                 Annual account fee for the Self-Managed Account.  In addition, other transaction fees may apply depending on the mutual fund(s) selected.

4.2(c)(3)             $  0.00                    Transaction fee for processing investment elections.

5.1(f)                $25.00 each                Processing fee to be deducted from each in-service withdrawal, either after-tax, age 59 1/2, age 70 1/2or hardship.

5.6(b)                $50.00 each                Loan origination fee.

5.6(b)                $  0.00 year               Annual loan servicing fee.

5.6(j)(2)             $15.00 each                Loan repayment processing fee for payments made by check or money order, which the Participant or Beneficiary must add to the repayment amount.

6.2(g)                $25.00                     Processing fee for post-termination payments, to be deducted from either the lump sum payment or from the first payment in any series of installment payments.


The Committee reserves the right to revise this schedule of administrative fees from time to time as necessary to reflect changes in the amounts charged by the recordkeeper, without formal amendment.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM D
                          REQUIRED BEGINNING DATE RULES


                    (This Section intentionally left blank).

                               SONOCO SAVINGS PLAN

                                   ADDENDUM E
                    SONOCO FIBRE DRUM, PITTSBURG, CALIFORNIA
             FREIGHT CHECKERS, CLERICAL EMPLOYEES AND HELPERS UNION

The following are provisions that were effective as of April 1, 1985, the date when Sonoco Products Company acquired the Continental Group, Inc. (the predecessor employer). The unit covered by this Addendum E was covered by a predecessor plan that was effective from January 1, 1983 until it was merged into this Plan effective April 1, 1985. Sonoco Products Company divested the unit covered by this Addendum E on March 31, 1998. This Addendum E applies only to Participants who are employed by the Company at any time on and after that date at the Pittsburg, California plant, and who are members of the Freight Checkers, Clerical Employees and Helpers Union Local 865, Affiliated with the International Brotherhood of Teamsters. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix E (to correspond to this Addendum E) to indicate that the rule(s) stated in that Section apply only to Teamster Union Participants at the Pittsburg, California plant. To the extent not otherwise provided in this Addendum E, all provisions of the Plan document will apply to the Participants covered under this Addendum, except those Plan provisions which are inapplicable (such as those concerning before-tax and company matching contributions).

                               SONOCO SAVINGS PLAN

                                   ADDENDUM E
                     SONOCO FIBRE DRUM PITTSBURG, CALIFORNIA
             FREIGHT CHECKERS, CLERICAL EMPLOYEES AND HELPERS UNION

                                Table of Contents

                                                                            Page
ARTICLE E-1 DEFINITIONS                                                      E-1
               E-1.3     Accounts
E-1
                   (a)   Employer Contribution Account                       E-1
                   (b)   Employee Contribution Account                       E-1
               E-1.23    Contributions
               E-2
                   (a)   Employer Contributions                              E-2
                   (b)   Employee Contributions                              E-2
               E-1.26    Disability                                          E-3
               E-1.31    Effective Date                                      E-3
               E-1.33    Employee                                            E-3
               E-1.79    Years of Vesting Service (Vesting Service)          E-4
                   (a)   Computation                                         E-4
                   (f)   Regular Continuous Service; Break in Service        E-4

ARTICLE E-2 ELIGIBILITY                                                      E-4
               E-2.1     Eligibility                                         E-4
                   (a)   Calendar Year Test                                  E-4
                   (b)   Employment Year Test                                E-5

ARTICLE E-3 CONTRIBUTIONS                                                    E-5
               E-3.1     Employee Contributions                              E-5
                   (a)   After-Tax                                           E-5
               E-3.2     Employer Contributions                              E-6
                   (a)   After-Tax Matching Contribution                     E-6
                   (f)   Vesting                                             E-6

ARTICLE E-4 ALLOCATIONS                                                      E-7
               E-4.2     Investment Elections                                E-7

ARTICLE E-5  IN-SERVICE WITHDRAWALS                                          E-7
               E-5.2     In-service Withdrawal from After-Tax Account        E-7
               E-5.3     In-service Withdrawal from Age 59 1/2               E-7
               E-5.5     Hardship Withdrawals                                E-7
               E-5.6     Loans                                               E-7

                                   ARTICLE E-1
                                   Definitions

E-1.3     Accounts.

          (a)     Employer Contribution Account.

                   (1) After-Tax Matching Account means the Account to record the Participant's Matching Contributions for each payroll period, which (A) will be made in cash,
                           (B) will be subject to the vesting schedule set forth in Subsection E-3.2 (e), and (C) cannot be withdrawn until the Termination Date.

(b)      Employee Contribution Account.

                   (1) After-Tax Account means the Account to record (A) the amounts which the Employer deducts from the Participant's Compensation, (any whole dollar amount up to $12 as his after-tax Basic Contributions, and any whole dollar amount up to $25 as his after-tax Supplemental Contributions) and contributes to the Plan as his After-Tax Contributions under Section 3.2, and (B) Rollover Contributions which he makes under
                          Section 3.3 (which are treated as before-tax).

E-1.23    Contributions.

          (a)      Employer Contributions.

                   (1) Matching Contributions means an amount equal to 40 percent of the Basic Contributions made by each
                          Participant for each payroll period, which the Employer contributes for each payroll period.

(b)      Employee Contributions.

                   (1)    After-Tax Contributions.

                          (A) Basic Contributions means any whole dollar amount up to $12, which the Participant elects to contribute on an after-tax basis for each weekly pay period, and for which the Employer makes its Matching Contributions.

                          (B) Supplemental Contributions means an amount in effect from time to time as set forth in the chart below, which the Participant elects to contribute on an after-tax basis for each weekly pay period, in addition to his Basic Contributions, and for which the Employer does not make any Matching Contributions:

                                   Effective Date         Elective Amounts
                                   April 1, 1985          $2, $4, $6, or $8.
                                   November 1, 1985       $5, $10, $15,  or $20.
                                   November  1,  1988     Any  whole dollar
                                                          amount up to $25.

E-1.26 Disability means a physical or mental impairment incurred while the Participant is in active Employment, which permanently disables him from engaging in substantial gainful employment, which has continued for 5 consecutive months and in the opinion of a physician will be permanent and continuous for life, and which qualifies him to receive Social Security disability benefits. However, the impairment must not have occurred because of the Participant's involvement in military service, war or similar hostilities, insurrection, rebellion, revolution, felony, or employment with another employer. The Participant must submit proof of his Disability to the Committee before the date on which he incurs a Break in Regular Continuous Service. The Committee will base its determination on the Participant's physical condition before the date when he incurs a Break in Regular Continuous Service and on the evidence submitted, including the results of a medical examination conducted by a physician chosen by the Committee. The term Disabled Participant refers to the Participant who has incurred a Disability.

E-1.31   Effective  Date means April 1, 1985, as the initial  Effective  Date of this Addendum E, which is the date when the Employer assumed sponsorship of the Continental Group, Inc. predecessor plan and merged it into this Plan.

E-1.33 Employee means, for purposes of this Addendum E, an individual (a) who is regularly employed by the Employer at its Pittsburg, California location, (b) who has FICA taxes withheld by that Employer, and (c) who is a member of the Freight Checkers, Clerical Employees and Helpers Union Local 865, Affiliated with the International Brotherhood of Teamsters. The group of eligible Employees includes those who are on approved leaves of absence for which Vesting Service is granted under
         Section 1.79. An Employee who is regularly scheduled to work fewer than 1,000 Hours of Service in a Plan Year is treated as a part-time Employee.

E-1.79    Years of Vesting Service (Vesting Service).

         (a) Computation. For purposes of this Addendum E, non-continuous partial months are aggregated into whole 30-day months, but if the remaining days total at least 15, the Participant receives credit for an additional month. ...

         (f) Regular Continuous Service means the period beginning on the Participant's Employment Date and ending on the date when he incurs a Break in Regular Continuous Service. The Participant will incur a Break in Regular Continuous Service as of the date when he either (1) quits; (2) is discharged (provided that if he is rehired within 6 months he is not treated as having had a break); or (3) is absent more than 12 months due to either layoff, approved leave of absence, physical disability, or layoff due to permanent plant shutdown with respect to which he did not elect to receive a severance allowance. The Plan will continue to credit Vesting Service after a Break in Regular Continuous Service, to the extent provided under Section 1.79.

                                   ARTICLE E-2
                                   Eligibility

E-2.1 Eligibility. Each part-time Employee will begin participating in the Plan on the Entry Date on or next following the date when he has met one of the following requirements:

         (a) Calendar Year Test. If the part-time Employee has worked at least 1,000 hours in any calendar year, he will begin participating in the Plan as of the following January 1.

         (b) Employment Year Test. If the part-time Employee has worked at least 1,000 hours in the year ending on the first anniversary of his Employment Date, he will begin participating in the Plan as of the next Entry Date.

                                   ARTICLE E-3
                                  Contributions

E-3.1     Employee Contributions.

         (a) After-Tax. For each Plan Year, each Participant may elect the dollar amount he wishes to defer as After-Tax Contributions, within the aggregate limitation described in Subsection 3.1(a)(3) of the main text of the Plan.

                  (1) Amount. Each Participant may elect to make After-Tax Contributions for each weekly pay period based on the following schedule:

                          (A)      Basic   Contributions  in  any  whole  dollar
                                   amount up to $12, for which he will receive Matching Contributions.

                          (B) Supplemental Contributions in the amount in effect from time to time as set forth in the chart below, in addition to his Basic Contributions, for which he will not receive any Matching Contributions:

                                   Effective Date      Elective  Amounts
                                   April 1,1985        $2, $4, $6, or $8.
                                   November 1, 1985    $5, $10, $15,  or $20.
                                   November  1,  1988  Any  whole dollar amount
                                                        up to $25.

                  (2) Amount Matched. Each Participant will receive Matching Contributions in an amount equal to 40 percent of his Basic Contributions for each payroll period.

E-3.2     Employer Contributions.

          (a) After-Tax Matching Contribution. The Employer will make a Matching Contribution in cash equal to 40 percent of each Participant's After-Tax Basic Contributions for each payroll period during the Plan Year.

          ...

(f) Vesting. The Participant will become fully vested in his After-Tax Matching Account on the date he completes 5 Years of Vesting Service. Regardless of the number of his Years of Vesting Service, he will become fully vested in his After-Tax Matching Account either (1) when he reaches Normal Retirement Age, (2) on his disability retirement date, (3) on his date of death, (4) on the date when Employer Contributions under this Addendum E cease, or (5) when he incurs a Break in Regular Continuous Service as the result of a permanent plant shutdown.

                   The 4-years class vesting schedule in effect before the 1989 Plan Year continued to apply to After-Tax Matching Contributions made before the 1989 Plan Year. Each Participant who had any Hours of Service under the Plan both before and after January 1, 1989 received the greater of the vested percentage he would have received if the previous vesting schedule had continued to apply, or his vested percentage under the schedule in effect beginning in 1989.

                                   ARTICLE E-4
                                   Allocations

E-4.2 Investment Elections. Participants in the unit covered by this Addendum E are not permitted to make investment elections.

                                   ARTICLE E-5
                             In-service Withdrawals

E-5.2 In-service Withdrawal from After-Tax Account. During each Plan Year, each Participant may make one withdrawal from his After-Tax Account, in any amount up to the entire Account balance. No Participant can make any withdrawal from his Employer Contribution Account until after his Termination Date. After a Participant makes a withdrawal, he will not be permitted to make any Contributions, and will not receive any allocation of Employer Contributions, for a period of six months beginning on the date when the Trustee issues the withdrawal check. The Trustee will issue the check as soon as practicable after it receives the properly completed application form.

E-5.3 In-service Withdrawal After Age 59 1/2. Participants in the unit covered by this Addendum E cannot make withdrawals under Section 5.3 of the main text of the Plan.

E-5.5 Hardship Withdrawals. Participants in the unit covered by this Addendum E cannot make withdrawals under Section 5.5 of the main text of the Plan.

E-5.6 Loans. Participants in the unit covered by this Addendum E cannot make loans under Section 5.6 of the main text of the Plan.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM F
                    SONOCO FIBRE DRUM, PITTSBURG, CALIFORNIA
                 INTERNATIONAL ASSOCIATION OF MACHINISTS AFL-CIO

The following are provisions that are effective as of April 1, 1985, the date when Sonoco Products Company acquired the Continental Group, Inc. (the predecessor employer). The unit covered by this Addendum F was covered by a predecessor plan that was effective from January 1, 1983 until it was merged into this Plan effective April 1, 1985. Sonoco Products Company divested the unit covered by this Addendum F on March 31, 1998. This Addendum F applies only to Participants who are employed by the Company at any time on and after that date at the Pittsburg, California plant, and who are members of the
International Association of Machinists AFL-CIO, Richmond Lodge No. 824, District No. 115. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix F (to correspond to this Addendum F) to indicate that the rule(s) stated in that Section apply only to IAM Union Participants at the Pittsburg, California plant. To the extent not otherwise provided in this Addendum F, all provisions of the Plan document will apply to the Participants covered under this Addendum, except those Plan provisions which are inapplicable (such as those concerning before-tax and company matching contributions).

                               SONOCO SAVINGS PLAN

                                   ADDENDUM F
                    SONOCO FIBRE DRUM, PITTSBURGH, CALIFORNIA
                 INTERNATIONAL ASSOCIATION OF MACHINISTS AFL-CIO

                                Table of Contents

                                                                            Page
ARTICLE F-1 DEFINITIONS                                                      F-1
       F-1.3    Accounts                                                     F-1
                (a)  Employer Contribution Account                           F-1
                (b)  Employee Contribution Account                           F-1
       F-1.23   Contributions                                                F-1
                (a)  Employer Contributions                                  F-1
                (b)  Employee Contributions                                  F-2
       F-1.26   Disability                                                   F-2
       F-1.31   Effective Date                                               F-3
       F-1.33   Employee                                                     F-3
       F-1.79   Years of Vesting Service (Vesting Service)                   F-3
                (a)  Computation                                             F-3
                (f)  Regular Continuous Service; Break in Service            F-3

ARTICLE F-2 ELIGIBILITY                                                      F-4
       F-2.1    Eligibility                                                  F-4
                (a)  Calendar Year Test                                      F-4
                (b)  Employment Year Test                                    F-4

ARTICLE F-3 CONTRIBUTIONS                                                    F-4
       F-3.1    Employee Contributions                                       F-4
                (a)  After-Tax                                               F-4
       F-3.2    Employer Contributions                                       F-5
                (a)  After-Tax Matching Contribution                         F-5
                (e)  Vesting                                                 F-5

ARTICLE F-4 ALLOCATIONS                                                      F-6
       F-4.2    Investment Elections                                         F-6

ARTICLE F-5 IN-SERVICE WITHDRAWALS                                           F-6
       F-5.2    In-service Withdrawal from After-Tax Account                 F-6
       F-5.3    In-service Withdrawal After Age 59 1/2                       F-6
       F-5.5    Hardship Withdrawals                                         F-7
       F-5.6    Loans                                                        F-7

                                   ARTICLE F-1
                                   Definitions

F-1.3     Accounts.

         (a)      Employer Contribution Account.

                  (1) After-Tax Matching Account means the Account to record the Participant's Matching Contributions for each payroll period, which (A) will be made in cash,
                           (B) will be subject to the vesting schedule set forth in Subsection F-3.2(e), and (C) cannot be withdrawn until the Termination Date.

         (b)       Employee Contribution Account.

                  (1) After-Tax Account means the Account to record (A) the amounts which the Employer deducts from the Participant's Compensation, (any whole dollar amount up to $30 as his after-tax Basic Contributions, and any whole dollar amount up to $10 as his after-tax Supplemental Contributions) and contributes to the Plan as his After-Tax Contributions under Section 3.2, and (B) Rollover Contributions that he makes under Section 3.3 (which are treated as before-tax).

F-1.22    Contributions.

         (a)       Employer Contributions.

                  (1) Matching Contributions means an amount equal to 50 percent of the Basic Contributions made by each

                           Participant for each payroll period, which the Employer contributes for each payroll period. Before May 1, 1991, the Employer contributed 40 percent of Basic Contributions.

         (b)       Employee Contributions.

                  (1)     After-Tax Contributions.

                           (A) Basic Contributions means any whole dollar amount up to $30, which the Participant elects to contribute on an after-tax basis for each weekly pay period, for which the Employer makes its Matching Contributions. The maximum Basic Contribution increased from $12 to $20 effective May 1, 1988, and increased to $30 effective May 1, 1994.

                           (B) Supplemental Contributions means any whole dollar amount up to $10 which the Participant elects to contribute on an after-tax basis for each payroll period, in addition to his Basic Contributions, for which the Employer does not make Matching Contributions. The maximum Supplemental Contribution increased from $8 to $10 effective May 1, 1991.

F-1.26 Disability means a physical or mental impairment incurred while the Participant is in active Employment, which permanently disables him from engaging in substantial gainful employment, which has continued for 5 consecutive months and in the opinion of a physician will be permanent and continuous for life, and which qualifies him to receive Social Security disability benefits. However, the impairment must not have occurred because of the Participant's involvement in military service, war or similar hostilities, insurrection, rebellion, revolution, felony, or employment with another employer. The Participant must submit proof of his Disability to the Committee before the date on which he incurs a Break in Regular Continuous Service. The

         Committee will base its determination on the Participant's physical condition before the date when he incurs a Break in Regular Continuous Service and on the evidence submitted, including the results of a medical examination conducted by a physician chosen by the Committee. The term Disabled Participant refers to the Participant who has incurred a Disability.

F-1.31 Effective Date means April 1, 1985 as the initial Effective Date of this Addendum F, which is the date when the Employer assumed sponsorship of the Continental Group, Inc. predecessor plan and merged it into this Plan.

F-1.33 Employee means, for purposes of this Addendum F, an individual (a) who is regularly employed by the Employer at its Pittsburg, California location, (b) who has FICA taxes withheld by that Employer, and (c) who is a member of the International Association of Machinists AFL-CIO, Richmond Lodge No. 824, District No. 115. The group of eligible Employees includes those who are on approved leaves of absence for which Vesting Service is granted under Section 1.79. An Employee who is regularly scheduled to work fewer than 1,000 Hours of Service in a Plan Year is treated as a part-time Employee.

F-1.79    Years of Vesting Service (Vesting Service).

         (a) Computation. For purposes of this Addendum F, non-continuous partial months are aggregated into whole 30-day months, but if the remaining days total at least 15, the Participant receives credit for an additional month.

                   ...

         (f) Regular Continuous Service means the period beginning on the Participant's Employment Date and ending on the date when he incurs a Break in Regular Continuous Service. The Participant will incur a Break in Regular Continuous Service as of the date when he either (1) quits; (2) is discharged (provided that if he is rehired within 6 months he is not treated as having had a break); or (3) is absent more than 12 months due to either layoff, approved leave of absence, physical disability, or layoff due to permanent plant shutdown with respect to which he did not elect to receive a severance allowance. The Plan will continue to credit Vesting Service after a Break in Regular Continuous Service, to the extent provided under Section 1.79.

                                   ARTICLE F-2
                                   Eligibility

F-2.1 Eligibility. Each part-time Employee will begin participating in the Plan on the Entry Date on or next following the date when he has met one of the following requirements:

         (a) Calendar Year Test. If the part-time Employee has worked at least 1,000 hours in any calendar year, he will begin participating in the Plan as of the following January 1.

         (b) Employment Year Test. If the part-time Employee has worked at least 1,000 hours in the year ending on the first anniversary of his Employment Date, he will begin participating in the Plan as of the next Entry Date.

                                   ARTICLE F-3
                                  Contributions

F-3.1     Employee Contributions.

         (a) After-Tax. For each Plan Year, each Participant may elect the dollar amount he wishes to defer as After-Tax Contributions, within the aggregate limitation described below in Subsection 3.1(a)(3) of the main text of the Plan.

                  (1)      Amount.  Each Participant may elect to make After-Tax
                           Contributions   for  each   payroll   period  in  the
                           following amounts:

                           (A) Basic Contributions in any whole dollar amount up to $30, for which he will receive Matching Contributions.

                           (B) Supplemental Contributions in any whole dollar amount up to $10, in addition to his Basic Contributions, for which he will not receive any Matching Contributions.

                  (2) Amount Matched. Each Participant will receive Matching Contributions in an amount equal to 50 percent of his Basic Contributions (40 percent before May 1, 1991) for each payroll period.

F-3.2     Employer Contributions.

         (a) After-Tax Matching Contribution. The Employer will make a Matching Contribution in cash equal to 50 percent of each Participant's After-Tax Basic Contributions for each payroll period during the Plan Year.

                  ...

         (e) Vesting. The Participant will become fully vested in his After-Tax Matching Account on the date he completes 5 Years of Vesting Service. Regardless of the number of his Years of Vesting Service, he will become fully vested in his After-Tax Matching Account either (1) when he reaches Normal Retirement Age, (2) on his disability retirement date, (3) on his date of death, (4) on the date the Employer Contributions under this Addendum F cease, or (5) when he incurs a Break in Regular Continuous Service as a result of a permanent plant shutdown.

                  The 4-years class vesting schedule in effect before the 1989 Plan Year continued to apply to After-Tax Matching Contributions made before the 1989 Plan Year. Each Participant who had any Hours of Service under the Plan both before and after January 1, 1989 received the greater of the vested percentage he would have received if the previous vesting schedule had continued to apply, or his vested percentage under the schedule in effect beginning in 1989.

                                   ARTICLE F-4
                                   Allocations

F-4.2 Investment Elections. Participants in the unit covered by this Addendum F are not permitted to make investment elections.

                                   ARTICLE F-5
                             In-service Withdrawals

F-5.2 In-service Withdrawal from After-Tax Account. During each Plan Year, each Participant may make one withdrawal from his After-Tax Account, in any amount up to the entire Account balance. No Participant can make any withdrawal from his Employer Contribution Account until after his Termination Date. After a Participant makes a withdrawal, he will not be permitted to make any Contributions, and will not receive any allocation of Employer Contributions, for a period of six months beginning on the date when the Trustee issues the withdrawal check. The Trustee will issue the check as soon as practicable after it receives the properly completed application form.

F-5.3 In-service Withdrawal After Age 59 1/2. Participants in the unit covered by this Addendum F cannot make withdrawals under Section 5.3 of the main text of the Plan.

F-5.5 Hardship Withdrawals. Participants in the unit covered by this Addendum F cannot make withdrawals under Section 5.5 of the main text of the Plan.

F-5.6 Loans. Participants in the unit covered by this Addendum F cannot make loans under Section 5.6 of the main text of the Plan.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM G
                                  CRELLIN, INC.

The following are provisions which are effective as of December 31, 1994 and which apply only to Participants who were employed by Crellin, Inc. before Sonoco Products Company acquired that Employer. Effective December 31, 1994, Sonoco Products Company merged the Crellin, Inc. Investment Plan for Salaried Employees into this Plan. Effective January 1, 1995, Sonoco extended coverage to Crellin hourly employees, who had not been covered under the Crellin Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan, but with the prefix G (to correspond to this Addendum G) to indicate that the rule(s) stated in that Section apply only to Crellin Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM G
                                  CRELLIN, INC.

Table of Contents

                                                                           Page
ARTICLE G-1 DEFINITIONS                                                     G-1
                      G-1.3    Accounts                                     G-1
                      G-1.33   Crellin Employee                             G-1
                      G-1.79   Years of Vesting Service
                               (Vesting Service)                            G-1
                      G-1.80   Crellin Merger Date                          G-1
                      G-1.81   Crellin Plan                                 G-1

ARTICLE G-2 ELIGIBILITY                                                     G-1
                      G-2.1    Eligibility                                  G-1

ARTICLE G-3 CONTRIBUTIONS                                                   G-2
                      G-3.1    Employee Contributions                       G-2


ARTICLE G-5 IN-SERVICE WITHDRAWALS                                          G-2
                      G-5.6    Loans                                        G-2

ARTICLE G-6 POST-EMPLOYMENT DISTRIBUTIONS                                   G-2
                      G-6.2    Amount, Form and Timing of Payment           G-2

                                  ARTICLE G-1
                                  Definitions

G-1.3 Accounts. Accounts under the Crellin Plan will be merged into the Accounts maintained under this Plan which hold the same type of Contributions.

G-1.33 Crellin Employee means, for purposes of this Addendum G, an individual who was employed by Crellin, Inc. on the Crellin Merger Date and who became an Employee of the Company on that date.

G-1.80 Crellin Merger Date means December 31, 1994, the date when the Crellin Plan merged into this Plan.

G-1.81 Crellin Plan means the Crellin, Inc., Investment Plan for Salaried Employees, as in effect from January 1, 1984 until the Crellin Merger Date.

                                  ARTICLE G-2
                                   Eligibility

G-2.1 Eligibility. Before the Crellin Merger Date, Crellin Employees began participating in the Crellin Plan after they had completed either 3 months of employment or one year of service (an employment year or plan year during which they earned at least 1,000 hours). Each Crellin Employee became a Participant in this Plan as of the Crellin Merger Date.

                                  ARTICLE G-3
                                 Contributions

G-3.1 Employee Contributions. Crellin Employees were permitted to elect to begin making Employee Contributions under this Plan beginning as of the first day of the 1995 Plan Year.

G-3.2    Employer Contributions.

         (g) Vesting. Each Crellin Employee's Account balance transferred from the Crellin Plan (if any) to this Plan, and his Account balances under this Plan, were fully vested as of the Crellin Merger Date.

                                   ARTICLE G-5
                             In-service Withdrawals

G-5.6 Loans. All outstanding loan balances under the Crellin Plan were transferred to this Plan as of the Crellin Merger Date and were continued to be repaid to this Plan under the loan agreements that were executed under the Crellin Plan.

                                   ARTICLE G-6
                          Post-Employment Distributions

G-6.2 Amount, Form and Timing of Payment. The Crellin Plan provided for the same forms of payment as those provided under this Plan, lump sums and installment payments, except that the as-needed installment option provided under this Plan permits the Participant more flexibility with respect to the amount and timing of his installment payments.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM H
                            MOLDWOOD PRODUCTS COMPANY

The following are provisions which are effective as of March 1, 1996 (the "Moldwood Effective Date") and which apply only to Participants who were employed by Moldwood, Inc. before Sonoco Products Company acquired that Employer. As of the Moldwood Effective Date, Sonoco Products Company merged the spun-off account balances for the Moldwood Employees from the Gulf States Paper Corporation Savings and Investment Plan (the "Gulf States Plan"), into the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix H (to correspond to this Addendum H) to indicate that the rule(s) stated in that Section apply only to Moldwood Employees.

                               SONOCO SAVINGS PLAN


                                   ADDENDUM H
                            MOLDWOOD PRODUCTS COMPANY

                                Table of Contents

                                                                          Page
ARTICLE H-1  DEFINITIONS   H-1
             H-1.3    Accounts                                             H-1
             H-1.33   Moldwood Employee                                    H-1
             H-1.80   Moldwood Effective Date                              H-1
             H-1.81   Gulf States Plan                                     H-1

ARTICLE H-2  ELIGIBILITY   H-1
             H-2.1    Eligibility                                          H-1

ARTICLE H-3  CONTRIBUTIONS H-1
             H-3.1    Employee Contributions                               H-1
             H-3.2    Employer Contributions                               H-2

ARTICLE H-4  ALLOCATIONS   H-2
             H-4.2    Investment Elections                                 H-2

ARTICLE H-5  IN-SERVICE WITHDRAWALS                                        H-2
             H-5.6    Loans                                                H-2

ARTICLE H-6  POST-EMPLOYMENT DISTRIBUTIONS                                 H-2
             H-6.2    Amount, Form and Timing of Payment                   H-2

                                   ARTICLE H-1

                                   Definitions

H-1.3 Accounts. Accounts under the Gulf States Plan will be merged into the Accounts maintained under this Plan which hold the same type of Contributions.

H-1.33 Moldwood Employee. For purposes of this Addendum, a Moldwood Employee is an individual who was employed by Moldwood, Inc. or who maintained an account balance in the Gulf States Plan on the Moldwood Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

H-1.80 Moldwood Effective Date. March 1, 1996, the date when the Moldwood Employees' Account balances in the Gulf States Plan were spun off and merged into this Plan.

H-1.81 Gulf States Plan. The Gulf States Paper Corporation Savings and Investment Plan, as in effect from May 31, 1957 until the Moldwood Effective Date.

                                   ARTICLE H-2
                                   Eligibility

H-2.1 Eligibility. Each Moldwood Employee became a Participant under this Plan as of the Moldwood Effective Date.

                                   ARTICLE H-3
                                  Contributions

H-3.1 Employee Contributions. Moldwood Employees were permitted to begin making Employee Contributions under this Plan beginning as of the Moldwood Effective Date.

H-3.2    Employer Contributions.
         (e) Vesting. Each Moldwood Employee's Account balance transferred from the Gulf States Plan to this Plan (if any) and his Account balances under this Plan, were fully vested as of the Moldwood Effective Date.

                                   ARTICLE H-4
                                   Allocations

H-4.2 Investment Elections. Each Moldwood Employee was permitted to make investment elections for the Account balance that was transferred for him from the Gulf States Plan (and merged into his Accounts under this Plan), under the procedures described in Section 4.2 as of the Moldwood Effective Date.

                                   ARTICLE H-5
                              Inservice Withdrawals

H-5.6 Loans. All outstanding loan balances under the Gulf States Plan were transferred to the Plan as of the Moldwood Effective Date and were continued to be repaid to the Plan under the loan agreements that were executed under the Gulf States Plan.

                                   ARTICLE H-6
                          Post-Employment Distributions

H-6.2 Amount, Form and Timing of Payment. The Gulf States Plan provided for the same forms of payment as those provided under this Plan, lump sums and installment payments, except that the as-needed installment option provided under this Plan permits the Participant more flexibility with respect to the amount and timing of his installment payments.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM I
                         SPECIALTY PACKAGING GROUP, INC.

The following are provisions which are effective as of January 1, 1997 (the "SPG Effective Date") and which apply only to Participants who were employed by Specialty Packaging Group, Inc. ("SPG") before Sonoco Products Company acquired that Employer. As of the SPG Effective Date, Sonoco Products Company merged the spun-off account balances for the SPG Employees from the Specialty Packaging Group, Inc. Employee 401(k) Profit Sharing Plan (the "SPG Plan"), into the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix I (to correspond to this Addendum I) to indicate that the rule(s) stated in that Section apply only to SPG Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM I
                         SPECIALTY PACKAGING GROUP, INC.

                                Table of Contents
                                                                            Page
ARTICLE I-1  DEFINITIONS                                                     I-1
             I-1.3    Accounts                                               I-1
             I-1.33   Specialty Packaging Employee                           I-1
             I-1.80   SPG Effective Date                                     I-1
             I-1.81   Specialty Packaging Plan                               I-1

ARTICLE I-2  ELIGIBILITY                                                     I-1
             I-2.1    Eligibility                                            I-1

ARTICLE I-3  CONTRIBUTIONS                                                   I-1
             I-3.1    Employee Contributions                                 I-1
             I-3.2    Employer Contributions                                 I-2

ARTICLE I-4  ALLOCATIONS                                                     I-2
             I-4.2    Investment Elections                                   I-2

ARTICLE I-5  IN-SERVICE WITHDRAWALS                                          I-2
             I-5.6    Loans                                                  I-2

ARTICLE I-6  POST-EMPLOYMENT DISTRIBUTIONS                                   I-2
             I-6.2    Amount, Form and Timing of Payment                     I-2

                                   ARTICLE I-1
                                   Definitions

I-1.3 Accounts. Accounts under the SPG Plan will be merged into the Accounts maintained under this Plan which hold the same type of Contributions.

I-1.33 SPG Employee. For purposes of this Addendum, an SPG Employee is an individual who was employed by Specialty Packaging Group, Inc. or who maintained an account balance in the SPG Plan on the SPG Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

I-1.80 SPG Effective Date. January 1, 1997, the date when the SPG Employees' Account balances in the SPG Plan were spun off and merged into this Plan.

I-1.81 SPG Plan. The Specialty Packaging Group, Inc. Employee 401(k) Profit Sharing Plan, as in effect until the SPG Effective Date.

                                   ARTICLE I-2
                                   Eligibility

I-2.1 Eligibility. Each SPG Employee shall become a Participant under this Plan in accordance with the terms of the Plan.

                                   ARTICLE I-3
                                  Contributions

I-3.1 Employee Contributions. SPG Employees were permitted to begin making Employee Contributions under this Plan beginning as of the SPG Effective Date.

I-3.2    Employer Contributions.

         (e) Vesting. Each SPG Employee's Account balance transferred from the SPG Plan to this Plan (if any) and his Account balances under this Plan, were fully vested as of the SPG Effective Date.

                                   ARTICLE I-4
                                   Allocations

I-4.2 Investment Elections. Each SPG Employee was permitted to make investment elections for the Account balance that was transferred for him from the SPG Plan (and merged into his Accounts under this Plan), under the procedures described in Section 4.2 as of the SPG Effective Date.

                                   ARTICLE I-6
                          Post-Employment Distributions

I-6.2 Amount, Form and Timing of Payment. As of the SPG Effective Date, each SPG Employee's post-employment distribution will be determined in accordance with the terms of this Plan, as outlined in Section 6.2.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM J
                              HAMILTON HYBAR, INC.

The following are provisions which are effective as of October 1, 1997 (the "Effective Date") and which apply only to Participants who were employed by Hamilton Hybar, Inc. before Sonoco Products Company acquired that Employer. As of the Effective Date, Sonoco Products Company merged the spun-off account balances for the Hamilton Hybar Employees from the Hamilton Hybar, Inc. 401(k) Profit Sharing Plan (the "Hamilton Hybar Plan"), into the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix J (to correspond to this Addendum
J) to indicate that the rule(s) stated in that Section apply only to Hamilton Hybar Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM J
                              HAMILTON HYBAR, INC.

                                Table of Contents
                                                                            Page
ARTICLE J-1  DEFINITIONS                                                     J-1
             J-1.3    Accounts                                               J-1
             J-1.33   Hamilton Hybar Employee                                J-1
             J-1.80   Hamilton Hybar Effective Date                          J-1
             J-1.81   Hamilton Hybar Plan                                    J-1

ARTICLE J-2  ELIGIBILITY                                                     J-1
             J-2.1    Eligibility                                            J-1

ARTICLE J-3  CONTRIBUTIONS                                                   J-2
             J-3.1    Employee Contributions                                 J-2
             J-3.2    Employer Contributions                                 J-2

ARTICLE J-4  ALLOCATIONS                                                     J-2
             J-4.2    Investment Elections                                   J-2

ARTICLE J-5  IN-SERVICE WITHDRAWALS                                          J-2
             J-5.6    Loans                                                  J-2

ARTICLE J-6  POST-EMPLOYMENT DISTRIBUTIONS                                   J-2
             J-6.2    Amount, Form and Timing of Payment                     J-2

                                   ARTICLE J-1
                                   Definitions

J-1.3 Accounts. Accounts under the Hamilton Hybar Plan will be merged into the Accounts maintained under this Plan which hold the same type of Contributions.

J-1.30 Hamilton Hybar Employee. For purposes of this Addendum, a Hamilton Hybar Employee is an individual who was employed by Hamilton Hybar, Inc. or who maintained an account balance in the Hamilton Hybar Plan on the Hamilton Hybar Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

J-1.80 Hamilton Hybar Effective Date. October 1, 1997, the date when the Hamilton Hybar Employees' Account balances in the Hamilton Hybar Plan were spun off and merged into this Plan.

J-1.81 Hamilton Hybar Plan. The Hamilton Hybar, Inc. 401(k) Profit Sharing Plan, as in effect from November 1, 1992 until the Hamilton Hybar Effective Date.

                                   ARTICLE J-2
                                   Eligibility

J-2.1 Eligibility. Before the Hamilton Hybar Effective Date, Hamilton Hybar Employees began participating in the Hamilton Hybar Plan upon completion of six months of service and attainment of age twenty-one
         (21). Each Hamilton Hybar Employee shall become a Participant under this Plan in accordance with the terms of the Plan.

                                   ARTICLE J-3
                                  Contributions

J-3.1 Employee Contributions. Hamilton Hybar Employees were permitted to begin making Employee Contributions under this Plan beginning as of the Hamilton Hybar Effective Date.


J-3.2    Employer Contributions.

         (f) Vesting. Each Hamilton Hybar Employee's Account balance transferred from the Hamilton Hybar, Inc. 401(k) Profit Sharing Plan to this Plan (if any) and his Account balances under this Plan, were fully vested as of the Hamilton Hybar Effective Date.

                                   ARTICLE J-4
                                   Allocations

J-4.2 Investment Elections. Each Hamilton Hybar Employee was permitted to make investment elections for the Account balance that was transferred for him from the Hamilton Hybar Plan (and merged into his Accounts under this Plan), under the procedures described in Section 4.2 as of the Hamilton Hybar Effective Date.

                                   ARTICLE J-6
                          Post-Employment Distributions

J-6.2 Amount, Form and Timing of Payment. As of the Hamilton Hybar Effective Date, each Hamilton Hybar Employee's post-employment distribution will be determined in accordance with the terms of this Plan, as outlined in
         Section 6.2.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM K
                           INDUSTRIAL MACHINE COMPANY

The following are provisions which are effective as of October 1, 1997 (the "Industrial Machine Effective Date") and which apply only to Employees who were employed by Industrial Machine Company as of September 30, 1997. As of the Industrial Machine Effective Date, Industrial Machine Company Employees became participants in the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix K (to correspond to this Addendum K) to indicate that the rule(s) stated in that Section apply only to Industrial Machine Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM K
                           INDUSTRIAL MACHINE COMPANY

                                Table of Contents
                                                                           Page
ARTICLE K-1  DEFINITIONS                                                    K-1
             K-1.33   Industrial Machine Employee                           K-1
             K-1.80   Industrial Machine Effective Date                     K-1

ARTICLE K-2  ELIGIBILITY                                                    K-1
             K-2.1    Eligibility                                           K-1

ARTICLE K-3  CONTRIBUTIONS                                                  K-1
             K-3.1    Employee Contributions                                K-1

                                   ARTICLE K-1
                                   Definitions

K-1.33   Industrial  Machine  Employee.   For  purposes  of  this  Addendum,  an
         Industrial Machine Employee is an individual who was employed by Industrial Machine Company on the Industrial Machine Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

K-1.80 Industrial Machine Effective Date. October 1, 1997, the date when Industrial Machine Employees were eligible to participate in the Plan.

                                   ARTICLE K-2
                                   Eligibility

K-2.1 Eligibility. Each Industrial Machine Employee became a Participant under this Plan as of the Industrial Machine Effective Date.

                                   ARTICLE K-3
                                  Contributions

K-3.1 Employee Contributions. Each Industrial Machine Employee was permitted to elect to begin making Employee Contributions under this Plan beginning as of the Industrial Machine Effective Date.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM L
                             STONINGTON CORPORATION

The following are provisions which are effective as of October 1, 1997 (the "Stonington Effective Date") and which apply only to Employees who were employed by Stonington Corporation as of September 30, 1997. As of the Stonington Effective Date, Stonington Employees became participants in the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix L (to correspond to this Addendum L) to indicate that the rule(s) stated in that Section apply only to Stonington Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM L
                             STONINGTON CORPORATION

                                Table of Contents
                                                                            Page
ARTICLE L-1  DEFINITIONS                                                    L-1
             L-1.33   Stonington Employee                                   L-1
             L-1.80   Effective Date                                        L-1

ARTICLE L-2  ELIGIBILITY                                                    L-1
             L-2.1    Eligibility                                           L-1

ARTICLE L-3  CONTRIBUTIONS                                                  L-1
             L-3.1    Employee Contributions                                L-1

                                   ARTICLE L-1
                                   Definitions

L-1.33 Stonington Employee. For purposes of this Addendum, a Stonington Employee is an individual who was employed by Stonington Corporation on the Stonington Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

L-1.80 Effective Date. October 1, 1997, the date when Stonington Employees were eligible to participate in the Plan.

                                   ARTICLE L-2
                                   Eligibility

L-2.1 Eligibility. Each Stonington Employee became a Participant under this Plan as of the Stonington Effective Date.

                                   ARTICLE L-3
                                  Contributions

L-3.1 Employee Contributions. Each Stonington Employee was permitted to elect to begin making Employee Contributions under this Plan beginning as of Stonington Effective Date.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM M
                               RTS PACKAGING, LLC

The following are provisions which are effective as of December 31, 1997 (the "RTS Effective Date") and which apply only to Employees who were employed by RTS Packaging, LLC on the RTS Effective Date, and who may transfer back (the "Transfer Date") to Sonoco after the RTS Effective Date. As of the RTS Effective Date, Sonoco Products Company and Rock-Tenn Company formed a joint venture named RTS Packaging, LLC. Certain Sonoco employees became employees of RTS Packaging, LLC and, as a result, their assets maintained under the Plan were transferred to the RTS Packaging 401(k) Retirement Savings Plan (the "RTS Plan"), and they subsequently became participants in the RTS Plan. Upon the return of an RTS Packaging Employee to Sonoco and as soon as practicable after the Transfer Date, the Company shall cause to be transferred the assets and liabilities of the RTS Packaging Employee from the RTS Plan into the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix M (to correspond to this Addendum M) to indicate that the rule(s) stated in that Section apply only to RTS Packaging Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM M
                               RTS PACKAGING, LLC

                                Table of Contents
                                                                           Page
ARTICLE M-1  DEFINITIONS                                                    M-1
             M-1.3    Accounts                                              M-1
             M-1.33   RTS Employee                                          M-1
             M-1.80   RTS Effective Date                                    M-1
             M-1.81    RTS Plan                                             M-1

ARTICLE M-2  ELIGIBILITY                                                    M-1
             M-2.1    Eligibility                                           M-1

ARTICLE M-3  CONTRIBUTIONS                                                  M-1
             M-3.1    Employee Contributions                                M-1
             M-3.2    Employer Contributions                                M-2

ARTICLE M-4  ALLOCATIONS                                                    M-2
             M-4.2    Investment Elections                                  M-2

ARTICLE M-5  IN-SERVICE WITHDRAWALS                                         M-2
             M-5.6    Loans                                                 M-2

ARTICLE M-6  POST-EMPLOYMENT DISTRIBUTIONS                                  M-2
             M-6.2    Amount, Form and Timing of Payment                    M-2

                                   ARTICLE M-1
                                   Definitions

M-1.33 RTS Packaging Employee. For purposes of this Addendum, an RTS Packaging Employee is an individual who was employed by Sonoco Products Company prior to the RTS Effective Date and subsequently became an Employee of RTS Packaging, LLC on the RTS Effective Date, and who subsequently transfers back to Sonoco after the RTS Effective Date (and who becomes an Employee of the Company as of the Transfer Date for all purposes under the Plan).
M-1.80 RTS Effective Date. December 31, 1997, the date when Sonoco Products Company and Rock-Tenn Company formed a joint venture named RTS Packaging, LLC.

M-1.81 Transfer Date. The date after the RTS Effective Date when former Sonoco Employees of RTS Packaging, LLC are transferred back to the Company.

M-1.82 RTS Plan. The RTS Packaging 401(k) Retirement Savings Plan effective January 1, 1998.

                                   ARTICLE M-2
                                   Eligibility

M-2.1 Eligibility. Each RTS Packaging Employee shall become a Participant under the Plan as of the Transfer Date.

                                   ARTICLE M-3
                                  Contributions

M-3.1 Employee Contributions. Each RTS Packaging Employee shall be permitted to elect to begin making Employee Contributions under this Plan as of the Transfer Date.

M-3.2    Employer Contributions.

         (e) Vesting. Each RTS Packaging Employee's Account balance transferred from the RTS Plan to this Plan (if any) and his Account balances under this Plan, shall be fully vested as of the Transfer Date.

                                   ARTICLE M-4
                                   Allocations

M-4.2 Investment Elections. Each RTS Packaging Employee shall be permitted to make investment elections for the Account balance that was transferred for him from the RTS Plan (which will be merged into his Accounts under this Plan), under the procedures described in Section 4.2 effective as of the Transfer Date.

                                   ARTICLE M-5
                             In-service Withdrawals

M-5.6 Loans. All outstanding loan balances under the RTS Plan shall be transferred to the Plan as of the Transfer Date and continue to be repaid to the Plan under the loan agreements that were executed under the RTS Plan.
                                   ARTICLE M-6
                          Post-Employment Distributions

M-6.2 Amount, Form and Timing of Payment. As of the Transfer Date, each RTS Packaging Employee's post-employment distribution will be determined in accordance with the terms of this Plan, as outlined in Section 6.2.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM N
                               INJECTO MOLD, INC.

The following are provisions which are effective as of July 1, 1998 (the "Injecto Mold Effective Date") and which apply only to Employees of Injecto Mold, Inc. who were participating in the Injecto Mold, Inc. Employees Profit Sharing Plan and Trust (the "Injecto Mold Plan") as of June 30, 1998. As soon as practicable after the Injecto Mold Effective Date, Sonoco Products Company shall transfer assets from the Injecto Mold Plan into the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix N (to correspond to this Addendum N) to indicate that the rule(s) stated in that Section apply only to Injecto Mold Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM N
                               INJECTO MOLD, INC.

                                Table of Contents
                                                                          Page
ARTICLE N-1   DEFINITIONS                                                  N-1
              N-1.3    Accounts                                            N-1
              N-1.33   Injecto Mold Employee                               N-1
              N-1.80   Injecto Mold Effective Date                         N-1
              N-1.81   Injecto Mold Plan                                   N-1

ARTICLE N-2   ELIGIBILITY                                                  N-1
              N-2.1    Eligibility                                         N-1

ARTICLE N-3   CONTRIBUTIONS                                                N-1
              N-3.1    Employee Contributions                              N-1
              N-3.2    Employer Contributions                              N-2

ARTICLE N-4   ALLOCATIONS                                                  N-2
              N-4.2    Investment Elections                                N-2

                                   ARTICLE N-1
                                   Definitions

N-1.3 Accounts. Accounts under the Injecto Mold Plan will be merged into the Accounts maintained under this Plan which hold the same type of Contributions.

N-1.33 Injecto Mold Employee. For purposes of this Addendum, an Injecto Mold Employee is an individual who was employed by Injecto Mold, Inc. or who maintained an account balance in the Injecto Mold Plan on the Injecto Mold Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

N-1.80 Injecto Mold Effective Date. July 1, 1998, the date when the Injecto Mold Plan shall be merged into this Plan document.

N-1.81 Injecto Mold Plan. The Injecto Mold, Inc. Employees Profit Sharing Plan and Trust, as in effect from December 28, 1973 until the Effective Date.

                                   ARTICLE N-2
                                   Eligibility

N-2.1 Eligibility. Before the Injecto Mold Effective Date, Injecto Mold Employees began participating in the Injecto Mold Plan upon completion of one year of service and attainment of age twenty-one (21). Each Injecto Mold Employee shall become a Participant under this Plan in accordance with the terms of the Plan.

                                   ARTICLE N-3
                                  Contributions

N-3.1 Employee Contributions. Each Injecto Mold Employee is permitted to elect to begin making Employee Contributions under this Plan beginning as of the Injecto Mold Effective Date.

N-3.2    Employer Contributions.

         (f) Vesting. Each Injecto Mold Employee's Account balance transferred from the Injecto Mold Plan to the Plan (if any) and his Account balances under the Plan, were fully vested as of the Injecto Mold Effective Date.

                                   ARTICLE N-4
                                   Allocations

N-4.2 Investment Elections. Each Injecto Mold Employee is permitted to make investment elections for the Account balance that was transferred for him from the Injecto Mold Plan (which will be merged into his Accounts under this Plan), under the procedures described in Section 4.2 effective as of the Injecto Mold Effective Date.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM O
       FLEXIBLE PACKAGING, INC. - SALARIED AND NON-UNION HOURLY EMPLOYEES

The following are provisions which are effective as of January 1, 1999 (the "Flexible Packaging Effective Date") and which apply only to salaried and non-union hourly Employees of Flexible Packaging, Inc. who were participating in the Engraph, Inc. Retirement Plus Plan (the "Engraph Plan") as of December 31, 1998. As soon as practicable after the Flexible Packaging Effective Date, Sonoco Products Company transferred assets from the Engraph Plan into the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix O (to correspond to this Addendum O) to indicate that the rule(s) stated in that Section apply only to salaried and non-union hourly Flexible Packaging Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM O
       FLEXIBLE PACKAGING, INC. - SALARIED AND NON-UNION HOURLY EMPLOYEES

                                Table of Contents
                                                                         Page
ARTICLE O-1  DEFINITIONS                                                  O-1
             O-1.3    Accounts                                            O-1
             O-1.33   Flexible Packaging Employee                         O-1
             O-1.80   Flexible Packaging Effective Date                   O-1
             O-1.81   Engraph Retirement Plus Plan                        O-1

ARTICLE O-2  ELIGIBILITY                                                  O-1
             O-2.1    Eligibility                                         O-1

ARTICLE M-3  CONTRIBUTIONS                                                O-2
             O-3.1    Employee Contributions                              O-2
             O-3.2    Employer Contributions                              O-2

ARTICLE O-4  ALLOCATIONS                                                  O-2
             O-4.2    Investment Elections                                O-2

ARTICLE O-5  IN-SERVICE WITHDRAWALS                                       O-2
             O-5.6    Loans                                               O-2

ARTICLE O-6  POST-EMPLOYMENT DISTRIBUTIONS                                O-3
             O-6.2    Amount, Form and Timing of Payment                  O-3

                                   ARTICLE O-1
                                   Definitions

O-1.3 Accounts. Accounts under the Engraph Plan will be merged into the Accounts maintained under this Plan which hold the same type of Contributions.

O-1.30 Flexible Packaging Employee. For purposes of this Addendum, a Flexible Packaging Employee is a salaried or non-union hourly individual who was employed by Flexible Packaging, Inc. or who maintained an account balance in the Engraph, Inc. Retirement Plus Plan on the Flexible Packaging Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

O-1.80 Flexible Packaging Effective Date. January 1, 1999, the date when the Flexible Packaging Employees' Account balances in the Engraph Plan were transferred into this Plan.

O-1.81 Engraph, Inc. Retirement Plus Plan. The Engraph, Inc. Retirement Plus Plan, as in effect from January 1, 1992.

                                   ARTICLE O-2
                                   Eligibility

O-2.1 Eligibility. Before the Flexible Packaging Effective Date, Flexible Packaging Employees began participating in the Engraph Plan upon completion of one year of service. Each Flexible Packaging Employee became a Participant under this Plan as of the Flexible Packaging
         Effective Date in accordance with the terms of the Plan. Notwithstanding the foregoing, a Flexible Packaging Employee who was participating in the Engraph Plan and who had not yet attained age twenty-one (21) as of the Flexible Packaging Effective Date was permitted to become a Participant in the Plan.

                                   ARTICLE O-3
                                  Contributions

O-3.1 Employee Contributions. Flexible Packaging Employees were permitted to begin making Employee Contributions under this Plan beginning as of the Flexible Packaging Effective Date.

O-3.2    Employer Contributions.
         (f) Vesting. Each Flexible Packaging Employee's Account balance transferred from the Engraph Plan to this Plan (if any) and his Account balances under this Plan, were fully vested as of the Flexible Packaging Effective Date.

                                   ARTICLE O-4
                                   Allocations

O-4.2 Investment Elections. Each Flexible Packaging Employee was permitted to make investment elections for the Account balance that was transferred for him from the Engraph Plan (and merged into his Accounts under this Plan), under the procedures described in Section 4.2 as of the Flexible Packaging Effective Date.

                                   ARTICLE O-5
                             In-service Withdrawals

O-5.6 Loans. All outstanding loan balances under the Engraph Plan were transferred to the Plan as of the Flexible Packaging Effective Date and were continued to be repaid to the Plan under the loan agreements that were executed under the Engraph Plan.

                                   ARTICLE O-6
                          Post-Employment Distributions

O-6.2 Amount, Form and Timing of Payment. As of the Flexible Packaging Effective Date, each Flexible Packaging Employee's post-employment distribution will be determined in accordance with the terms of this Plan, as outlined in Section 6.2.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM P
                      SOUTHERN PLUG AND MANUFACTURING, INC.

The following are provisions which are effective as of April 1, 1999 (the "Southern Plug Effective Date") and which apply only to Employees who were employed by Southern Plug and Manufacturing, Inc. as of March 31, 1999. As of the Southern Plug Effective Date, Southern Plug Employees became participants in the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix P (to correspond to this Addendum P) to indicate that the rule(s) stated in that Section apply only to Southern Plug Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM P
                      SOUTHERN PLUG AND MANUFACTURING, INC.

                                Table of Contents
                                                                           Page
ARTICLE P-1  DEFINITIONS                                                   P-1
             P-1.3    Accounts                                             P-1
             P-1.33   Southern Plug Employee                               P-1
             P-1.80   Southern Plug Effective Date                         P-1

ARTICLE P-2  ELIGIBILITY                                                   P-1
             P-2.1    Eligibility                                          P-1

ARTICLE P-3  CONTRIBUTIONS P-1
             P-3.1    Employee Contributions                               P-1

                                   ARTICLE P-1
                                   Definitions

P-1.30 Southern Plug Employee. For purposes of this Addendum, a Southern Plug Employee is an individual who was employed by Southern Plug and Manufacturing, Inc. on the Southern Plug Effective Date (and who became an Employee of the Company on that date for all purposes under the
         Plan).

P-1.80 Southern Plug Effective Date. April 1, 1999, the date when Southern Plug Employees were eligible to participate in the Plan.

                                   ARTICLE P-2
                                   Eligibility

P-2.1 Eligibility. Each Southern Plug Employee became a Participant under this Plan as of the Southern Plug Effective Date.

                                   ARTICLE P-3
                                  Contributions

P-3.1 Employee Contributions. Each Southern Plug Employee was permitted to elect to begin making Employee Contributions under this Plan beginning as of the Southern Plug Effective Date.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM Q
     FLEXIBLE PACKAGING, INC. - FULTON AND EDINBURGH UNION HOURLY EMPLOYEES

The following are provisions which are effective as of May 1, 1999 (the "Flexible Packaging Effective Date") and which apply only to union hourly
Employees of Flexible Packaging, Inc. employed at the Fulton, New York or Edinburgh, Indiana facilities who were participating in the Engraph, Inc. Retirement Plus Plan (the "Engraph Plan") as of April 30, 1999. As soon as practicable after the Flexible Packaging Effective Date, Sonoco Products Company transferred assets from the Engraph Plan into the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix Q (to correspond to this Addendum Q) to indicate that the rule(s) stated in that Section apply only to union hourly Flexible Packaging Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM Q
     FLEXIBLE PACKAGING, INC. - FULTON AND EDINBURGH UNION HOURLY EMPLOYEES

                                Table of Contents
                                                                            Page
ARTICLE Q-1  DEFINITIONS                                                     Q-1
             Q-1.3    Accounts                                               Q-1
             Q-1.33   Flexible Packaging Employee                            Q-1
             Q-1.80   Effective Date                                         Q-1
             Q-1.81   Engraph, Inc. Retirement Plus Plan                     Q-1

ARTICLE Q-2  ELIGIBILITY                                                     Q-1
             Q-2.1    Eligibility                                            Q-1

ARTICLE Q-3  CONTRIBUTIONS                                                   Q-2
             Q-3.1    Employee Contributions                                 Q-2
             Q-3.2    Employer Contributions                                 Q-2

ARTICLE Q-4  ALLOCATIONS                                                     Q-3
             Q-4.2    Investment Elections                                   Q-3

ARTICLE Q-5  IN-SERVICE WITHDRAWALS                                          Q-3
             Q-5.6    Loans                                                  Q-3

ARTICLE Q-6  POST-EMPLOYMENT DISTRIBUTIONS                                   Q-3
             Q-6.2    Amount, Form and Timing of Payment                     Q-3

                                   ARTICLE Q-1
                                   Definitions

Q-1.3 Accounts. Accounts under the Engraph Plan will be merged into the Accounts maintained under this Plan which hold the same type of Contributions.

Q-1.30 Flexible Packaging Employee. For purposes of this Addendum, a Flexible Packaging Employee is a union hourly individual who was employed by Flexible Packaging, Inc. at the Fulton, New York (a "Fulton Participant") or Edinburgh, Indiana (an "Edinburgh Participant") facilities, who maintained an account balance in the Engraph, Inc. Retirement Plus Plan on the Flexible Packaging Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

Q-1.80 Flexible Packaging Effective Date. May 1, 1999, the date when the Engraph Plan shall be merged into this Plan.

Q-1.81 Engraph, Inc. Retirement Plus Plan. The Engraph, Inc. Retirement Plus Plan, as in effect from January 1, 1992.

                                   ARTICLE Q-2
                                   Eligibility

Q-2.1 Eligibility. Each Edinburgh Flexible Packaging Employee shall become a Participant under this Plan upon completion of one year of service. Each Fulton Flexible Packaging Employee shall become a Participant under this Plan in accordance with Section 1.32. A Flexible Packaging Employee's service prior to the Flexible Packaging Effective Date shall be included for purposes of determining eligibility under the Plan. Notwithstanding the foregoing, a Flexible Packaging Employee who was participating in the Engraph Plan and who had not yet attained age twenty-one (21) as of the Flexible Packaging Effective Date was permitted to become a Participant in the Plan.

                                   ARTICLE Q-3
                                 Contributions

Q-3.1 Employee Contributions. Flexible Packaging Employees were permitted to begin making Employee Contributions under this Plan beginning as of the Flexible Packaging Effective Date as follows:

         (a) Before-Tax and/or After-Tax. For each Plan Year, each Fulton Participant and each Edinburgh Participant may elect the percentage of his Compensation that he wishes to defer as Before-Tax Contributions, and each Fulton Participant may elect the percentage of his Compensation that he wishes to defer as After-Tax Contributions, within the aggregate limitation described in Subsection (a)(3).

                  (1) Amount. (A) Each Fulton Participant may make Before-Tax Contributions in whole percentages from 1 percent to a maximum of 16 percent of his
                           Compensation for each Plan Year and/or After-Tax Contributions in whole percentages from 1 percent to a maximum of 16 percent of his Compensation for each Plan Year, not to exceed a combined amount of 16 percent; and (B) Each Edinburgh Participant may make Before Tax Contributions in whole percentages from 1 percent to a maximum of 15 percent of his Compensation for each Plan Year.

                  (2) Amount Matched. A Fulton or Edinburgh Participant's Contributions, whether Before-Tax or After-Tax or both, will not receive Matching Contributions.

Q-3.2    Employer Contributions.

         (d) Discretionary Contributions. The Company may contribute to each Fulton and Edinburgh Participant's Account each year an amount equal to 3.5% of Compensation. The actual amount of this Company Basic Contribution will be determined at the discretion of the Company. Notwithstanding the foregoing, a Participant whose employment terminates during the Plan Year for reasons other than death or Retirement will not be eligible to receive the discretionary Company Basic Contribution.

         (e) Vesting. Each Flexible Packaging Employee's Account balance transferred from the Engraph Plan to this Plan (if any) and his Account balances under this Plan, will be vested according to the terms and conditions of his collective bargaining agreement, as applicable.

                                   ARTICLE Q-4
                                   Allocations

Q-4.2 Investment Elections. Each Flexible Packaging Employee was permitted to make investment elections for the Account balance that was transferred for him from the Engraph Plan (and merged into his Accounts under this Plan), under the procedures described in Section 4.2 as of the Flexible Packaging Effective Date.

                                   ARTICLE Q-5
                             In-service Withdrawals

Q-5.6 Loans. All outstanding loan balances under the Engraph Plan were transferred to the Plan as of the Flexible Packaging Effective Date and were continued to be repaid to the Plan under the loan agreements that were executed under the Engraph Plan.

                                   ARTICLE Q-6
                          Post-Employment Distributions

Q-6.2 Amount, Form and Timing of Payment. As of the Flexible Packaging Effective Date, each Flexible Packaging Employee's post-employment distribution will be determined in accordance with the terms of this Plan, as outlined in Section 6.2.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM R
                        CROWN, CORK & SEAL COMPANY, INC.

The following are provisions which are effective as of August 20, 1999 (the "CC&S Effective Date") and which apply only to Employees who were participating in the Crown, Cork & Seal Company, Inc. 401(k) Retirement Savings Plan or the Crown, Cork & Seal Company, Inc. Retirement Thrift Plan (the "CC&S Plans") as of August 19, 1999. As of the CC&S Effective Date, Sonoco Products Company merged the spun-off account balances for the CC&S Employees from the CC&S Plans into the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix R (to correspond to this Addendum R) to indicate that the rule(s) stated in that Section apply only to Crown, Cork & Seal Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM R
                        CROWN, CORK & SEAL COMPANY, INC.

                                Table of Contents
                                                                           Page
ARTICLE R-1  DEFINITIONS                                                    R-1
             R-1.3    Accounts                                              R-1
             R-1.33   CC&S Employee                                         R-1
             R-1.80   CC&S Effective Date                                   R-1
             R-1.81   CC&S Plans                                            R-1

ARTICLE R-2  ELIGIBILITY                                                    R-1
             R-2.1    Eligibility                                           R-1

ARTICLE R-3  CONTRIBUTIONS                                                  R-2
             R-3.1    Employee Contributions                                R-2
             R-3.2    Employer Contributions                                R-2

ARTICLE R-4  ALLOCATIONS                                                    R-2
             R-4.2    Investment Elections                                  R-2

ARTICLE R-5  IN-SERVICE WITHDRAWALS                                         R-2
             R-5.6    Loans                                                 R-2

ARTICLE R-6  POST-EMPLOYMENT DISTRIBUTIONS                                  R-3
             R-6.2    Amount, Form and Timing of Payment                    R-3

                                   ARTICLE R-1
                                   Definitions

R-1.3 Accounts. Accounts under the CC&S Plans will be merged into the Accounts maintained under this Plan which hold the same type of Contributions.

R-1.33 CC&S Employee. For purposes of this Addendum, a CC&S Employee is an individual who was employed by Crown, Cork & Seal Company, Inc. or who maintained an account balance in the CC&S Plans on the CC&S Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

R-1.80 Effective Date. August 20, 1999, the date when the CC&S Plan Employees' Account balances in the CC&S Plans were spun off and merged into this Plan.

R-1.81 CC&S Plans. The Crown, Cork & Seal Company, Inc. 401(k) Retirement Savings Plan, as amended and restated effective October 1, 1998 until the CC&S Effective Date; and the Crown, Cork & Seal Company, Inc. Retirement Thrift Plan, as amended and restated effective January 1, 1994 until the CC&S Effective Date.

                                   ARTICLE R-2
                                   Eligibility

R-2.1 Eligibility. Before the CC&S Effective Date, CC&S Employees began participating in the CC&S Plans upon completion of one year of service and attainment of age twenty-one (21). Each CC&S Employee became a Participant under this Plan in accordance with the terms of the Plan.

                                   ARTICLE R-3
                                  Contributions

R-3.1 Employee Contributions. Each CC&S Employee was permitted to elect to begin making Employee Contributions under this Plan beginning as of the CC&S Effective Date.

R-3.2    Employer Contributions.
         (e) Vesting. Each CC&S Employee's Account balance transferred from the CC&S Plans to this Plan (if any) and his Account balances under this Plan, were fully vested as of the CC&S Effective Date.

                                   ARTICLE R-4
                                   Allocations

R-4.2 Investment Elections. Each CC&S Employee was permitted to make investment elections for the Account balance that was transferred for him from the applicable CC&S Plan (which will be merged into his Accounts under this Plan), under the procedures described in Section
         4.2 effective as of the CC&S Effective Date.

                                   ARTICLE R-5
                             In-service Withdrawals

R-5.6 Loans. All outstanding loan balances under the Crown, Cork & Seal Company, Inc. 401(k) Retirement Savings Plan were transferred to the Plan as of the CC&S Effective Date and were continued to be repaid to the Plan under the loan agreements that were executed under the Crown, Cork & Seal Company, Inc. 401(k) Retirement Savings Plan.

                                   ARTICLE R-6
                          Post-Employment Distributions

R-6.2 Amount, Form and Timing of Payment. As of the CC&S Effective Date, each CC&S Employee's post-employment distribution will be determined in accordance with the terms of this Plan, as outlined in Section 6.2.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM S
                             GRAPHIC PACKAGING, INC.

The following are provisions which are effective as of November 1, 1999 (the "Graphic Effective Date") and which apply only to Employees of Graphic Packaging, Inc. who were participating in the ACX Technologies, Inc. Savings and Investment Plan (the "ACX Plan") as of October 31, 1999. As of the Graphic Effective Date, Sonoco Products Company merged the spun-off account balances for the Graphic Employees from the ACX Plan into the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix S (to correspond to this Addendum S) to indicate that the rule(s) stated in that Section apply only to Graphic Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM S
                             GRAPHIC PACKAGING, INC.

                                Table of Contents
                                                                           Page
ARTICLE S-1  DEFINITIONS                                                     S-1
             S-1.3    Accounts                                               S-1
             S-1.33   Graphic Employee                                       S-1
             S-1.80   Graphic Effective Date                                 S-1
             S-1.81   ACX Plan                                               S-1

ARTICLE S-2  ELIGIBILITY                                                     S-1
             S-2.1    Eligibility                                            S-1

ARTICLE S-3  CONTRIBUTIONS                                                   S-2
             S-3.1    Employee Contributions                                 S-2
             S-3.2    Employer Contributions                                 S-2

ARTICLE S-4  ALLOCATIONS                                                     S-3
             S-4.2    Investment Elections                                   S-3

ARTICLE S-5  IN-SERVICE WITHDRAWALS                                          S-3
             S-5.6    Loans                                                  S-3

ARTICLE S-6  POST-EMPLOYMENT DISTRIBUTIONS                                   S-3
             S-6.2    Amount, Form and Timing of Payment                     S-3

                                   ARTICLE S-1
                                   Definitions

S-1.3 Accounts. Accounts under the ACX Plan will be merged into the Accounts maintained under this Plan which hold the same type of Contributions.

S-1.33 Graphic Employee. For purposes of this Addendum, a Graphic Employee is an individual who was employed by Graphic Packaging, Inc. or who maintained an account balance in the ACX Plan on the Graphic Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

S-1.80 Effective Date. November 1, 1999, the date when the Graphic Employees' Account balances in the ACX Plan were spun off and merged into this Plan.

S-1.81 ACX Plan. The ACX Technologies, Inc. Savings and Investment Plan, as in effect from December 28, 1992 until the Graphic Effective Date.

                                   ARTICLE S-2
                                   Eligibility

S-2.1 Eligibility. Before the Graphic Effective Date, Graphic Employees began participating in the ACX Plan if they were scheduled to work 1,000 or more hours per year, (or after completing 1,000 hours of service during a computation period in the case of employees not scheduled to work the required number of hours) and attained age eighteen (18). Each Graphic Employee shall become a Participant under this Plan in accordance with the terms of the Plan. Notwithstanding the forgoing, an ACX Employee who is participating in the ACX Plan and who has not yet attained age twenty-one (21) as of the Graphic Effective Date shall be permitted to become a Participant in the Plan.

                                   ARTICLE S-3
                                  Contributions

S-3.1 Employee Contributions. Each Graphic Employee is permitted to elect to begin making Employee Contributions under this Plan beginning as of the Graphic Effective Date as follows:

         (a) Before-Tax and/or After-Tax. For each Plan Year, each Participant may elect the percentage of his Compensation that he wishes to defer as Before-Tax Contributions and/or the percentage that he wishes to contribute as After-Tax Contributions, within the aggregate limitation described in Subsection (a)(3) below.

                  (1) Amount. (A) Each salaried and non-union hourly Participant may elect to contribute in accordance with Section 1.23(b); and (B) each union hourly Participant may make Before-Tax Contributions and/or After-Tax Contributions in an aggregate amount equal to a whole percentage not less than 1 percent nor greater than 16 percent of his Compensation for each Plan Year.

                  (2) Amount Matched. (A) Each salaried and non-union hourly Participant shall receive Company Matching Contributions in accordance with Section 1.23(a); and
                           (B) the first 5 percent of each union hourly Participant's Compensation contributed for each payroll period, whether Before-Tax or After-Tax or both, will receive 50-percent Matching Contributions. Any Contributions above 5 percent will not receive Matching Contributions

S-3.2    Employer Contributions.

         (d) Discretionary Contributions. The Company will contribute to each union hourly Participant's Account each month an amount equal to (i) $0.85 per hour times the number of hours worked (not to exceed 2080 hours in any Plan Year) for any such Participant whose hire date is on or before March 22, 1998, and (ii) $0.35 per hour times the number of hours worked (not to exceed 2080 hours in any Plan Year) for any such Participant whose hire date is after March 22, 1998.

         (e) Vesting. Each Graphic Employee's Account balance transferred from the ACX Plan to this Plan (if any) and his Account balances under this Plan, were fully vested as of the Graphic Effective Date.

                                   ARTICLE S-4
                                   Allocations

S-4.2 Investment Elections. Each Graphic Employee is permitted to make investment elections for the Account balance that was transferred for him from the ACX Plan (which will be merged into his Accounts under this Plan), under the procedures described in Section 4.2 effective as of the Graphic Effective Date.

                                   ARTICLE S-5
                             In-service Withdrawals

S-5.6 Loans. All outstanding loan balances under the ACX Plan will be transferred to the Plan as of the Graphic Effective Date and will continue to be repaid to the Plan under the loan agreements that were executed under the ACX Plan.

                                   ARTICLE S-6
                          Post-Employment Distributions

S-6.2 Amount, Form and Timing of Payment. As of the Graphic Effective Date, each Graphic Employee's post-employment distribution will be determined in accordance with the terms of this Plan, as outlined in Section 6.2.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM T
                            PAPER STOCK DEALERS, INC.

The following are provisions which are effective as of January 1, 2001 (the "PSD Effective Date") and which apply only to Employees who were participating in the Paper Stock Dealers, Inc. 401(k) Profit Sharing Retirement Plan and Trust (the "PSD Plan") as of December 31, 2000. As of the PSD Effective Date, Sonoco Products Company shall merge the PSD Plan into the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix T (to correspond to this Addendum T) to indicate that the rule(s) stated in that Section apply only to Paper Stock Dealer Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM T
                            PAPER STOCK DEALERS, INC.

                                Table of Contents
                                                                           Page
ARTICLE T-1  DEFINITIONS                                                    T-1
             T-1.3    Accounts                                              T-1
             T-1.33   PSD Employee                                          T-1
             T-1.80   Effective Date                                        T-1
             T-1.81   PSD Plan                                              T-1

ARTICLE T-2  ELIGIBILITY                                                    T-1
             T-2.1    Eligibility                                           T-1

ARTICLE T-3  CONTRIBUTIONS                                                  T-2
             T-3.1    Employee Contributions                                T-2
             T-3.2    Employer Contributions                                T-2

ARTICLE T-4  ALLOCATIONS                                                    T-2
             T-4.2    Investment Elections                                  T-2

ARTICLE T-5  IN-SERVICE WITHDRAWALS                                         T-2
             T-5.6    Loans                                                 T-2

ARTICLE T-6  POST-EMPLOYMENT DISTRIBUTIONS                                  T-3
             T-6.2    Amount, Form and Timing of Payment                    T-3

                                   ARTICLE T-1
                                   Definitions

T-1.3 Accounts. Accounts under the PSD Plan will be merged into the Accounts maintained under this Plan which hold the same type of Contributions.

T-1.30 PSD Employee. For purposes of this Addendum, a PSD Employee is an individual who was employed by Paper Stock Dealers, Inc. or who maintained an account balance in the PSD Plan on the PSD Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

T-1.80 Effective Date. January 1, 2001, the date when the PSD Plan shall be merged into this Plan document.

T-1.81   PSD  Plan.  The  Paper  Stock  Dealers,   Inc.  401(k)  Profit  Sharing
         Retirement Plan and Trust, as in effect from December 31, 1963 until the PSD Effective Date.

                                   ARTICLE T-2
                                   Eligibility

T-2.1 Eligibility. Before the PSD Effective Date, PSD Employees began participating in the PSD Plan upon completion of six (6) months of service and attainment of age twenty and one-half (20 1/2). Each PSD Employee shall become a Participant under this Plan in accordance with the terms of the Plan. Notwithstanding the forgoing, a PSD Employee who is participating in the PSD Plan and who has not yet attained age twenty-one (21) as of the PSD Effective Date shall be permitted to become a Participant in the Plan.

                                   ARTICLE T-3
                                  Contributions

T-3.1 Employee Contributions. Each PSD Employee is permitted to elect to begin making Employee Contributions under this Plan beginning as of the PSD Effective Date.

T-3.2    Employer Contributions.
         (e) Vesting. Each PSD Employee's Account balance transferred from the PSD Plan to this Plan (if any) and his Account balances under this Plan, shall be fully vested as of the PSD Effective Date.

                                   ARTICLE T-4
                                   Allocations

T-4.2 Investment Elections. Each PSD Employee is permitted to make investment elections for the Account balance that was transferred for him from the PSD Plan (which will be merged into his Accounts under this Plan), under the procedures described in Section 4.2 effective as of the PSD Effective Date.

                                   ARTICLE T-5
                             In-service Withdrawals

T-5.6 Loans. All outstanding loan balances under the PSD Plan will be transferred to the Plan as of the PSD Effective Date and will continue to be repaid to the Plan under the loan agreements that were executed under the PSD Plan.

                                   ARTICLE T-6
                          Post-Employment Distributions

T-6.2 Amount, Form and Timing of Payment. As of the PSD Effective Date, each PSD Employee's post-employment distribution will be determined in accordance with the terms of this Plan, as outlined in Section 6.2.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM U
                              POWER PACKAGING, INC.

The following are provisions which are effective as of April 30, 2001 (the "PPI Effective Date") and which apply only to Employees who were participating in the Power Packaging, Inc. 401(k) Incentive Savings Plan (the "PPI Plan") as of April 29, 2001. As of the PPI Effective Date, Sonoco Products Company shall merge the spun-off account balances from the PPI Plan into the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix U (to correspond to this Addendum U) to indicate that the rule(s) stated in that Section apply only to Power Packaging, Inc. Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM U
                              POWER PACKAGING, INC.

                                Table of Contents
                                                                           Page
ARTICLE U-1  DEFINITIONS
             U-1.3    Accounts                                             U-1
             U-1.33   PPI Employee                                         U-1
             U-1.80   PPI Effective Date                                   U-1
             U-1.81   PPI Plan                                             U-1

ARTICLE U-2  ELIGIBILITY
             U-2.1    Eligibility                                          U-1

ARTICLE U-3  CONTRIBUTIONS
             U-3.1    Employee Contributions                               U-2
             U-3.2    Employer Contributions                               U-2

ARTICLE U-4  ALLOCATIONS
             U-4.2    Investment Elections                                 U-2

ARTICLE U-5  IN-SERVICE WITHDRAWALS
             U-5.6    Loans                                                U-2

ARTICLE U-6  POST-EMPLOYMENT DISTRIBUTIONS
             U-6.2    Amount, Form and Timing of Payment                   U-3

                                   ARTICLE U-1
                                   Definitions

U-1.3 Accounts. Accounts under the PPI Plan will be merged into the Accounts maintained under this Plan which hold the same type of Contributions.

U-1.33 PPI Employee. For purposes of this Addendum, a PPI Employee is an individual who was employed by Power Packaging, Inc. or who maintained an account balance in the PPI Plan on the PPI Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

U-1.80 Effective Date. April 30, 2001, the date when the PPI Plan spun-off account balances shall be merged into this Plan document.

U-1.81 PPI Plan. The Power Packaging, Inc. 401(k) Incentive Savings Plan, as in effect from January 1, 1991 until the PPI Effective Date.

                                   ARTICLE U-2
                                   Eligibility

U-2.1 Eligibility. Before the PPI Effective Date, PPI Employees began participating in the PPI Plan on the January 1 or July 1 following completion of one year of service and attainment of age twenty-one. Each PPI Employee shall become a Participant under this Plan in accordance with the terms of the Plan.

                                   ARTICLE U-3
                                  Contributions

U-3.1 Employee Contributions. Each eligible PPI Employee is permitted to elect to begin making Employee Contributions under this Plan beginning as of the PPI Effective Date.

U-3.2    Employer Contributions.
         (f) Vesting. Each PPI Employee's Account balance transferred from the PPI Plan to this Plan (if any) and his Account balances under this Plan, shall be fully vested as of the PPI Effective Date.

                                   ARTICLE U-4
                                   Allocations

U-4.2 Investment Elections. Each PPI Employee is permitted to make investment elections for the Account balance that was transferred for him from the PPI Plan (which will be merged into his Accounts under this Plan), under the procedures described in Section 4.2 effective as of the PPI Effective Date.

                                   ARTICLE U-5
                             In-service Withdrawals

U-5.6 Loans. All outstanding loan balances under the PPI Plan will be transferred to the Plan as of the PPI Effective Date and will continue to be repaid to the Plan under the loan agreements that were executed under the PPI Plan.

                                   ARTICLE U-6
                          Post-Employment Distributions

U-6.2 Amount, Form and Timing of Payment. As of the PPI Effective Date, each PPI Employee's post-employment distribution will be determined in accordance with the terms of this Plan, as outlined in Section 6.2.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM V
                        REPUBLIC GROUP, LLC (HUTCHINSON)

The following are provisions which are effective as of November 1, 2001 (the "Hutchinson Effective Date") and which apply only to salaried and non-union hourly Employees who were participating in the Republic Group LLC 401(k) Plan (the "Republic Plan") as of October 31, 2001. As of the Hutchinson Effective Date, Sonoco Products Company shall merge the spun-off account balances from the Republic Plan into the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix V (to correspond to this Addendum V) to indicate that the rule(s) stated in that Section apply only to Hutchinson Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM V
                        REPUBLIC GROUP, LLC (HUTCHINSON)

                                Table of Contents
                                                                           Page
ARTICLE V-1           DEFINITIONS
                      V-1.3    Accounts                                     V-1
                      V-1.33   Hutchinson Employee                          V-1
                      V-1.80   Hutchinson Effective Date                    V-1
                      V-1.81   Republic Plan                                V-1

ARTICLE V-2           ELIGIBILITY
                      V-2.1    Eligibility                                  V-1

ARTICLE V-3           CONTRIBUTIONS
                      V-3.2    Employer Contributions                       V-2

ARTICLE V-4           ALLOCATIONS
                      V-4.2    Investment Elections                         V-2

ARTICLE V-5           IN-SERVICE WITHDRAWALS
                      V-5.6    Loans                                        V-2

                                   ARTICLE V-1
                                   Definitions

V-1.3 Accounts. Accounts under the Republic Plan will be merged into the Accounts maintained under this Plan which hold the same type of Contributions.

V-1.33 Hutchinson Employee. For purposes of this Addendum, a Hutchinson Employee is a salaried or non-union hourly individual who was employed by Republic Group LLC Hutchinson or who maintained an account balance in the Republic Plan on the Hutchinson Effective Date (and who became an Employee of the Company on that date for all purposes under the
         Plan).

V-1.80 Hutchinson Effective Date. November 1, 2001, the date when the Republic Plan spun-off account balances shall be merged into this Plan document.

V-1.81 Republic Plan. The Republic Group LLC 401(k) Plan, as in effect immediately prior to the Hutchinson Effective Date.

                                   ARTICLE V-2
                                   Eligibility

V-2.1 Eligibility. Before the Hutchinson Effective Date, Hutchinson Employees began participating in the Republic Plan on the January 1, April 1, July 1, or October 1 of each plan year coincident with or next following completion of three months of eligibility service. Each Hutchinson Employee who was eligible to participate in the Republic Plan as of October 31, 2001 shall be eligible to become a Participant under this Plan as of the Hutchinson Effective Date. Each other
         Hutchinson Employee shall be eligible to become a Participant under this Plan in accordance with the terms of the Plan.

                                   ARTICLE V-3
                                  Contributions

V-3.2    Employer Contributions.
         (f) Vesting. Each Hutchinson Employee's Account balance transferred from the Republic Plan to this Plan (if any) and his Account balances under this Plan shall be fully vested as of the Hutchinson Effective Date.

                                   ARTICLE V-4
                                   Allocations

V-4.2 Investment Elections. Each Hutchinson Employee is permitted to make investment elections for the Account balance that was transferred for him from the Republic Plan (which will be merged into his Accounts under this Plan), under the procedures described in Section 4.2(c) effective as of the Hutchinson Effective Date.

                                   ARTICLE V-5
                             In-service Withdrawals

V-5.6 Loans. All outstanding loan balances under the Republic Plan will be transferred to the Plan as of the Hutchinson Effective Date and will continue to be repaid to the Plan under the loan agreements that were executed under the Republic Plan.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM W
                         HAYES MANUFACTURING GROUP, INC.

The following are provisions which are effective as of January 1, 2002 (the "Hayes Effective Date") and which apply only to Employees who were participating in the Hayes Manufacturing Group, Inc. 401(k) Plan (the "Hayes Plan") as of December 31, 2001. As of the Hayes Effective Date, Sonoco Products Company shall merge the Hayes Plan into the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix W (to correspond to this Addendum W) to indicate that the rule(s) stated in that Section apply only to Hayes Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM W
                         HAYES MANUFACTURING GROUP, INC.

                                Table of Contents
                                                                           Page
ARTICLE W-1           DEFINITIONS
                      W-1.3    Accounts                                     W-1
                      W-1.33   Hayes Employee                               W-1
                      W-1.80   Hayes Effective Date                         W-1
                      W-1.81   Hayes Plan                                   W-1

ARTICLE W-2           ELIGIBILITY
                      W-2.1    Eligibility                                  W-1

ARTICLE W-4           ALLOCATIONS
                      W-4.2    Investment Elections                         W-2

                                   ARTICLE W-1
                                   Definitions

W-1.3 Accounts. Accounts under the Hayes Plan will be merged into the Accounts maintained under this Plan which hold the same type of Contributions.

W-1.33 Hayes Employee. For purposes of this Addendum, a Hayes Employee is an individual who was employed by Hayes Manufacturing Group, Inc. or who maintained an account balance in the Hayes Plan on the Hayes Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

W-1.80 Hayes Effective Date. January 1, 2002, the date when the Hayes Plan shall be merged into this Plan document.

W-1.81 Hayes Plan. The Hayes Manufacturing Group, Inc. 401(k) Plan as in effect immediately prior to the Hayes Effective Date.

                                   ARTICLE W-2
                                   Eligibility

W-2.1 Eligibility. Before the Hayes Effective Date, Hayes Employees began participating in the Hayes Plan on the January 1, April 1, July 1, or October 1 of each plan year coincident with or next following completion of one year of service (1,000 hours). Each Hayes Employee who was eligible to participate under the Hayes Plan on December 31, 2001 shall be eligible to become a Participant under this Plan as of the Hayes Effective Date. Each other Hayes Employee shall be eligible to become a Participant under this Plan in accordance with the terms of the Plan.

                                   ARTICLE W-4
                                   Allocations

W-4.2 Investment Elections. Each Hayes Employee is permitted to make investment elections for the Account balance that was transferred for him from the Hayes Plan (which will be merged into his Accounts under this Plan), under the procedures described in Section 4.2(c) effective as of the Hayes Effective Date.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM X
                          PHOENIX PACKAGING CORPORATION

The following are provisions which are effective as of January 1, 2002 (the "Phoenix Effective Date") and which apply only to Employees who were participating in the Phoenix Packaging Corporation Employees 401(k) Plan (the "Phoenix Plan") as of December 31, 2001. As of the Phoenix Effective Date, Sonoco Products Company shall merge the Phoenix Plan into the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix X (to correspond to this Addendum X) to indicate that the rule(s) stated in that Section apply only to Phoenix Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM X
                          PHOENIX PACKAGING CORPORATION

                                Table of Contents
                                                                          Page
ARTICLE X-1           DEFINITIONS
                      X-1.3    Accounts                                    X-1
                      X-1.33   Phoenix Employee                            X-1
                      X-1.80   Phoenix Effective Date                      X-1
                      X-1.81   Phoenix Plan                                X-1

ARTICLE X-2           ELIGIBILITY
                      X-2.1    Eligibility                                 X-1

ARTICLE X-4           ALLOCATIONS
                      X-4.2    Investment Elections                        X-2

ARTICLE X-5           IN-SERVICE WITHDRAWALS
                      X-5.6    Loans                                       X-2

                                   ARTICLE X-1
                                   Definitions

X-1.3 Accounts. Accounts under the Phoenix Plan will be merged into the Accounts maintained under this Plan which hold the same type of Contributions.

X-1.33 Phoenix Employee. For purposes of this Addendum, a Phoenix Employee is an individual who was employed by Phoenix Packaging Corporation or who maintained an account balance in the Phoenix Plan on the Phoenix Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

X-1.80 Phoenix Effective Date. January 1, 2002, the date when the Phoenix Plan shall be merged into this Plan document.

X-1.81 Phoenix Plan. The Phoenix Packaging Corporation Employees 401(k) Plan as in effect immediately prior to the Phoenix Effective Date.

                                   ARTICLE X-2
                                   Eligibility

X-2.1 Eligibility. Before the Phoenix Effective Date, Phoenix Employees began participating in the Phoenix Plan on the January 1, April 1, July 1, or October 1 of each plan year coincident with or next following completion of six months of eligibility service and attainment of age 21. Each Phoenix Employee who was eligible to participate under the Phoenix Plan as of December 31, 2001 shall be eligible to become a Participant under this Plan as of the Phoenix Effective Date. Each other Phoenix Employee shall be eligible to become a Participant under this Plan in accordance with the terms of the Plan.

                                   ARTICLE X-4
                                   Allocations

X-4.2 Investment Elections. Each Phoenix Employee is permitted to make investment elections for the Account balance that was transferred for him from the Phoenix Plan (which will be merged into his Accounts under this Plan), under the procedures described in Section 4.2(c) effective as of the Phoenix Effective Date.

                                   ARTICLE X-5
                             In-service Withdrawals

X-5.6 Loans. All outstanding loan balances under the Phoenix Plan will be transferred to the Plan as of the Phoenix Effective Date and will continue to be repaid to the Plan under the loan agreements that were executed under the Phoenix Plan.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM Y
                          U.S. PAPER MILLS CORPORATION
                     SALARIED AND NON-UNION HOURLY EMPLOYEES

The following are provisions which are effective as of January 1, 2002 (the "US Paper Mills Effective Date") and which apply only to salaried and non-union hourly Employees who were participating in the US Paper Mills Savings Plan and the US Paper Mills Retirement Plan (the "USPMC Plans") as of December 31, 2001. As of the US Paper Mills Effective Date, Sonoco Products Company shall merge the account balances from the USPMC Plans into the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix Y (to correspond to this Addendum Y) to indicate that the rule(s) stated in that Section apply only to USPMC Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM Y
                          U.S. PAPER MILLS CORPORATION
                     SALARIED AND NON-UNION HOURLY EMPLOYEES

                                Table of Contents
                                                                           Page
ARTICLE Y-1           DEFINITIONS
                      Y-1.3    Accounts                                     Y-1
                      Y-1.33   USPMC Employee                               Y-1
                      Y-1.80   US Paper Mills Effective Date                Y-1
                      Y-1.81   USPMC Plans                                  Y-1

ARTICLE Y-2           ELIGIBILITY
                      Y-2.1    Eligibility                                  Y-1

ARTICLE Y-4           ALLOCATIONS
                      Y-4.2    Investment Elections                         Y-2

                                   ARTICLE Y-1
                                   Definitions

Y-1.3 Accounts. Accounts under the USPMC Plans will be merged into the Accounts maintained under this Plan which hold the same type of Contributions.

Y-1.33 USPMC Employee. For purposes of this Addendum, a USPMC Employee is an individual who was employed by U.S. Paper Mills Corporation or who maintained an account balance in the USPMC Plans on the US Paper Mills Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

Y-1.80 US Paper Mills Effective Date. January 1, 2002, the date when the USPMC Plans shall be merged into this Plan document.

Y-1.81 USPMC Plans. The U.S. Paper Mills Corporation Savings Plan and the U.S. Paper Mills Corporation Retirement Plan as in effect immediately prior to the US Paper Mills Effective Date.

                                   ARTICLE Y-2
                                   Eligibility

Y-2.1 Eligibility. Before the US Paper Mills Effective Date, USPMC Employees began participating in the USPMC Plans on the January 1 or July 1 of each plan year following completion of 1,000 hours of eligibility service. Each USPMC Employee who was eligible to participate under a USPMC Plan as of December 31, 2001 shall be eligible to become a Participant under this Plan as of the US Paper Mills Effective Date. Each other USPMC Employee shall be eligible to become a Participant under this Plan in accordance with the terms of the Plan.

                                   ARTICLE Y-4
                                   Allocations

Y-4.2 Investment Elections. Each USPMC Employee is permitted to make investment elections for the Account balance that was transferred for him from the USPMC Plans (which will be merged into his Accounts under this Plan), under the procedures described in Section 4.2(c) effective as of the US Paper Mills Effective Date.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM Z
                          U.S. PAPER MILLS CORPORATION
                         MENASHA UNION HOURLY EMPLOYEES

The following are provisions which are effective as of January 1, 2002 (the "US Paper Mills Effective Date") and which apply only to union hourly Employees who were participating in the US Paper Mills Corporation Menasha Bargaining Unit Savings Plan (the "USPMC Plan") as of December 31, 2001. As of the US Paper Mills Effective Date, Sonoco Products Company shall merge the account balances from the USPMC Plan into the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix Z (to correspond to this Addendum Z) to indicate that the rule(s) stated in that Section apply only to USPMC Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM Z
                          U.S. PAPER MILLS CORPORATION
                         MENASHA UNION HOURLY EMPLOYEES

                                Table of Contents
                                                                                                               Page
ARTICLE Z-1           DEFINITIONS
                      Z-1.3    Accounts                                                                         Z-1
                      Z-1.33   USPMC Employee                                                                   Z-1
                      Z-1.80   US Paper Mills Effective Date                                                    Z-1
                      Z-1.81   USPMC Plan                                                                       Z-1
                      Z-1.82   Eligible Earnings                                                                Z-1

ARTICLE Z-2           ELIGIBILITY
                      Z-2.1    Eligibility                                                                      Z-1

ARTICLE Z-3           CONTRIBUTIONS
                      Z-3.1    Employee Contributions                                                           Z-2
                      Z-3.2    Employer Contributions                                                           Z-2
                               (a)  Regular Contributions                                                       Z-2
                               (d)  Vesting                                                                     Z-2
                               (e)  Continuation of Participation Following Disability                          Z-2

ARTICLE Z-4           ALLOCATIONS
                      Z-4.2    Investment Elections                                                             Z-4

ARTICLE Z-5           IN-SERVICE WITHDRAWALS
                      Z-5.2    In-service Withdrawal from After-Tax Account and
                               Rollover Contribution Account                                                    Z-4
                      Z-5.3    In-service Withdrawal After Age 591/2                                            Z-4
                      Z-5.6    Loans                                                                            Z-4

                                   ARTICLE Z-1
                                   Definitions

Z-1.3 Accounts. Accounts under the USPMC Plan will be merged into the Accounts maintained under this Plan which hold the same type of Contributions.

(a)      Employer Contributions Accounts.
           . . .
                (6) Regular Contributions Account means the account to record Regular Contributions made by the Company in accordance with Section Z-3.2(a) of this Addendum and amounts attributable to corresponding contributions that were transferred into this Plan from the USPMC Plan.

Z-1.33 USPMC Employee. For purposes of this Addendum, a USPMC Employee is a union hourly individual who was employed by U.S. Paper Mills Corporation or who maintained an account balance in the USPMC Plan on the US Paper Mills Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

Z-1.80 US Paper Mills Effective Date. January 1, 2002, the date when the USPMC Plan shall be merged into this Plan document.

Z-1.81 USPMC Plan. The U.S. Paper Mills Corporation Menasha Bargaining Unit Savings Plan as in effect immediately prior to the US Paper Mills Effective Date.

Z-1.82 Eligible Earnings. For purposes of this Addendum, Eligible Earnings means the amount reportable by the Company for federal income tax purposes as wages paid to the Participant by the Company for the Plan Year (the Participant's W-2 Wages), decreased by any such amount that is paid on a non-cash basis or as an expense reimbursement and increased by the amount of any Employee Contributions made pursuant to the provisions of Section Z-3.1 and any deductions made pursuant to any cafeteria plan maintained by the Company pursuant to Code section 125, to the extent such reductions are not included in the Participant's W-2 Wages for that Plan Year.

                                   ARTICLE Z-2
                                   Eligibility

Z-2.1 Eligibility. Each USPMC Employee who was a Participant in the USPMC Plan shall begin participating in the Plan on the US Paper Mills Effective Date. Each other individual who becomes an Employee in a position that is represented by the United Paperworkers International Union, AFL-CIO, Local No. 273, shall become a Participant in this Plan, and shall be subject to the provisions set forth in this Addendum Z, as of the first day of such employment.

                                   ARTICLE Z-3
                                  Contributions

Z-3.1    Employee Contributions

         (a)  Before-Tax and/or After-Tax.
           . . .
                  (2) Amount Matched. The first 6 percent of each union hourly Participant's Compensation contributed for each payroll period on a Before-Tax basis will receive 25 percent Matching Contributions. Any After-Tax Contributions and any Before-Tax Contributions above 6 percent will not receive Matching Contributions.

Z-3.2      Employer Contributions.

          (a) Regular Contributions. For each Plan Year, and in addition to the Matching Contributions described in Section Z-3.1(a)(2) of this Addendum, the Company shall make a Regular Contribution to the Trust on behalf of each Participant who was employed by the Menasha Mill Division during such Plan Year, and such contribution shall be allocated to the Participant's Account. The Regular Contribution on behalf of such a Participant shall be in an amount equal to 4 percent of his Eligible Earnings paid to the Participant during that portion of the Plan Year during which he or she was a Participant in the Plan; provided, that, for purposes of applying this sentence with respect to a Participant whose employment commencement date with the Company is prior to May 15, 1989 and whose date of birth is prior to January 1, 1940, the term "51/2percent of his Eligible Earnings" shall be substituted for "4 percent of his Eligible Earnings".

          . . .

          (d) Section 3.2(d) of the main text of the Plan does not apply to Participants who are represented by the United Paperworkers International Union, AFL-CIO, Local No. 273.

          (e) Vesting. Each Participant's Matching Contributions and Regular Contributions shall be vested after 3 years of service with the Company (including service earned by a USPMC Employee under the USPMC Plan prior to the US Paper Mills Effective Date.

          . . .

          (m) Continuation of Participation Following Disability. A Participant who becomes disabled (within the meaning of Code Section 22(e)(3), i.e., unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months) and who is not a Highly Compensated Employee, shall continue to receive an allocation of Regular Contributions under Section Z-3.2(a) with respect to the Participant's Eligible Earnings:

               (i) in the case of an illness or injury that does not qualify for workers' compensation coverage, for the period beginning on the fifteenth day of the disability and ending 26 weeks thereafter or, if earlier, the date of the Participant's termination of employment or his return to active employment with the Company or its Affiliates; or

               (ii) in the case of an  illness  or  injury  that  qualifies  for workers' compensation coverage, for the period beginning on the day of the occurrence of the disability and ending on the earlier of the date on which the Participant returns to active employment with the Company or its Affiliates, the date on which it is determined that the Participant is unable to return to active employment with the Company or an Affiliate as the result of an injury or illness that qualifies for workers' compensation payments, or the date of the Participant's termination of employment.

               The Regular Contributions under Section Z-3.2(a) for the applicable period described above shall be based on the average of the Participant's Eligible Earnings that he had received for the 24 pay periods preceding the occurrence of his disability or the average of all such pay periods if less than 24. Notwithstanding any provisions in the Plan to the contrary, disabled Participants with respect to whom Regular Contributions are allocated under this Subsection (m) shall at all times have a fully vested interest in such allocations.

                                   ARTICLE Z-4
                                   Allocations

Z-4.2 Investment Elections. Each USPMC Employee is permitted to make investment elections for the Account balance that was transferred for him from the USPMC Plan (which will be merged into his Accounts under this Plan), under the procedures described in Section 4.2(c) effective as of the US Paper Mills Effective Date.

                                   ARTICLE Z-5
                             In-Service Withdrawals

Z-5.2 In-service Withdrawal from After-Tax Account and Rollover Contribution Account. The Plan will not permit any in-service withdrawals from the Participant's After-Tax and Rollover Contribution Accounts.

Z-5.3 In-service Withdrawal After Age 59 1/2. The Plan will not permit any in-service withdrawals after age 59 1/2.

Z-5.6 Loans. All outstanding loan balances under the Phoenix Plan will be transferred to the Plan as of the Phoenix Effective Date and will continue to be repaid to the Plan under the loan agreements that were executed under the USPMC Plan.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM AA
                          U.S. PAPER MILLS CORPORATION
                          DEPERE UNION HOURLY EMPLOYEES

The following are provisions which are effective as of January 1, 2002 (the "US Paper Mills Effective Date") and which apply only to union hourly Employees who were participating in the US Paper Mills Corporation DePere Bargaining Unit Savings Plan (the "USPMC Plan") as of December 31, 2001. As of the US Paper Mills Effective Date, Sonoco Products Company shall merge the account balances from the USPMC Plan into the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix AA (to correspond to this Addendum AA) to indicate that the rule(s) stated in that Section apply only to USPMC Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM AA
                          U.S. PAPER MILLS CORPORATION
                          DEPERE UNION HOURLY EMPLOYEES

                                Table of Contents
                                                                                                               Page
ARTICLE AA-1          DEFINITIONS
                      AA-1.3   Accounts                                                                        AA-1
                      AA-1.33  USPMC Employee                                                                  AA-1
                      AA-1.80  US Paper Mills Effective Date                                                   AA-1
                      AA-1.81  USPMC Plan                                                                      AA-1
                      AA-1.82  Eligible Earnings                                                               AA-1

ARTICLE AA-2          ELIGIBILITY
                      AA-2.1      Eligibility                                                                  AA-1

ARTICLE AA-3          CONTRIBUTIONS
                      AA-3.1 Employee Contributions                                                            AA-2
                               (a)  Before-Tax and/or After-Tax Contributions                                  AA-2

                      AA-3.2 Employer Contributions                                                            AA-3
                               (e)  Vesting                                                                    AA-3

ARTICLE AA-4          ALLOCATIONS
                      AA-4.2  Investment Elections                                                             AA-4

ARTICLE AA-5          IN-SERVICE WITHDRAWALS
                      AA-5.2   In-service Withdrawal from Rollover Account                                     AA-4
                      AA-5.3   In-service Withdrawal After Age 59 1/2                                          AA-4
                      AA-5.6      Loans                                                                        AA-4

                                  ARTICLE AA-1
                                   Definitions

AA-1.3 Accounts. Accounts under the USPMC Plan will be merged into the Accounts maintained under this Plan which hold the same type of Contributions.

AA-1.33 USPMC Employee. For purposes of this Addendum, a USPMC Employee is a union hourly individual who was employed by U.S. Paper Mills Corporation or who maintained an account balance in the USPMC Plan on the US Paper Mills Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

AA-1.80 US Paper Mills Effective Date. January 1, 2002, the date when the USPMC Plan shall be merged into this Plan document.

AA-1.81 USPMC Plan. The U.S. Paper Mills Corporation DePere Bargaining Unit Savings Plan as in effect immediately prior to the US Paper Mills Effective Date.

AA-1.82 Eligible Earnings. For purposes of this Addendum, Eligible Earnings means the amount reportable by the Company for federal income tax purposes as wages paid to the Participant by the Company for the Plan Year (the Participant's W-2 Wages), decreased by any such amount that is paid on a non-cash basis or as an expense reimbursement and increased by the amount of any Employee Contributions made pursuant to the provisions of Section Z-3.1 and any deductions made pursuant to any cafeteria plan maintained by the Company pursuant to Code section 125, to the extent such reductions are not included in the Participant's W-2 Wages for that Plan Year.

                                  ARTICLE AA-2
                                   Eligibility

AA-2.1 Eligibility. Each USPMC Employee who was a Participant in the USPMC Plan shall begin participating in the Plan on the US Paper Mills Effective Date. Each other USPMC Employee who becomes an Employee in a position that is represented by the United Paperworkers International Union, AFL-CIO-CLC, Local No. 1517 shall become a Participant in this Plan, and shall be subject to the provisions set forth in this Addendum AA, as of the first day of such employment.

                                  ARTICLE AA-3
                                  Contributions

AA-3.1     Employee Contributions.

          (a)  Before-Tax and/or After-Tax.

               (1) Amount. Each eligible USPMC Employee is permitted to make Mandatory Contributions and Additional Contributions (as described below). In no event, however, shall the sum of the Participant's Mandatory and Additional Contributions for a Plan Year exceed 15 percent of the Participant's Eligible Earnings for such Plan Year. All Mandatory Contributions and Additional Contributions shall be make on a before-tax basis. Participants who are covered by this Addendum are not permitted to contribute on an after-tax basis. Employee
                    Contributions will be paid to the Trustee as soon as practicable after the date on which the Participant would have otherwise received the Eligible Earnings with respect
                    to  which  such   Contribution   is  made.

                    (i) Mandatory Contributions. If a Participant elects to make Employee Contributions under the Plan, he shall make Mandatory Contributions in an amount equal to the product of:

                         (A) Each Hour for which the Participant is deemed to be working for the Company under the collective
                              bargaining   agreement,   multiplied  by

                         (B) The Mandatory Contribution rate, as set forth in the following table, that is applicable for the particular time period in question, with future rates subject to the respective collective bargaining agreement:

                    Period of Time                   Mandatory Contribution Rate
                    June 15,  2001 - June 14,  2002  One Dollar and Two Cents
                    June 15,  2002 and  thereafter   One Dollar and Seven Cents

                    (ii) Additional  Contributions.  A Participant who is making
                         Mandatory Contributions under Subsection (a)(i) above may elect to make Additional Contributions in an amount equal to the product of:

                         (A) Each hour for which the Participant is deemed to be working for the Company under the collective bargaining agreement, multiplied by

                         (B)  The  Additional  Contribution  rate that he elects
                              and    specifies    in   writing   to   the   Plan
                              Administrator.

                    A Participant who is making Additional Contributions on a regular payroll reduction basis in accordance with the preceding sentence of this Subsection (a)(ii) shall be entitled to contribute on a before-tax basis as an Additional Contribution all or any portion of any Eligible Earnings paid by the Company to the Participant that is in excess of the Participant's regular payroll earnings.

               (2) Amount Matched. The Company shall contribute to the Trust, for each Plan Year, on behalf of each Participant with respect to whom Mandatory Contributions have been made for the Plan Year, a Matching Contribution equal to the amount of Mandatory Contributions made with respect to the Participant for the Plan Year.

AA-3.2     Employer Contributions.
           . . .
           (e) Vesting. Each Participant's Matching Contributions shall be vested after 3 years of service with the Company (including service earned by a USPMC Employee under the USPMC Plan prior to the US Paper Mills Effective Date).

                                  ARTICLE AA-4
                                   Allocations

AA-4.2 Investment Elections. Each USPMC Employee is permitted to make investment elections for the Account balance that was transferred for him from the USPMC Plan (which will be merged into his Accounts under this Plan), under the procedures described in Section 4.2(c) effective as of the US Paper Mills Effective Date.

                                  ARTICLE AA-5
                             In-Service Withdrawals

AA-5.2 In-service Withdrawal from Rollover Contribution Account. The Plan will not permit any in-service withdrawals from the Participant's Rollover Contribution Accounts.

AA-5.3 In-service Withdrawal After Age 59 1/2. The Plan will not permit any in-service withdrawals after age 59 1/2.

AA-5.6     Loans.  The Plan will not permit any loans.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM AB
                            GEORGIA PAPER TUBE, INC.

The following are provisions which are effective as of April 1, 2002 (the "GPT Effective Date") and which apply only to Employees who were employed by Georgia Paper Tube, Inc. as of March 31, 2002. As of the GPT Effective Date, GPT Employees became participants in the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix AB (to correspond to this Addendum AB) to indicate that the rule(s) stated in that Section apply only to GPT Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM AB
                            GEORGIA PAPER TUBE, INC.

                                Table of Contents
                                                                           Page
ARTICLE AB-1          DEFINITIONS                                          AB-1
                      AB-1.3   Accounts                                    AB-1
                      AB-1.33  GPT Employee                                AB-1
                      AB-1.80  GPT Effective Date                          AB-1

ARTICLE AB-2          ELIGIBILITY                                          AB-1
                      AB-2.1   Eligibility                                 AB-1

                                  ARTICLE AB-1
                                   Definitions

AB-1.30 GPT Employee. For purposes of this Addendum, a GPT Employee is an individual who was employed by Georgia Paper Tube, Inc. on the GPT Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

AB-1.80 GPT Effective Date. April 1, 2002, the date when GPT Employees were eligible to participate in the Plan.

                                  ARTICLE AB-2
                                   Eligibility

AB-2.1 Eligibility. Each GPT Employee became a Participant under this Plan as of the GPT Effective Date.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM AC
                            PAPER STOCK DEALERS, INC.
                        (KANSAS CITY, MO AND TOPEKA, KS)

The following are provisions which are effective as of April 15, 2002 (the "PSD Republic Effective Date") and which apply only to Employees who were participating in the Profit Sharing and Retirement Plan of Centex Construction Products, Inc. and the Hourly Profit Sharing and Retirement Plan of Centex Construction Products, Inc. (the "Centex Plans") as of April 14, 2002. As of the PSD Republic Effective Date, Sonoco Products Company shall merge the spun-off account balances for the PSD Republic Employees from the Centex Plans into the Plan. Each Section of this Addendum is titled and numbered to track the corollary Section of the main text of the Plan document, but with the prefix AC (to correspond to this Addendum AC) to indicate that the rule(s) stated in that Section apply only to PSD Republic Employees.

                               SONOCO SAVINGS PLAN

                                   ADDENDUM AC
                            PAPER STOCK DEALERS, INC.
                        (KANSAS CITY, MO AND TOPEKA, KS)

                                Table of Contents
                                                                          Page
ARTICLE AC-1          DEFINITIONS
                      AC-1.3   Accounts                                   AC-1
                      AC-1.33  PSD Republic Employee                      AC-1
                      AC-1.80  PSD Republic Effective Date                AC-1
                      AC-1.81  Centex Plans                               AC-1

ARTICLE AC-2          ELIGIBILITY
                      AC-2.1   Eligibility                                AC-1

ARTICLE AC-4          ALLOCATIONS
                      AC-4.2   Investment Elections                       AC-2

ARTICLE AC-5          IN-SERVICE WITHDRAWALS
                      AC-5.6   Loans                                      AC-2

                                  ARTICLE AC-1
                                   Definitions

AC-1.3 Accounts. Accounts under the Centex Plans will be merged into the Accounts maintained under this Plan which hold the same type of Contributions.

AC-1.33 PSD Republic Employee. For purposes of this Addendum, a PSD Republic Employee is an individual who was employed by Republic Fiber Company or who maintained an account balance in the Centex Plans on the PSD Republic Effective Date (and who became an Employee of the Company on that date for all purposes under the Plan).

AC-1.80 PSD Republic Effective Date. April 15, 2002, the date when the PSD Republic Employees' Account balances in the Centex Plans shall be spun off and merged into this Plan document.

AC-1.81 Centex Plans. The Profit Sharing and Retirement Plan of Centex Construction Products, Inc. and the Hourly Profit Sharing and Retirement Plan of Centex Construction Products, Inc., as in effect immediately prior to the PSD Republic Effective Date.

                                  ARTICLE AC-2
                                   Eligibility

AC-2.1 Eligibility. Before the PSD Republic Effective Date, PSD Republic Employees began participating in the Centex Plans on their Employment Date. Each PSD Republic Employee who was eligible to participate under a Centex Plan as of April 14, 2002 shall be eligible to become a Participant under this Plan on the PSD Republic Effective Date. Each other PSD Republic Employee shall be eligible to become a Participant under this Plan in accordance with the terms of the Plan.

                                  ARTICLE AC-4
                                   Allocations

AC-4.2 Investment Elections. Each PSD Republic Employee is permitted to make investment elections for the Account balance that was transferred for him from the Centex Plans (which will be merged into his Accounts under this Plan), under the procedures described in Section 4.2(c) effective as of the PSD Republic Effective Date.

                                  ARTICLE AC-5
                             In-service Withdrawals

AC-5.6 Loans. All outstanding loan balances under the Centex Plans will be transferred to the Plan as of the PSD Republic Effective Date and will continue to be repaid to the Plan under the loan agreements that were executed under the Centex Plans.





                                      AC-2